                                        Filed pursuant to Rule 424(b)(3)
                                        Registration Statement No. 333-08806


                          GLENBOROUGH PROPERTIES, L.P.

  OFFER TO EXCHANGE ALL OUTSTANDING 7 5/8% SERIES A REDEEMABLE NOTES DUE 2005
                  ($150,000,000 PRINCIPAL AMOUNT OUTSTANDING)
            FOR 7 5/8% SERIES B REDEEMABLE NOTES DUE 2005 WHICH HAVE
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                            ------------------------

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 24, 1998 (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE").

     Glenborough Properties, L.P., a California limited partnership (the "Operating Partnership") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 or integral multiples thereof in principal amount of its 7 5/8% Series B Redeemable Notes due 2005 (the "New Notes") for each $1,000 or integral multiples thereof in principal amount of its outstanding 7 5/8% Series A Redeemable Notes due 2005 (the "Old Notes") (the New Notes and the Old Notes are collectively referred to herein as the "Notes").

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Operating Partnership has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Operating Partnership will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement, dated as of March 23, 1998 (the "Registration Rights Agreement"), between the Operating Partnership, Bear, Stearns & Co. Inc., and Salomon Brothers Inc. (the "Initial Purchasers"). The Old Notes may be tendered only in multiples of $1,000 or integral multiples thereof. See "The Exchange Offer."

     The Old Notes were issued in a transaction (the "Initial Offering") pursuant to which the Operating Partnership issued an aggregate of $150,000,000 principal amount of the Old Notes to the Initial Purchasers on March 23, 1998 (the "Closing Date") pursuant to an Indenture, and supplement thereto, each dated March 23, 1998 (the "Indenture"), among the Operating Partnership, the Company, as general partner of the Operating Partnership, and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"). The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Operating Partnership and the Initial Purchasers also entered into the Registration Rights Agreement pursuant to which the Operating Partnership granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Operating Partnership's obligations under the Registration Rights Agreement with respect to the Old Notes. The New Notes will be obligations of the Operating Partnership evidencing the same indebtedness as the Old Notes and will be issued under and entitled to the benefits of the Indenture. The form and terms of the New Notes will be registered under the Securities Act, and therefore such New Notes will not be subject to certain transfer restrictions, registration rights and related Special Interest (as defined herein) provisions applicable to the Old Notes. See "The Exchange Offer -- Purpose and Effect."

                                                        (continued on next page)
                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED BY HOLDERS IN EVALUATING THE EXCHANGE OFFER.
                            ------------------------

   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                The date of this Prospectus is November 12, 1998

(continued from cover)

     The New Notes will bear interest at the rate of 7 5/8% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1998, to holders of record on the immediately preceding March 1 and September 1 and will mature on March 15, 2005. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereof from the date of the original issuance of the Old Notes or date of the last interest payment, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. The Notes are subject to redemption at any time at the option of the Operating Partnership, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and the Make Whole Amount (as defined herein), if any, thereon to the date fixed for redemption.

     The New Notes will be general unsecured and unsubordinated obligations of the Operating Partnership and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Operating Partnership from time to time outstanding. However, the New Notes will be subordinated to such secured borrowing arrangements that the Operating Partnership has and from time to time may enter into with various banks and other lenders, and to the prior claims of each secured mortgage lender to any specific property owned by the Operating Partnership which secures any lender's mortgage. As of June 30, 1998, such arrangements and mortgages aggregated approximately $451.1 million; as adjusted to reflect the Pro Forma Adjustments (as defined herein), such arrangements and mortgages would have aggregated approximately $492.4 million as of June 30, 1998. Subject to certain limitations set forth in the Indenture, the Indenture permits the Operating Partnership to incur additional indebtedness and additional secured indebtedness. See "Description of Notes -- Covenants" and "Recent Activities -- Financing Activities."

     The Operating Partnership is making the Exchange Offer in reliance on the position of the staff of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters issued to third parties in other transactions. However, the Operating Partnership has not sought its own interpretive letter, and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. Based on the Commission interpretations, the Operating Partnership believes that New Notes issued pursuant to the Exchange Offer to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than a broker-dealer who purchased Old Notes directly from the Operating Partnership for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is not an affiliate of the Operating Partnership, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders wishing to accept the Exchange Offer must represent to the Operating Partnership that such conditions have been met. In addition, if such holder is not a broker-dealer, it must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer -- Resales of the New Notes" and "Plan of Distribution." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

     There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. In addition, the Initial Purchasers have advised the Operating Partnership that they currently intend to make a market in the New Notes; however, the Initial Purchasers are not obligated to do so and any market making activities may be discontinued by the Initial Purchasers at any time. Therefore, there can be no assurance that an active market for the New Notes will develop. If such trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Operating Partnership's results of operations and the market for similar securities.

Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk Factors -- Lack of Public Market."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     The Old Notes were issued originally in global form (the "Global Old Note"). The Global Old Note was deposited with the Trustee as custodian of, or on behalf of, The Depository Trust Company ("DTC"), as the initial depository with respect to the Old Notes (in such capacity, the "Depositary"). The Global Old Note is registered in the name of Cede & Co. ("Cede"), as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depositary and its participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depositary's established procedures without the need to transfer a physical certificate. New Notes issued in exchange for the Global Old Note will also be issued initially as a note in global form (the "Global New Note," and, together with the Global Old Note, the "Global Notes") and deposited with the Trustee as custodian of, or on behalf of, the Depositary. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

     THE OPERATING PARTNERSHIP WILL NOT RECEIVE ANY PROCEEDS FROM THIS EXCHANGE OFFER. PURSUANT TO THE REGISTRATION RIGHTS AGREEMENT, THE OPERATING PARTNERSHIP WILL BEAR CERTAIN REGISTRATION EXPENSES.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Available Information.......................................    1
Incorporation by Reference..................................    1
Prospectus Summary..........................................    3
  Operating Partnership.....................................    3
  The Initial Offering......................................    4
  The Exchange Offer........................................    5
  Description of New Notes..................................    7
  Summary Risk Factors......................................    9
Risk Factors................................................   12
  Potential Inability to Grow Due to Limited Availability of
     and Competition for Real Estate Acquisitions...........   12
  Potential Adverse Effects on Operations Due to Competition
     for Tenants............................................   12
  Potential Adverse Effects on Operations Due to Tenants'
     Defaults...............................................   12
  Absence of a Public Market for the Notes..................   12
  Potential Adverse Effects of Leveraged Transactions,
     Change of Control and Reorganization...................   13
  Risk That Cash Flow is Insufficient for Debt Service
     Requirements...........................................   13
  Risk That Debt Restrictions Will Affect Operations and
     Negatively Affect the Operating Partnership's Ability
     to Repay Indebtedness at Maturity......................   13
  Adverse Effects on Operations Due to Fluctuations in
     Interest Rates.........................................   13
  Redemption Feature Might Negatively Affect the Market
     Price of the New Notes.................................   13
  Potential Inability to Manage Expansion Due to Addition of
     New Properties.........................................   13
  Acquisitions Could Adversely Affect Operations............   14
  Potential Adverse Effect on Operations Due to Assumption
     of General Partner Liabilities.........................   14
  Uncertainty Related to Acquisitions Through Tender
     Offers.................................................   14
  Potential Adverse Consequences of Transactions Involving
     Conflicts of Interest..................................   14
  Dependence on Executive Officers..........................   15
  Potential Liability Due to Environmental Matters..........   15
  Environmental Assessments and Potential Liability Due to
     Asbestos-Containing Materials..........................   16
  Potential Environmental Liability Resulting From
     Underground Storage Tanks..............................   16
  Potential Adverse Effects of Environmental Liabilities on
     Operating Costs and Ability to Borrow..................   16
  General Risks of Ownership of Real Estate.................   17
  General Risks Associated With Management, Leasing and
     Brokerage Contracts....................................   17
  Adverse Effects on Operations Due to Uninsured Loss.......   17
  Inability to Vary Portfolio Due to Illiquidity of Real
     Estate.................................................   17
  Potential Liability Under the Americans With Disabilities
     Act....................................................   18
  Potential Adverse Effects on Operations of Development
     Alliances..............................................   18
  Limitation on Ownership of Common Stock May Preclude
     Acquisition of Control.................................   18
  Losses Relating to Consolidation..........................   19
  Involvement of Senior Management in Previous Chapter 11
     Reorganization.........................................   19
  The Company's Indebtedness Restrictions May Adversely
     Affect the Operating Partnership's Ability to Incur
     Indebtedness...........................................   19
  Uncertainty Due to the Company's Board of Directors'
     Ability to Change Investment Policies..................   20
  Impact of Year 2000 Compliance Costs on Operation.........   20
The Exchange Offer..........................................   21
  Purpose and Effect........................................   21
  Consequences of Failure to Exchange Old Notes.............   21

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
  Terms of the Exchange Offer...............................   21
  Expiration Date; Extensions; Amendments...................   22
  Conditions of the Exchange Offer..........................   22
  Termination of Certain Rights.............................   22
  Accrued Interest..........................................   22
  Procedures For Tendering Old Notes........................   23
  Guaranteed Delivery Procedures............................   24
  Acceptance of Old Notes for Exchange; Delivery of New
     Notes..................................................   25
  Withdrawal Rights.........................................   25
  The Exchange Agent; Assistance............................   26
  Fees and Expenses.........................................   26
  Accounting Treatment......................................   27
  Resales of the New Notes..................................   27
Capitalization..............................................   28
Selected Historical and Pro Forma Financial and Other
  Data......................................................   29
Pro Forma Financial Information.............................   33
Management's Discussion and Analysis of Financial Condition
  and Results of Operation..................................   43
  Overview..................................................   43
  Results of Operations.....................................   43
  Liquidity and Capital Resources...........................   48
  Inflation.................................................   49
  Forward Looking Statements; Factors That May Affect
     Operating Results......................................   49
  Year 2000 Compliance......................................   50
The Operating Partnership...................................   51
  Growth Strategy...........................................   51
  Financing Policies........................................   52
  Investment Policies.......................................   53
  Policies with Respect to Other Activities.................   54
  Legal Proceedings.........................................   54
Recent Activities...........................................   56
  1998 and 1997 Completed Acquisitions......................   56
  Other Acquisition Opportunities...........................   59
  Redeployment of Assets....................................   60
  Financing Activities......................................   60
  Ratio of Earnings to Fixed Charges........................   61
Business & Properties.......................................   62
Management..................................................   67
  Relationships Among Directors or Executive Officers.......   69
Description of Notes........................................   69
  General...................................................   69
  Leveraged Transactions, Change of Control and
     Reorganizations........................................   70
  Ranking...................................................   70
  Principal, Maturity and Interest..........................   70
  Optional Redemption.......................................   71
  Registration Rights; Liquidated Damages...................   71
  Merger, Consolidation or Sale.............................   73

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
  Covenants.................................................   73
  Certain Definitions.......................................   75
  Events of Default, Notice and Waiver......................   77
  Discharge, Defeasance and Covenant Defeasance.............   79
  Modification of the Indenture.............................   80
  Transfer and Exchange.....................................   81
United States Federal Income Tax Consequences...............   82
  Exchange Offer............................................   82
  U.S. Holders..............................................   82
  Non-U.S. Holders..........................................   83
  Information Reporting and Backup Withholding..............   83
  Prospective Final Regulations.............................   84
Plan of Distribution........................................   85
Experts.....................................................   85
Legal Matters...............................................   85
Index to Financial Statements...............................  F-1

                             AVAILABLE INFORMATION

     The Operating Partnership has filed a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the New Notes. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Operating Partnership and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Operating Partnership and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such summary is qualified in its entirety by such reference.

     Glenborough Realty Trust Incorporated (the "Company" (for further definition of the term "Company," see "Prospectus Summary" herein)) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company files proxy statements and other information with the Commission. All reports, proxy statements and other information filed with the Commission can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the following regional offices of the
Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The address of the Commission's Web Site is (http://www.sec.gov). In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Operating Partnership is currently subject to the periodic reporting and other informational requirements of the Exchange Act. The Operating Partnership has agreed that, upon consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Operating Partnership will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Operating Partnership were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Operating Partnership and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Operating Partnership's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Operating Partnership were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Operating Partnership will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Operating Partnership will agree that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered by Rule 144(d)(4) under the Securities Act.

                           INCORPORATION BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

          a. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          b. The Company's Annual Report on Form 10-K/A for the year ended December 31, 1997, filed with the Commission on September 10, 1998;

          c. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

          d. The Company's Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 1998 and June 30, 1998, each filed with the Commission on September 10, 1998;

          e. The Company's Current Reports on Form 8-K filed with the Commission on April 29, 1998, May 7, 1998, July 10, 1998, July 15, 1998, July 22, 1998
     and October 27, 1998;

          f. The Company's Current Reports on Form 8-K/A filed with the Commission on May 15, 1998, August 13, 1998 and September 10, 1998 ;

          g. The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-14162); and

          h. The description of the Company's 7 3/4% Convertible Preferred Stock (liquidation preference $25.00 per share), par value $0.001 per share, contained in the Company's Registration Statement on Form 8-A (File No. 1-14162).

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document, copies of which are available from the Operating Partnership as described below, each such statement being qualified in all respects by such reference.

     The Operating Partnership will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (excluding exhibits to the information that is incorporated herein by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to Shareholder Services, Glenborough Realty Trust Incorporated, 400 South El Camino Real Suite 1100, San Mateo, California 94402-1708; telephone number (650) 343-9300.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus (or in the applicable Prospectus).

                               PROSPECTUS SUMMARY

     The following is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. As used herein, the term "Operating Partnership" means Glenborough Properties, L.P., a California limited partnership, and the term "Company" means Glenborough Realty Trust Incorporated, a Maryland corporation, and its consolidated subsidiaries for the periods from and after December 31, 1995 (the date the Company merged (the "Consolidation") with and into Glenborough Corporation, a California corporation ("Old GC") and eight public limited partnerships (collectively with Old GC, the "GRT Predecessor Entities")) and the Company's predecessor partnerships and companies for periods prior to the Consolidation, unless the context indicates otherwise. The previous offering and sale in a private placement of $150,000,000 aggregate principal amount of 7 5/8% Series A Redeemable Notes Due 2005 (the "Old Notes"), which closed on March 23, 1998 (the "Closing Date"), is herein referred to as the "Initial Offering," and the exchange offering of the Old Notes for up to $150,000,000 aggregate principal amount of 7 5/8% Series B Redeemable Notes Due 2005 (the "New Notes") which have been registered with the Commission under the Securities Act of 1933 (the "Securities Act") made hereby is herein referred to as the "Exchange Offer." As used herein, the term "Pro Forma Adjustments" with respect to June 30, 1998 calculations, means that such calculations have been adjusted to reflect the acquisition of the Pauls Portfolio and 3 Executive Drive and certain other adjustments (see "Pro Forma Financial Information"), as if such transactions had been completed on June 30, 1998. Unless otherwise indicated, ownership percentages of the units of limited partnership interests in the Operating Partnership have been calculated assuming the entire Preferred Partner Interest (as defined below) has been converted into such units. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Operating Partnership's and the Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth herein under "Risk Factors" and elsewhere in this Prospectus.

                             OPERATING PARTNERSHIP

     The Operating Partnership is managed by its general partner, the Company, a self-administered and self-managed real estate investment trust ("REIT"). As of September 30, the Operating Partnership owned a diversified portfolio of 190 office, office/flex, industrial, retail, multi-family and hotel properties (collectively, the "Properties," and each a "Property") aggregating approximately 24.7 million square feet located in 24 states throughout the country. In addition, two associated companies, Glenborough Corporation ("GC") and Glenborough Hotel Group ("GHG," and together with GC, the "Associated Companies"), provide comprehensive asset, partnership and property management services for a diversified portfolio of 39 additional properties that are not owned by the Operating Partnership. The combined portfolios encompass approximately 28.8 million rentable square feet in 24 states.

     The Operating Partnership holds directly or indirectly all of the Company's interests in the Properties and all of the Company's operations relating to the Properties are conducted through the Operating Partnership. The Operating Partnership is controlled by the Company as its sole general partner and, as of September 30, 1998, the Company owned a 1% general partnership interest and an approximate 89% limited partnership interest in the Operating Partnership. The description of the Company's business and properties (excluding shares of non-voting preferred stock in GHG held by the Company and shares of non-voting preferred stock in GC previously held by the Company and now held by the Operating Partnership) incorporated by reference herein, would apply, without material differences, to the Operating Partnership's business and properties.

     The Operating Partnership's principal strategy is to acquire diversified portfolios or individual properties on attractive terms. This strategy has evolved from the Company's predecessors' experience since 1978 in managing real estate partnerships and their assets and, since 1989, in acquiring portfolios and management interests from third parties. As of the date of the Consolidation, the GRT Predecessor Entities had 17 years of experience in owning and operating properties.

     In particular, unlike most REITs, which typically purchase specific types of properties or properties located in regional markets, the Company through the Operating Partnership seeks to purchase portfolios of properties which are diversified by both property type and location. The management believes the Operating

Partnership can acquire such diversified portfolios at attractive prices from partnerships as well as REITs, life insurance companies and other institutions because it can provide liquidity to portfolio owners who might otherwise face a limited market for their diversified portfolios, or who might be forced to liquidate through multiple sales of the individual properties which can be more expensive and time consuming than the single sale of the entire portfolio.

     Furthermore, the Operating Partnership's UPREIT structure allows it to address the current owners' tax concerns and structure transactions that may defer taxable gains. The Operating Partnership has issued partnership units in the Operating Partnership, which are redeemable for cash or exchangeable for the Company's Common Stock, to sellers in connection with the acquisition of Properties with a total acquisition cost of over $690 million.

     The Operating Partnership's executive offices are located at 400 South El Camino Real, Suite 1100, San Mateo, California 94402-1708 and its telephone number is (650) 343-9300.

     The following table sets forth certain information with respect to the Properties owned by the Operating Partnership as of September 30, 1998. For information regarding the individual Properties the Operating Partnership owned as of September 30, 1998, see "The Properties."

                       PROPERTY TABLE BY PROPERTY TYPE(1)

                                                                  OCCUPANCY RATE
                                                    RENTABLE          AS OF
                TYPE OF PROPERTY                    SQ. FT.      JUNE 30, 1998(1)
                ----------------                   ----------    ----------------
Office...........................................   7,029,816           95%
Office/Flex......................................   4,560,536           92
Industrial.......................................   4,265,126           97
Retail...........................................   1,224,055           94
                                                   ----------           --
     Subtotal/Weighted Average...................  17,079,533           95%
                                                   ----------           --

                                                                 OCCUPANCY RATE
                                                 RENTABLE             AS OF
                                 UNITS/ROOMS     SQ. FT.          JUNE 30, 1998
                                 -----------    ----------    ---------------------
Multi-family...................     9,353        7,413,084             94%
Hotels.........................       572          252,339             69(2)
                                                ----------
     Subtotal Square Feet......                  7,665,423
                                                ----------
          Total Square Feet....                 24,744,956
                                                ==========

---------------
(1) Represents physical occupancy as of June 30, 1998.

(2) Represents average physical occupancy for the three months ended June 30, 1998.

                              THE INITIAL OFFERING

     The outstanding $150.0 million principal amount of Old Notes were sold by the Operating Partnership to the Initial Purchasers on the Closing Date pursuant to the Indenture among the Operating Partnership, the Company and the Trustee. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Operating Partnership and the Initial Purchasers also entered into the Registration Rights Agreement pursuant to which the Operating Partnership granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Operating Partnership's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer" and "The Exchange Offer -- Purpose and Effect."

                               THE EXCHANGE OFFER

Securities Offered............  Up to $150.0 million principal amount of 7 5/8%
                                Series B Redeemable Notes Due 2005, which have been registered under the Securities Act. The form and term of the New Notes are substantially identical to the Old Notes in all material respects, except that the New Notes will be registered under the Securities Act, and therefore will not be subject to certain transfer restrictions, registration rights and related Special Interest provisions applicable to the Old Notes.

The Exchange Offer............  The Operating Partnership is offering, upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, to exchange $1,000 or integral multiples thereof in principal amount of New Notes for each $1,000 or integral multiples thereof in principal amount of outstanding Old Notes of the corresponding maturity, with Global New Notes being exchanged for Global Old Notes. As of the date of this Prospectus $150.0 million in aggregate principal amount of the Old Notes were outstanding. As of November 17, 1998 there was one registered holder of the Old Notes, Cede & Co., which held the entire $150.0 million of Old Notes for 18 of its participants. See "The Exchange
                                Offer -- Terms of the Exchange Offer."

Expiration Date...............  The Exchange Offer will expire at 5:00 p.m., New
                                York City time, on December 24, 1998, or such later date and time to which it is extended. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal....................  Tenders of Old Notes pursuant to the Exchange
                                Offer may be withdrawn at any time prior to 5:00 p.m. New York City time on the Expiration Date. See "The Exchange Offer -- Expiration Date:
                                Extensions; Amendments."

Conditions of the Exchange
Offer.........................  The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. The only condition to the Exchange Offer is the declaration by the Commission of the effectiveness of the Registration Statement of which this Prospectus constitutes a part. Such Registration Statement was declared effective on November 12, 1998. See "The Exchange offer -- Conditions of the Exchange Offer."

Procedures for Tendering Old
Notes.........................  Each holder of Old Notes desiring to accept the
                                Exchange Offer must complete, sign and date the Letter of Transmittal according to the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, together with the Old Notes and any other required documents, to the Exchange Agent (as defined herein) at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should instruct such entity or person to promptly tender on such beneficial owner's behalf.

Guaranteed Delivery
Procedures....................  Holders of Old Notes who wish to tender their
                                Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. See "The
                                Exchange -- Guaranteed Delivery Procedures."

Acceptance of Old Notes and
Delivery of New Notes.........  The Operating Partnership will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. See "Exchange Offer -- Acceptance of Old Notes for Exchange; Delivery of New Notes."

The Exchange Agent............  Chase Manhattan Bank and Trust Company, National
                                Association has agreed to serve as the exchange agent (in such capacity, the "Exchange Agent") in connection with the Exchange Offer. See "The Exchange Offer -- The Exchange Agent."

Federal Income Tax
Consequences..................  The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an exchange or other taxable event for U.S. federal income tax purposes because, under the Regulations (defined herein), the New Notes do not differ materially in kind or extent from the Old Notes. Instead, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such Holder. As a result, there will be no U.S. federal income tax consequences to holders who exchange Old Notes for New Notes pursuant to the Exchange Offer and any such holder will have the same tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange. See "United States Federal Income Tax Consequences."

Use of Proceeds...............  There will be no proceeds to the Operating
                                Partnership from the exchange pursuant to the Exchange Offer. See "Use of Proceeds."

Fees and Expenses.............  All expenses incident to the Operating
                                Partnership's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Operating Partnership. The Operating Partnership will also pay certain transfer taxes applicable to the Exchange Offer. See "The Exchange Offer -- Fees and Expenses."

Termination of Certain
Rights........................  Pursuant to the Registration Rights Agreement,
                                holders of Old Notes (i) have rights to receive Special Interest and (ii) have certain rights intended for the holders of unregistered securities. As used herein, "Special Interest" means additional interest of .50% per annum of the principal amount of the Old Notes during the first 90 days of a Registration Default (defined herein), increasing by an additional (0.50% per annum for each additional 90-day period (up to a maximum of 2.0% per annum of the principal amount) for any period during which a Registration Default is continuing pursuant to the terms of the Registration Rights Agreement. Holders of New Notes will no longer be, and upon consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to (i) the right to receive Special Interest and (ii) certain other rights under the Registration Rights Agreement intended for holders of unregistered securities. See "The Exchange
                                Offer -- Termination of Certain Rights" and
                                "Procedures for Tendering Old Notes."

Accrued Interest..............  The New Notes will bear interest at a rate equal to 7 5/8% per annum from their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of original issuance or date of the last interest payment, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes. See "Description of Notes -- Principal, Maturity and Interest."

Resales of New Notes..........  Based on the position of the staff of the
                                Commission as set forth in certain interpretive letters issued to third parties in other transactions, the Operating Partnership believes that the New Notes issued pursuant to the Exchange Offer to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased the Old Notes directly from the Operating Partnership for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act of and (ii) a person that is an affiliate of the Operating Partnership within the meaning of Rule 405 under the Securities Act), without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is not an affiliate of the Operating Partnership, in acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer -- Resales of the New Notes" and "Plan of Distribution."

Effect of Not Tendering Old
Notes for Exchange............  Old Notes that are not tendered or that are not properly tendered will, following the expiration of the Exchange Offer, continue to be subject to the existing restriction upon transfer thereof. The Operating Partnership will have no further obligations to provide for the registration under the Securities Act of such Old Notes and such Old Notes will, following the expiration of the Exchange Offer, bear interest at the same rate as the New Notes.

                            DESCRIPTION OF NEW NOTES

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that the New Notes will be registered under the Securities Act, and therefore will not be subject to certain transfer restrictions, registration rights and related Special Interest provisions applicable to the Old Notes. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Operating Partnership to the Exchange Agent of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights" and "-- Procedures for Tendering Old Notes" and "Description of Notes."

Securities Offered............  $150.0 million aggregate principal amount of
                                7 5/8% Series B Redeemable Notes Due 2005 of the Operating Partnership

Maturity Date.................  March 15, 2005.

Denominations.................  $1,000 or integral multiples thereof.

Interest Payment Dates........  Interest on the New Notes is payable semi-annually on March 15 and September 15 of each year, commencing March 15, 1999.

Optional Redemption by the
Operating Partnership.........  The New Notes are redeemable at any time at the option of the Operating Partnership, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the New Notes being redeemed plus accrued interest to the redemption date, and (ii) the Make-Whole Amount, if any. See "Description of Notes -- Optional Redemption."

Ranking.......................  The New Notes will be general unsecured and unsubordinated obligations of the Operating
                                Partnership and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Operating Partnership from time to time outstanding. However, the New Notes will be subordinated to secured borrowing arrangements that the Operating Partnership has and from time to time may enter into with various banks and other lenders, and to the prior claims of each secured mortgage lender to any specific Property which secures any lender's mortgage. As of June 30, 1998, such arrangements and mortgages aggregated approximately $451.1 million; as adjusted to reflect the Pro Forma Adjustments, such arrangements and mortgages would have aggregated $492.4 million as of June 30, 1998. See "Recent Activities -- Financing Activities" and "Capitalization." Subject to certain limitations set forth in the Indenture, the Indenture permits the Operating Partnership to incur additional indebtedness and additional secured indebtedness. See "Description of
                                Notes -- Covenants."

Certain Covenants.............  The Indenture with respect to the Notes contains various covenants, including the following:

                                (1) The Operating Partnership will not incur any Debt if, after giving effect thereto, the aggregate principal amount of all outstanding Debt of the Operating Partnership is greater than 60% of the sum of (i) Total Assets as of the end of the Operating Partnership's fiscal quarter ended immediately prior to the incurrence of such additional Debt and (ii) the increase in Total Assets since the end of such quarter, including any increase in Total Assets resulting from the incurrence of such additional Debt (such increase, together with the Total Assets, the "Adjusted Total Assets"). As of June 30, 1998, as adjusted to reflect the Pro Forma Adjustments, the Operating Partnership's aggregate principal amount of all outstanding Debt would have been 49.5% of Adjusted Total Assets.

                                (2) The Operating Partnership will not incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge on all debt outstanding immediately after the incurrence of such additional Debt for the four consecutive fiscal quarters most recently ended prior to the date of the incurrence of such additional Debt, on a pro forma basis, would be less than 1.5 to 1.0. As of June 30, 1998, as adjusted to reflect the pro forma adjustments as described under the caption "Pro Forma Financial Information," the Operating Partnership's ratio of Consolidated Income Available for Debt Service would have been 2.49 times the Annual Service Charge on all Debt.

                                (3) The Operating Partnership will not incur any Secured Debt if, after giving effect thereto, the aggregate amount of all outstanding Secured Debt is greater than 40% of Adjusted Total Assets. As of June 30, 1998, as adjusted to reflect the Pro Forma Adjustments, the Operating Partnership's aggregate amount of all outstanding Secured Debt would have been 25.3% of Adjusted Total Assets.

                                (4) The Operating Partnership will maintain
                                Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of Unsecured Debt. As of June 30, 1998, as adjusted to reflect the Pro Forma Adjustments, the Operating Partnership's Total Unencumbered Assets would have been 232.5% of the aggregate outstanding principal amount of Unsecured Debt.

                                For a more complete description of the terms and definitions used in the foregoing limitations, see "Description of Notes -- Certain Covenants."

Rating........................  The Notes have received ratings from Fitch IBCA and Moody's Investors Service of BBB and Ba1, respectively.

                              SUMMARY RISK FACTORS

     Prospective purchasers of the Notes should carefully consider the matters set forth under "Risk Factors" and as well as the other information, historical financial statements and data and the pro forma financial data included in this Prospectus in evaluating the Exchange Offer. These factors include the following:

     POTENTIAL INABILITY TO GROW DUE TO LIMITED AVAILABILITY OF AND COMPETITION FOR REAL ESTATE ACQUISITIONS

          If properties are not available for acquisition, it could have a negative impact on the growth of the Operating Partnership. Some of the Operating Partnership's competitors are larger and have greater financial resources than the Operating Partnership. This competition may result in a higher cost for properties the Operating Partnership wishes to purchase.

     POTENTIAL ADVERSE EFFECTS ON OPERATIONS DUE TO COMPETITION FOR TENANTS

          Although the Operating Partnership has established annual property budgets that include estimates of costs for renovation and reletting expenses that it believes are reasonable in light of each property's situation, no assurance can be given that these estimates will sufficiently cover these expenses. If the Operating Partnership is unable to promptly lease all or substantially all of the space at its properties, if the rental rates are significantly lower than expected, or if the Operating Partnership's reserves for these purposes prove inadequate, then there could be an adverse effect on the Operating Partnership's results of operations, financial condition and ability to service debt.

     POTENTIAL ADVERSE EFFECTS ON OPERATIONS DUE TO TENANTS' DEFAULTS

          In the event of the financial failure or bankruptcy of a tenant, there can be no assurance that the Operating Partnership could promptly recover the tenant's premises from the tenant or from a trustee or debtor-in-possession in any bankruptcy proceeding filed by or against that tenant, or that the Operating Partnership would receive rent in the proceeding sufficient to cover its expenses with respect to the premises. If any tenant defaults on its obligations to the Operating Partnership, there could be an adverse effect on the Operating Partnership's results of operations, financial condition and ability to service debt.

     ABSENCE OF A PUBLIC MARKET FOR THE NOTES

          The Notes are a new issue of securities for which there is currently no public market. The Operating Partnership does not intend to apply for listing of the Notes on any securities exchange or on the Nasdaq National Market. Although the Initial Purchasers have informed the Operating Partnership that they currently intend to make a market in the Notes, they are not obligated to do so and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. If a market for the Notes were to develop, the Notes may trade at prices that may be higher or lower than their respective initial offering price depending upon many factors. In addition, such market making activity may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement.

     POTENTIAL ADVERSE EFFECTS OF LEVERAGED TRANSACTIONS, CHANGE OF CONTROL AND REORGANIZATION

          Except as provided under "Description of Notes -- Merger, Consolidation or Sale" and "-- Covenants" below, the Notes and the Indenture do not contain any other provisions that would afford Holders of the Notes ("Holders") protection in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of either such party, (ii) a change of control or (iii) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the Holders of the Notes. In addition, subject to the limitations set forth below under "Description of Notes -- Merger, Consolidation or Sale," the Operating Partnership may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Notes.

     DEBT FINANCING; RISK THAT CASH FLOW IS INSUFFICIENT FOR DEBT SERVICE REQUIREMENTS; RISK THAT DEBT RESTRICTIONS WILL AFFECT OPERATIONS; RISK OF INABILITY TO REPAY INDEBTEDNESS AT MATURITY

          The Operating Partnership intends to incur additional indebtedness in the future, including through borrowings under a credit facility, to finance property acquisitions. As a result, the Operating Partnership expects to be subject to risks associated with debt financing, including the risk that interest rates may increase, the risk that the Operating Partnership's cash flow will be insufficient to meet required payments on its debt and the risk that the Operating Partnership may be unable to refinance or repay the debt as it comes due (including with respect to the Notes). The Operating Partnership's current $250 million unsecured Acquisition Credit Facility with Wells Fargo Bank, N.A. provides that distributions may not exceed the lesser of (i) 90% of funds from operations and (ii) the minimum amount that the Company must distribute to its stockholders in order to avoid federal tax liability and remain qualified as a REIT. If the Operating Partnership is unable to obtain acceptable financing to repay indebtedness at maturity, the Operating Partnership may have to sell properties to repay indebtedness or properties may be foreclosed upon, which could have an adverse effect on the Operating Partnership's results of operations and financial condition. Also, as of June 30, 1998, $254.6 million of the Operating Partnership's total indebtedness was secured by mortgages that included cross-collateralization provisions.

     ADVERSE EFFECTS ON OPERATIONS DUE TO FLUCTUATIONS IN INTEREST RATES

          As of June 30, 1998, the Operating Partnership had approximately $385.7 million of variable rate indebtedness, which bears interest at a floating rate. Therefore, an increase in interest rates will have an adverse effect on the Company's net income, results of operations and ability to service debt.

          In addition to the above risk factors, prospective purchasers should also carefully consider the following matters set forth in the "Risk Factors" section below:

               - Redemption Feature Might Negatively Affect the Market Price of
                 the New Notes

               - Potential Inability to Manage Expansion Due to Addition of New
                 Properties

               - Acquisitions Could Adversely Affect Operations

               - Potential Adverse Effect on Operations Due to Assumption of
                 General Partner Liabilities

               - Uncertainty Related to Acquisitions Through Tender Offers

               - Potential Adverse Consequences of Transactions Involving
                 Conflicts of Interest

               - Dependence on Executive Officers

               - Potential Liability Due to Environmental Matters

               - Environmental Assessments and Potential Liability Due to
                 Asbestos-Containing Materials

               - Potential Environmental Liability Resulting From Underground
                 Storage Tanks

               - Potential Adverse Effects of Environmental Liabilities on
                 Operating Costs and Ability to Borrow

               - General Risks of Ownership of Real Estate

               - General Risks Associated With Management, Leasing and Brokerage
                 Contracts

               - Adverse Effects on Operations Due to Uninsured Loss

               - Inability to Vary Portfolio Due to Illiquidity of Real Estate

               - Potential Liability Under the Americans With Disabilities Act

               - Potential Adverse Effects on Operations of Development
                 Alliances

               - Limitation on Ownership of Common Stock May Preclude
                 Acquisition of Control

               - Losses Relating to Consolidation

               - Involvement of Senior Management in Previous Chapter 11
                 Reorganization

               - The Company's Indebtedness Restrictions May Adversely Affect
                 the Operating Partnership's Ability to Incur Indebtedness

               - Uncertainty Due to Board of Directors' Ability to Change
                 Investment Policies

               - Impact of Year 2000 Compliance Costs on Operations

                                  RISK FACTORS

     Prospective investors should read this entire Prospectus carefully, including all appendices and supplements hereto, and should consider carefully the following factors in evaluating the Exchange Offer.

POTENTIAL INABILITY TO GROW DUE TO LIMITED AVAILABILITY OF AND COMPETITION FOR REAL ESTATE ACQUISITIONS

     The Operating Partnership's growth is dependent upon acquisitions. There can be no assurance that properties will be available for acquisition or, if available, that the Operating Partnership will be able to purchase such properties on favorable terms. If such acquisitions are not available it could have a negative impact on the growth of the Operating Partnership. Furthermore, the Operating Partnership faces competition from other businesses, individuals, fiduciary accounts and plans and other entities in the acquisition, operation and sale of its properties. Some of the Operating Partnership's competitors are larger and have greater financial resources than the Operating Partnership. This competition may result in a higher cost for properties the Operating Partnership wishes to purchase.

POTENTIAL ADVERSE EFFECTS ON OPERATIONS DUE TO COMPETITION FOR TENANTS

     The Operating Partnership is subject to the risk that when space becomes available at its properties the leases may not be renewed, the space may not be let or relet, or the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable to the Operating Partnership. Although the Operating Partnership has established annual property budgets that include estimates of costs for renovation and reletting expenses that it believes are reasonable in light of each property's situation, no assurance can be given that these estimates will sufficiently cover these expenses. If the Operating Partnership is unable to promptly lease all or substantially all of the space at its properties, if the rental rates are significantly lower than expected, or if the Operating Partnership's reserves for these purposes prove inadequate, then there could be an adverse effect on the Operating Partnership's results of operations, financial condition and ability to service debt.

POTENTIAL ADVERSE EFFECTS ON OPERATIONS DUE TO TENANTS' DEFAULTS

     The ability of the Operating Partnership to manage its assets is subject to federal bankruptcy laws and state laws affecting creditors' rights and remedies available to real property owners. In the event of the financial failure or bankruptcy of a tenant, there can be no assurance that the Operating Partnership could promptly recover the tenant's premises from the tenant or from a trustee or debtor-in-possession in any bankruptcy proceeding filed by or against that tenant, or that the Operating Partnership would receive rent in the proceeding sufficient to cover its expenses with respect to the premises. In the event of the bankruptcy of a tenant, the Operating Partnership will be subject to the provisions of the federal bankruptcy code, which in some instances may restrict the amount and recoverability of claims held by the Operating Partnership against the tenant. If any tenant defaults on its obligations to the Operating Partnership, there could be an adverse effect on the Operating Partnership's results of operations, financial condition and ability to service debt.

ABSENCE OF A PUBLIC MARKET FOR THE NOTES

     The Notes are a new issue of securities for which there is currently no public market. The Operating Partnership does not intend to apply for listing of the Notes on any securities exchange or on the Nasdaq National Market. Although the Initial Purchasers have informed the Operating Partnership that they currently intend to make a market in the Notes, they are not obligated to do so and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. If a market for the Notes were to develop, the Notes may trade at prices that may be higher or lower than their respective initial offering price depending upon many factors, including prevailing interest rates, the Operating Partnership's operating results and the markets for similar securities. In addition, such market making activity may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement. See "Description of Notes -- Registration Rights; Liquidated Damages." Therefore, there can be no assurance that an active market for the Notes or, if issued, the Exchange Notes will develop or, if such a market develops, that it will continue.

POTENTIAL ADVERSE EFFECTS OF LEVERAGED TRANSACTIONS, CHANGE OF CONTROL AND REORGANIZATION

     Except as provided under "Description of Notes -- Merger, Consolidation or Sale" and "-- Covenants" below, the Notes and the Indenture do not contain any other provisions that would afford Holders of the Notes protection in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of either such party, (ii) a change of control or (iii) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the Holders of the Notes. The financial covenants of the Operating Partnership described below would continue to apply, unless waived by Holders of the Notes, in the event of a highly leveraged or similar transaction involving the Operating Partnership, management of the Operating Partnership or the Company, or any affiliate of either such party. See "Description of Notes -- Covenants." In addition, subject to the limitations set forth below under "Description of Notes -- Merger, Consolidation or Sale," the Operating Partnership may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Notes. The Operating Partnership has no present intention of engaging in a highly leveraged or similar transaction involving the Operating Partnership. In addition, certain restrictions on ownership and transfers of the Company's stock designed to preserve its status as a REIT may act to prevent or hinder any such transactions or a change of control.

RISK THAT CASH FLOW IS INSUFFICIENT FOR DEBT SERVICE REQUIREMENTS

     The Operating Partnership intends to incur additional indebtedness in the future, including through borrowings under a credit facility, to finance property acquisitions. As a result, the Operating Partnership expects to be subject to risks associated with debt financing, including the risk that interest rates may increase, the risk that the Operating Partnership's cash flow will be insufficient to meet required payments on its debt and the risk that the Operating Partnership may be unable to refinance or repay the debt as it comes due (including with respect to the Notes).

RISK THAT DEBT RESTRICTIONS WILL AFFECT OPERATIONS AND NEGATIVELY AFFECT THE OPERATING PARTNERSHIP'S ABILITY TO REPAY INDEBTEDNESS AT MATURITY

     The Operating Partnership's current $250 million unsecured Acquisition Credit Facility with Wells Fargo Bank, N.A. provides that distributions may not exceed the lesser of (i) 90% of funds from operations and (ii) the minimum amount that the Company must distribute to its stockholders in order to avoid federal tax liability and remain qualified as a REIT. If the Operating Partnership is unable to obtain acceptable financing to repay indebtedness at maturity, the Operating Partnership may have to sell properties to repay indebtedness or properties may be foreclosed upon, which could have an adverse effect on the Operating Partnership's results of operations and financial condition. Also, as of June 30, 1998, $254.6 million of the Operating Partnership's total indebtedness was secured by mortgages that included cross-collateralization provisions.

ADVERSE EFFECTS ON OPERATIONS DUE TO FLUCTUATIONS IN INTEREST RATES

     As of June 30, 1998, the Operating Partnership had approximately $385.7 million of variable rate indebtedness, which bears interest at a floating rate. Therefore, an increase in interest rates will have an adverse effect on the Company's net income, results of operations and ability to service debt.

REDEMPTION FEATURE MIGHT NEGATIVELY AFFECT THE MARKET PRICE OF THE NEW NOTES

     The New Notes are redeemable at any time at the option of the Operating Partnership, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the New Notes being redeemed plus accrued interest to the redemption date, and (ii) the Make Whole Amount, if any. This redemption feature might affect the market value of the New Notes. Since the Operating Partnership may be expected to redeem such New Notes when prevailing interest rates are relatively low, an investor might not be able to reinvest the redemption proceeds at an effective rate as high as the interest rate on such New Notes.

POTENTIAL INABILITY TO MANAGE EXPANSION DUE TO ADDITION OF NEW PROPERTIES

     The Operating Partnership has experienced a period of rapid growth. Since the Consolidation on December 31, 1995, the Operating Partnership has invested approximately $1.76 billion in properties, as of the date of this filing. The Operating Partnership's ability to manage its growth effectively will require it to apply successfully its experience managing its existing portfolio to new markets and to an increased number of properties. There can be no assurance that the Operating Partnership will be able to manage these operations effectively. The Operating Partnership's inability to effectively manage its expansion could have an adverse effect on the Operating Partnership's results of operations, financial condition and ability to service debt.

ACQUISITIONS COULD ADVERSELY AFFECT OPERATIONS

     Consistent with its growth strategy, the Operating Partnership is continually pursuing and evaluating potential acquisition opportunities, and is from time to time actively considering the possible acquisition of specific properties, which may include properties managed or controlled by one of the Associated Companies or owned by affiliated parties. It is possible that one or more of such possible future acquisitions, if completed, could adversely affect the Operating Partnership's results from operations, financial condition and ability to service debt.

POTENTIAL ADVERSE EFFECT ON OPERATIONS DUE TO ASSUMPTION OF GENERAL PARTNER LIABILITIES

     The Operating Partnership and its predecessors have acquired a number of their properties by acquiring partnerships that own the properties or by first acquiring general partnership interests and at a later date acquiring the properties, and the Operating Partnership may pursue acquisitions in this manner in the future. When the Operating Partnership uses this acquisition technique, a subsidiary of the Company becomes a general partner. As a general partner the Company's subsidiary becomes generally liable for the debts and obligations of the partnership, including debts and obligations that may be contingent or unknown at the time of the acquisition. In addition, the Company's subsidiary assumes obligations under the partnership agreements, which may include obligations to make future contributions for the benefit of other partners. The Company undertakes detailed due diligence reviews to ascertain the nature and extent of obligations that its subsidiary will assume when it becomes a general partner, but there can be no assurance that the obligations assumed will not exceed the Company's estimates or that the assumed liabilities will not have an adverse effect on the Operating Partnership's results of operations or financial condition. In addition, an Associated Company may enter into management agreements pursuant to which it assumes certain obligations as manager of properties. There can be no assurance that these obligations will not have an adverse effect on the Associated Companies' results of operations or financial condition, which could adversely affect the value of the Operating Partnership's results of operations or financial conditions and ability to service debt.

UNCERTAINTY RELATED TO ACQUISITIONS THROUGH TENDER OFFERS

     The Operating Partnership may, as part of its growth strategy, acquire properties and portfolios of properties through tender offer acquisitions of interests in public and private partnerships and other REITs. Tender offers often result in competing tender offers, as well as litigation initiated by limited partners in the subject partnerships or by competing bidders. Due to the inherent uncertainty of litigation, the Operating Partnership could be subject to adverse judgments in substantial amounts. As the Operating Partnership has not yet attempted an acquisition through the tender offer process, and because of competing offers and possible litigation, there can be no assurance that, if undertaken, the Operating Partnership would be successful in acquiring properties through a tender offer or that the tender offer process would not result in litigation and a significant judgment adverse to the Operating Partnership.

POTENTIAL ADVERSE CONSEQUENCES OF TRANSACTIONS INVOLVING CONFLICTS OF INTEREST

     The Operating Partnership has acquired, and from time to time may acquire, properties from partnerships that Robert Batinovich, the Company's Chairman and Chief Executive Officer, and Andrew Batinovich, the Company's President and Chief Operating Officer, control, and in which they and members of their families have substantial interests. These transactions involve or will involve conflicts of interest. These transactions may provide substantial economic benefits such as the payments or unit issuances, relief or deferral of tax liabilities, relief of primary or secondary liability for debt, and reduction in exposure to other property-related liabilities. Company policy provides that interested directors may not vote with regard to transactions in which they have a substantial interest, and such transactions may only be completed if they are approved by a majority of the disinterested directors, with the interested directors abstaining. Despite this policy and the presence of appraisals or fairness opinions or review by parties who have no interest in the transactions, the transactions will not be the product of arm's-length negotiation and there can be no assurance that these transactions will be as favorable to the Operating Partnership as transactions that the Operating Partnership negotiates with unrelated parties or will not result in undue benefit to Robert and Andrew Batinovich and members of their families. Neither Robert Batinovich nor Andrew Batinovich has guaranteed that any properties acquired from entities they control or in which they or their families have a significant interest will be as profitable as other investments made by the Operating Partnership or will not result in losses.

DEPENDENCE ON EXECUTIVE OFFICERS

     The Operating Partnership is dependent on the efforts of Robert and Andrew Batinovich, its Chief Executive Officer and its President and Chief Operating Officer, respectively, of the Company and of the Company's other executive officers. The loss of the services of any of them could have an adverse effect on the results of operations and financial condition of the Operating Partnership and the Company. Both Robert and Andrew Batinovich have entered into employment agreements with the Company.

POTENTIAL LIABILITY DUE TO ENVIRONMENTAL MATTERS

     Under federal, state and local laws, ordinances and regulations relating to protection of the environment ("Environmental Laws"), a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of petroleum products or other hazardous or toxic substances at such property, and may be required to investigate and clean-up such contamination at such property or such contamination which has migrated from such property. Such laws typically impose liability and clean-up responsibility without regard to whether the owner or operator knew of, or was responsible for, the presence of such contamination, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a property may be subject to claims by third parties based on personal injury, property damage and/or other costs, including investigation and clean-up costs, resulting from environmental contamination present at or emanating from such property. Environmental Laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. Under the Environmental Laws, any person who arranges for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of investigation or clean-up of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person.

     Although tenants of the Properties owned by the Operating Partnership generally are required by their leases to operate in compliance with all applicable federal, state and local environmental laws, ordinances and regulations and to indemnify the Operating Partnership against any environmental liability arising from the tenants' activities on the Properties, the Operating Partnership could nevertheless be subject to environmental liability relating to its management of the Properties or strict liability by virtue of its ownership interest in the Properties and there can be no assurance that the tenants would satisfy their indemnification obligations under the leases. There can be no assurance that any environmental assessments of the Properties owned by the Operating Partnership, properties being considered for acquisition by the Operating Partnership, or the properties owned by the partnerships managed by the Associated Companies have revealed all potential environmental liabilities, that any prior owner or prior or current operator of such properties did not create an environmental condition not known to the Operating Partnership or that an environmental condition does not otherwise exist as to any one or more of such properties that could have an adverse effect on the Operating Partnership's results of operations and financial condition or ability to service debt, either directly (with respect to properties owned by the Operating Partnership), or indirectly (with respect to properties owned by partnerships managed by an Associated Company) by adversely affecting the financial condition of the Associated Company and thus the value of the Operating Partnership's interest in the Associated Company. Moreover, there can be no assurance that (i) future environmental laws, ordinances or regulations will not have an adverse effect on the Operating Partnership's results of operations, financial condition and ability to service debt or (ii) the current environmental condition of such properties will not be affected by tenants and occupants of such properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to the Operating Partnership.

ENVIRONMENTAL ASSESSMENTS AND POTENTIAL LIABILITY DUE TO ASBESTOS-CONTAINING MATERIALS

     Environmental Laws also govern the presence, maintenance and removal of asbestos-containing building materials ("ACM"). Such laws require that ACM be properly managed and maintained, that those who may come into contact with ACM be adequately apprised and trained, and that special precautions, including removal or other abatement, be undertaken in the event ACM is disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

     All of the Properties presently owned by the Operating Partnership have been subject to Phase I environmental assessments by independent environmental consultants. Some of the Phase I environmental assessments recommended further investigations in the form of Phase II environmental assessments, including soil and groundwater sampling, and all of these investigations have been completed by the Operating Partnership or are in the process of being completed. Certain of the Properties owned by the Operating Partnership have been found to contain ACMs. The Operating Partnership believes that these materials have been adequately contained and that an ACM operations and maintenance program has been implemented or is in the process of being implemented for the Properties found to contain ACMs.

     Some, but not all, of the properties owned by partnerships managed by the Associated Companies have been subject to Phase I environmental assessments by independent environmental consultants. The Associated Companies determine on a case-by-case basis whether to obtain Phase I environmental assessments on these properties and whether to undertake further investigation or remediation. Certain of these properties contain ACMs. In each case the responsible Associated Company believes that these materials have been adequately contained and that an ACM operations and maintenance program has been implemented for the properties found to contain ACMs.

POTENTIAL ENVIRONMENTAL LIABILITY RESULTING FROM UNDERGROUND STORAGE TANKS

     Some of the Properties, as well as properties previously owned by the Operating Partnership, are leased or have been leased, in part, to owners and operators of dry cleaners that operate on-site dry cleaning plants, auto care centers, or to owners or operators of other businesses that use, store or otherwise handle petroleum products or other hazardous or toxic substances. Some of these Properties contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of the Properties are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. Several of the Properties have been contaminated with petroleum products or other hazardous or toxic substances from on-site operations or operations on adjacent or nearby properties. In addition, certain of the Properties are on, or are adjacent to or near other properties upon which others, including former owners or tenants of the Properties, have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances.

POTENTIAL ADVERSE EFFECTS OF ENVIRONMENTAL LIABILITIES ON OPERATING COSTS AND ABILITY TO BORROW

     The Operating Partnership's operating costs may be affected by the obligation to pay for the cost of complying with existing Environmental Laws as well as the cost of complying with future legislation. In addition, the presence of petroleum products or other hazardous or toxic substances at any of the Properties owned by the Operating Partnership, or the failure to remediate such property properly, may adversely affect the Operating Partnership's ability to borrow by using such real property as collateral. The cost of defending against claims of liability and the cost of complying with Environmental Laws, including investigation or clean-up of contaminated property, could materially adversely affect the Operating Partnership's results of operations, financial condition and ability to service debt.

GENERAL RISKS OF OWNERSHIP OF REAL ESTATE

     The Operating Partnership is subject to risks generally incidental to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, the impact of environmental protection laws, changes in interest rates and availability of financing which may render the sale or financing of a property difficult or unattractive, changes in tax, real estate and zoning laws, and the creation of mechanics' liens or similar encumbrances placed on the property by a lessee or other parties without the Operating Partnership's knowledge and consent. Should any of these events occur, there could be an adverse effect on the Operating Partnership's results of operations, financial condition and ability to service debt.

GENERAL RISKS ASSOCIATED WITH MANAGEMENT, LEASING AND BROKERAGE CONTRACTS

     The Operating Partnership is subject to the risks associated with the property management, leasing and brokerage businesses. These risks include the risk that management contracts or service agreements may be terminated, that contracts will not be renewed upon expiration or will not be renewed on terms consistent with current terms, and that leasing and brokerage activity generally may decline. Acquisition of properties by the Operating Partnership from the Associated Companies could result in a decrease in revenues to the Associated Companies and a corresponding decrease in dividends received by the Operating Partnership from the Associated Companies. Each of these developments could have an adverse effect on the Operating Partnership's results of operations, financial condition and ability to service debt.

     To maintain the Company's status as a REIT while realizing income from the Company's third-party management business, the capital stock of Glenborough Hotel Group, a Nevada corporation ("GHG") and Glenborough Corporation, a California corporation ("GC," and together with GHG, the "Associated Companies") (which conduct the Company's third-party management, leasing and brokerage businesses) is divided into two classes. All of the voting common stock of the Associated Companies, representing 5% of the total equity of GC, and 25% of the total equity of GHG, is held by individual stockholders. Nonvoting preferred stock representing the remaining equity of GHG is held entirely by the Company and nonvoting preferred stock representing the remaining equity of GC is held entirely by the Operating Partnership. Although the Company and the Operating Partnership hold a majority of the equity interest in the respective Associated Company, they are not able to elect directors of any Associated Company and, consequently, the Company and the Operating Partnership have no ability to influence the day-to-day decisions of the respective entity.

ADVERSE EFFECTS ON OPERATIONS DUE TO UNINSURED LOSS

     The Operating Partnership or in certain instances tenants of the properties carry comprehensive liability, fire and extended coverage with respect to the Operating Partnership's properties, with policy specification and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from earthquakes and floods) that may be either uninsurable or not economically insurable. Further, certain of the properties are located in areas that are subject to earthquake activity and floods. Should a property sustain damage as a result of an earthquake or flood, the Operating Partnership may incur losses due to insurance deductibles, co-payments on insured losses or uninsured losses. Should an uninsured loss occur, the Operating Partnership could lose some or all of its capital investment, cash flow and anticipated profits related to one or more properties, which could have an adverse effect on the Operating Partnership's results of operations, financial condition and ability to service debt.

INABILITY TO VARY PORTFOLIO DUE TO ILLIQUIDITY OF REAL ESTATE

     Real estate investments are relatively illiquid and, therefore, will tend to limit the ability of the Operating Partnership to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Internal Revenue Code of 1986 (the "Code") and individual agreements with sellers of properties place limits on the Company's ability to sell properties. Forty-two of the properties owned by the Operating Partnership were acquired on terms and conditions under which they can be disposed of only in a like-kind exchange or other non-taxable transaction; the agreed upon time periods for such restrictions on such dispositions vary from transaction to transaction.

POTENTIAL LIABILITY UNDER THE AMERICANS WITH DISABILITIES ACT

     As of January 26, 1992, all of the Operating Partnership's properties were required to be in compliance with the Americans With Disabilities Act (the "ADA"). The ADA generally requires that places of public accommodation be made accessible to people with disabilities to the extent readily achievable. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the federal government, an award of damages to private litigants and/or a court order to remove access barriers. Because of the limited history of the ADA, the impact of its application to the Operating Partnership's properties, including the extent and timing of required renovations, is uncertain. Pursuant to certain lease agreements with tenants in certain of the "single-tenant" Properties, the tenants are obligated to comply with the ADA provisions. If the Operating Partnership's costs are greater than anticipated or tenants are unable to meet their obligations, there could be an adverse effect on the Operating Partnership's results of operations, financial condition and ability to service debt.

POTENTIAL ADVERSE EFFECTS ON OPERATIONS OF DEVELOPMENT ALLIANCES

     The Operating Partnership may from time to time enter into alliances with selected developers ("Alliance Partners") for the purpose of developing new projects in which such Alliance Partner has, in the opinion of management, significant expertise or experience. Such projects generally require various governmental and other approvals, the receipt of which cannot be assured. Such development activities may entail certain risks, including the risk that: (i) the expenditure of funds on and devotion of management's time to projects which may not come to fruition; (ii) construction costs of a project may exceed original estimates, possibly making the project uneconomical; (iii) occupancy rates and rents at a completed project may be less than anticipated; and (iv) expenses at a completed development may be higher than anticipated. In addition, Alliance Partners may have significant control over the operation of the alliance project. Therefore, such investments may, under certain circumstances, involve risks such as the possibility that the Alliance Partner might become bankrupt, have economic or business interests or goals that are inconsistent with the business interest or goals of the Operating Partnership, or be in a position to take action contrary to the instructions or the requests of the Operating Partnership or contrary to the Operating Partnership's policies or objectives. Consequently, actions by an Alliance Partner might result in subjecting property owned by the alliance to additional risk. Although the Operating Partnership will seek to maintain sufficient control of any alliance to permit the Operating Partnership's objectives to be achieved, it may be unable to take action without the approval of its Alliance Partners or its Alliance Partners could take actions binding on the alliance without the Operating Partnership's consent. Additionally, should an Alliance Partner become bankrupt the Operating Partnership could become liable for such Alliance Partner's share of the project's liabilities. These risks may result in a development project having an adverse effect on the Operating Partnership's result of operations, financial condition and ability to service debt.

LIMITATION ON OWNERSHIP OF COMMON STOCK MAY PRECLUDE ACQUISITION OF CONTROL

     Provisions of the Company's Charter are designed to assist the Company in maintaining its qualification as a REIT under the Code by preventing concentrated ownership of the Company which might jeopardize REIT qualification. Among other things, these provisions provide that (a) any transfer or acquisition of Common Stock (or preferred stock, as the case may be) that would result in the disqualification of the Company as a REIT under the Code will be void, and (b) if any person attempts to acquire shares of Common Stock (or shares of preferred stock, as the case may be) that after the acquisition would cause the person to own or to be deemed to own, by operation of certain attribution rules set out in the Code, an amount of Common Stock and preferred stock in excess of a predetermined limit, which, pursuant to Board action, currently is 9.9% of the value of the outstanding shares of Common Stock and preferred stock (the "Ownership Limitation" and as to the Common Stock or preferred stock, the transfer of which would cause any person to actually own Common Stock and preferred stock in excess of the Ownership Limitation, the "Excess Shares"), the transfer shall be void and the Common Stock (or preferred stock, as the case may be) subject to the transfer shall automatically be transferred to an unaffiliated trustee for the benefit of a charitable organization designated by the Board of Directors of the Company until sold by the trustee to a third party or purchased by the Company. This limitation on the ownership of Common Stock and preferred stock may have the effect of precluding the acquisition of control of the Company by a third party without the consent of the Board of Directors. If the Board of Directors waives the Ownership Limitation for any person, the Ownership Limitation shall be proportionally and automatically reduced with regard to all other persons such that no five persons may own more than 50% of the value of the Common Stock and preferred stock (the aggregate Ownership Limitations as to all of these persons, as adjusted, the "Adjusted Ownership Limitation").

LOSSES RELATING TO CONSOLIDATION

     Prior to the completion of the Consolidation, two lawsuits were filed in 1995 contesting the fairness of the Consolidation, one in California State court (the "State Court Action") and one in federal court (the "Federal Court Action"). The complaints in both actions alleged, among other things, breaches by the defendants of fiduciary duties and inadequate disclosures. The State Court Action was settled and, upon appeal, the settlement was affirmed by the State Court of Appeals on February 17, 1998. The objectors petitioned the California Supreme Court for review, which was denied on May 21, 1998. On August 18, 1998, the objectors filed with the United States Supreme Court a petition for writ of certiorari. On September 18, 1998, the defendants filed a brief in opposition to the objectors' petition for writ of certiorari, and on September 25, 1998, the objectors filed a reply in support of their petition. The United States Supreme Court has not yet ruled on the petition for writ of certiorari. Pursuant to the terms of the settlement in the State Court Action, pending appeal, the Company has paid one-third of the $855,000 settlement amount and the remaining two-thirds is being held in escrow. In the Federal Action, the court in December of 1995 deferred all further proceedings pending a ruling in the State Court Action, and the Federal Court Action has been voluntarily stayed pending final outcome of the State Court Action. The Operating Partnership believes that it is very unlikely that this litigation would result in a liability that would exceed the accrued liability by a material amount. However, given the inherent uncertainties of litigation, there can be no assurance that the ultimate outcomes of these actions will be favorable to the Company. See "The Operating Partnership -- Legal Proceedings."

     From time to time the Company and the Operating Partnership are involved in other litigation arising out of their business activities. Certain other claims and lawsuits have arisen against the Company and the Operating Partnership in their normal course of business. It is possible that this litigation and the other litigation previously described could result in significant losses in excess of amounts reserved, which could have an adverse effect on the Company's or the Operating Partnership's results of operations and the financial condition of the Company or the Operating Partnership.

INVOLVEMENT OF SENIOR MANAGEMENT IN PREVIOUS CHAPTER 11 REORGANIZATION

     Robert and Andrew Batinovich, two of the senior officers of the Company, were also senior members of a management team that formed a publicly registered limited partnership in 1986 to consolidate a number of predecessor partnerships. That public partnership was involved in litigation with its primary creditor and, in order to prevent foreclosure, filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in May of 1992. The public partnership, which owns an approximate 1.6% limited partner interest in the Operating Partnership along with other substantial real estate assets, and less than 0.5% interest in the Company, settled the litigation and obtained confirmation of a plan of reorganization in January 1994.

THE COMPANY'S INDEBTEDNESS RESTRICTIONS MAY ADVERSELY AFFECT THE OPERATING PARTNERSHIP'S ABILITY TO INCUR INDEBTEDNESS

     The Company's organizational documents limit the Company's ability to incur additional debt if the total debt, including the additional debt, would exceed 50% of the Borrowing Base, defined as the greater of Fair Market Value or Total Market Capitalization. The debt limitation in the Company's Charter can only be amended by an affirmative vote of the majority of all outstanding stock entitled to vote on such amendment. Fair Market Value is based upon the value of the Company's assets as determined by an independent appraiser. Total Market Capitalization is the sum of the market value of the Company's outstanding capital stock, including shares issuable on exercise of redemption options by holders of units of the Operating Partnership, plus debt. An exception is made for refinancings and borrowings required to make distributions to maintain the Company's status as a REIT. In addition, in light of the debt restrictions set forth in the Company's organizational documents, it should be noted that a change in the value of the Common Stock could affect the Borrowing Base as defined in such documents, and therefore the Operating Partnership's ability to incur additional indebtedness, even though such change in the Common Stock's value is unrelated to the Operating Partnership's liquidity.

UNCERTAINTY DUE TO THE COMPANY'S BOARD OF DIRECTORS' ABILITY TO CHANGE INVESTMENT POLICIES

     The Company's Board of Directors may change the investment policies of the Company without a vote of the stockholders. If the Company changes its investment policies, the risks and potential rewards of an investment in the Operating Partnership may also change. In addition, the methods of implementing the Company's investment policies may vary as new investment techniques are developed.

IMPACT OF YEAR 2000 COMPLIANCE COSTS ON OPERATIONS

     The Operating Partnership's State of Readiness. The Operating Partnership utilizes a number of computer software programs and operating systems across its entire organization, including applications used in financial business systems and various administrative functions. To the extent that the Operating Partnership's software applications contains source code that is unable to appropriately interpret the upcoming calendar year "2000" and beyond, some level of modification or replacement of such applications will be necessary. The Operating Partnership currently believes that its "Year 2000" issues are limited to information technology ("IT") systems (i.e., software programs and computer operating systems). There are no non-IT systems (i.e., embedded systems such as devices used to control, monitor or assist the operation of equipment and machinery), the failure of which would have a material effect on the Operating Partnership's operations.

     The Operating Partnership, employing a team made up of internal personnel has completed its identification of IT systems that are not yet Year 2000 compliant and has commenced modification or replacement of such systems as necessary. The Operating Partnership is currently communicating with third parties with whom it does significant business, such as financial institutions and vendors to determine their readiness for Year 2000 compliance. The Operating Partnership has also completed its assessment of the Year 2000 compliance issues presented by its hardware components.

     Costs of Addressing the Operating Partnership's Year 2000 issues. Given the information known at this time about the Operating Partnership's systems that are non-compliant, coupled with the Operating Partnership's ongoing, normal course-of-business efforts to upgrade or replace critical systems, as necessary, management does not expect Year 2000 compliance costs to have any material adverse impact on the Operating Partnership's liquidity or ongoing results of operations. The costs of such assessment and remediation will be paid out of the Operating Partnership's general and administrative expenses.

     Risks of the Operating Partnership's Year 2000 issues. In light of the Operating Partnership's assessment and remediation efforts to date, and the planned, normal course-of-business upgrades, management believes that any residual Year 2000 risk is limited to non-critical business applications and support hardware. No assurance can be given, however, that all of the Operating Partnership's systems will be Year 2000 compliant or that compliance will not have a material adverse effect on the Operating Partnership's future liquidity or results of operations or ability to service debt.

     The Operating Partnership's Contingency Plans. The Operating Partnership is currently developing its contingency plan for all operations to address the most reasonably likely worst case scenarios regarding Year 2000 compliance. Management expects such contingency plan to be completed by the end of the year.

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available upon request to the Trustee.

PURPOSE AND EFFECT

     The Old Notes were sold by the Operating Partnership to the Initial Purchasers on March 23, 1998. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Operating Partnership and the Initial Purchasers entered into the Registration Rights Agreement, pursuant to which the Operating Partnership agreed, with respect to the Old Notes and subject to the Operating Partnership's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to May 22, 1998, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, and, (ii) use its best efforts to
(a) cause such registration statement to be declared effective by the Commission on or prior to August 20, 1998, and (b) to consummate the Exchange Offer on or prior to October 2, 1998. The Operating Partnership will keep the Exchange Offer open for a period of not less than 20 days (or longer if required by applicable law) after the date the notice of the Exchange Offer is mailed to the holders of the Old Notes. This Exchange Offer is intended to satisfy the Operating Partnership's exchange offer obligations under the Registration Rights Agreement.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Following the expiration of the Exchange Offer, holders of Old Notes not tendered, or not properly tendered will not have any further registration rights and such Old Notes will continue to be subject to the existing restrictions on transfer thereof. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon expiration of the Exchange Offer if such holder elects not to participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

     The Operating Partnership hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $150 million aggregate principal amount of New Notes for up to $150 million aggregate principal amount of the outstanding Old Notes. The Operating Partnership will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement. See "-- Conditions of the Exchange Offer."

     As of the date of this Prospectus, $150 million in aggregate principal amount of the Old Notes was outstanding. Only a holder of the Old Notes (or such holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining holders of the Old Notes entitled to participate in the Exchange Offer. The Operating Partnership believes that, as of the date of this Prospectus, no such holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Operating Partnership.

     The Operating Partnership shall be deemed to have accepted validly tendered Old Notes when, as and if the Operating Partnership has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes and for the purposes of receiving the New Notes from the Operating Partnership.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Expiration Date shall be December 24, 1998 at 5:00 p.m., New York City time, unless the Operating Partnership, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Operating Partnership will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Operating Partnership reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended, and (iii) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Operating Partnership to constitute a material change, the Operating Partnership will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes. Modifications of the Exchange Offer, including but not limited to extension of the period during which the Exchange Offer is open, may require that at least five business days remain in the Exchange Offer. In order to extend the Exchange Offer, the Operating Partnership will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is conditioned upon the declaration by the Commission of the effectiveness of the Registration Statement of which this Prospectus constitutes a part. Such Registration Statement was declared effective on November 12, 1998.

TERMINATION OF CERTAIN RIGHTS

     The Registration Rights Agreement provides that, subject to certain exceptions, in the event of a Registration Default (as defined below), holders of Old Notes are entitled to receive Liquidated Damages of 0.5% per annum of the principal amount of the Old Notes during the first 90 days of a Registration Default, increasing by an additional 0.5% per annum for each additional 90 day period of a Registration Default (up to a maximum of 2.0% per annum). A "Registration Default" with respect to the Exchange Offer shall occur if: (i) the Operating Partnership fails to file the Exchange Offer Registration Statement on or prior to May 22, 1998, (ii) the Registration Statement is not declared effective by the Commission on or prior to August 20, 1998 or (iii) the Operating Partnership fails to consummate the Exchange Offer on or prior to October 2, 1998 or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective during the period specified in the Registration Rights Agreement. Holders of New Notes will not be and, upon consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to (i) the right to receive the Liquidated Damages and (ii) certain other rights under the Registration Rights Agreement intended for holders of Old Notes. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Operating Partnership to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are tendered by holders thereof pursuant to the Exchange Offer.

ACCRUED INTEREST

     The New Notes will bear interest at a rate equal to 7 5/8% per annum from and including their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the last date on which interest was paid on the Old Notes, or if no interest had been paid on such Old Notes, from the date of their original issue, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which interest accrued at the rate of 7 5/8% per annum, will cease to accrue on the day prior to the issuance of the New Notes. See "Description of Notes -- Exchange Offer; Registration Rights."

PROCEDURES FOR TENDERING OLD NOTES

     The tender of a holder's Old Notes as set forth below and the acceptance thereof by the Operating Partnership will constitute a binding agreement between the tendering holder and the Operating Partnership upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent, provided that the book-entry transfer procedure is made in accordance with DTC's ATOP (as defined below) procedures for transfer and such procedures are complied with prior to 5:00 p.m., New York City time, on the Expiration Date.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system, prior to 5:00 p.m., New York City time, on the Expiration Date, in place of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent by an "Agent's Message." To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the participant's acknowledgement of its receipt of and agreement to be bound by the Letter of Transmittal for such Old Notes.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution or (ii) be accompanied by a bond power, in satisfactory form as determined by the Operating Partnership in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Operating Partnership in its sole discretion, which determination shall be final and binding. The Operating Partnership reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Operating Partnership's acceptance of which might, in the judgment of the Operating Partnership or its counsel, be unlawful. The Operating Partnership also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Operating Partnership shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Operating Partnership shall determine. The Operating Partnership will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Operating Partnership, proper evidence satisfactory to the Operating Partnership, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder will represent to the Operating Partnership that, among other things, (i) the New Notes to be acquired in connection with the Exchange Offer by the holder and each Beneficial Owner of the Old Notes are being acquired by the holder and each Beneficial Owner in the ordinary course of business of the holder and each Beneficial Owner, (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under "Resales of the New Notes,"
(iv) that if the holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) neither the holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Operating Partnership. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the following guaranteed delivery procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes to 5:00 p.m., New York City time, on the Expiration Date. DTC participants may also submit the Notice of Guaranteed Delivery through ATOP.

     For purposes of the Exchange Offer, "Notice of Guaranteed Delivery" means a notice from an Eligible Institution setting forth the name and address of the holder, the certificate number(s) and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five (5) NYSE trading days after the Expiration Date, either (x) the Letter of Transmittal (or facsimile thereof) together with the Old Notes (or a Book-Entry Confirmation) in proper form for transfer will be deposited by the Eligible Institution with the Exchange Agent or (y) an Agent's Message will be properly transmitted to the Exchange Agent.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Operating Partnership will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, the Operating Partnership shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Operating Partnership has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Operating Partnership reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of the Old Notes may be withdrawn by delivery of a written notice (or for DTC participants, transmission of a notice through ATOP) to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Operating Partnership in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Operating Partnership, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer -- Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

     The Trustee is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                         By Hand, or Overnight Courier:
           Chase Manhattan Bank & Trust Company National Association
                              c/o Chase Bank Texas
                                  1 Main Place
                                1201 Main Street
                                Dallas, TX 75202
                               Attn: Frank Ivins

             Facsimile Transmissions (Eligible Institutions Only):
                                 (214) 672-5932

                To confirm by telephone or for information call:
                                 (214) 672-5678

FEES AND EXPENSES

     All expenses incident to the Operating Partnership's consummation of the Exchange Offer and compliance with the Registration Agreement will be borne by the Operating Partnership, including, without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws); (ii) printing expenses (including, without limitation, expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing Prospectuses); (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Operating Partnership; (v) fees and disbursements of independent certified public accountants; (vi) rating agency fees; and (vii) internal expenses of the Operating Partnership (including, without limitation, all salaries and expenses of officers and employees of the Operating Partnership performing legal or accounting duties).

     The Operating Partnership has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Operating Partnership, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The Operating Partnership will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Operating Partnership's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Operating Partnership for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF THE NEW NOTES

     Based on the position of the staff of the Commission as set forth in certain interpretive letters issued to third parties in other transactions, the Operating Partnership believes that the New Notes issued pursuant to the Exchange Offer to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than (i) a broker-dealer who purchased Old Notes directly from the Operating Partnership for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Operating Partnership within the meaning of Rule 405 under the Securities Act) without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is not an affiliate of the Operating Partnership, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. However, the Operating Partnership has not sought its own interpretive letter and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. The Operating Partnership and holders of Old Notes are not entitled to rely on interpretive letter and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. The Operating Partnership and holders of Old Notes are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1989), or interpreted in the Commission's letter to Shearman and Sterling (available July 2, 1993), or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     It is expected that the New Notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. Sales of New Notes acquired in the Exchange Offer by holders who are "affiliates" of the Operating Partnership within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of use, notice and the availability of current public information regarding the Operating Partnership. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Operating Partnership. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their Notes.

                                 CAPITALIZATION

     The following table sets forth the historical capitalization of the Operating Partnership as of June 30, 1998, and on a pro forma basis as if the acquisitions of the Pauls Portfolio and 3 Executive Drive and indebtedness incurred and equity issued in connection therewith, had each been completed on June 30, 1998. This capitalization table should be read in conjunction with all pro forma and historical financial statements and notes thereto included in this Prospectus.

                                                                AS OF JUNE 30, 1998
                                                              ------------------------
                                                              HISTORICAL    PRO FORMA
                                                              ----------    ----------
                                                                   (IN THOUSANDS)
DEBT:
Acquisition Credit Facility(1)..............................  $  125,152    $  144,847
Mortgage loans(2)...........................................     451,084       492,439
Bridge Loan(3)..............................................     142,170       147,710
The Old Notes(4)............................................     150,000            --
The New Notes(4)............................................          --       150,000
                                                              ----------    ----------
          Total debt........................................     868,406       934,996
                                                              ----------    ----------
PARTNERS' CAPITAL
  General Partner, 354,625 and 359,032 partnership units
     outstanding, respectively(5)...........................       9,256         9,369
  Limited Partners, 35,107,853 and 35,544,196 partnership
     units outstanding, respectively(5).....................     925,857       937,000
                                                              ----------    ----------
Total Partners' Equity......................................     935,113       946,369
                                                              ----------    ----------
TOTAL CAPITALIZATION........................................  $1,803,519    $1,881,365
                                                              ==========    ==========

---------------
(1) The pro forma balance reflects borrowings under the Acquisition Credit Facility in connection with property acquisitions and advances for development after June 30, 1998.

(2) The pro forma balance reflects the assumption of mortgage loans in connection with the acquisition of the Pauls Portfolio.

(3) The pro forma balance reflects borrowings on the Bridge Loan in connection with property acquisitions and advances for development after June 30, 1998.

(4) The pro forma balances reflect the retirement of the Old Notes and corresponding issuance of $150.0 million of New Notes in connection with the Exchange Offering.

(5) The pro forma balance reflects the issuance of 423,843 units of partnership interest in the Operating Partnership in connection with the acquisition of the Pauls Portfolio. In addition, the Operating Partnership issued 16,907 units of partnership interest in the Operating Partnership to the Company related to the issuance of an equal number of shares of Common Stock of the Company in connection with the exercise of employee stock options.

           SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

     The following table sets forth selected financial and other data on a historical, as adjusted and pro forma basis for the Operating Partnership, and on a historical and combined basis for the GRT Predecessor Entities. As Adjusted operating data is presented for the years ended December 31, 1995 and 1994, and assumes the Consolidation and related transactions occurred on January 1, 1994, in order to present the operations of the Operating Partnership for those periods as if the Consolidation had been in effect for those periods and to provide amounts which are comparable to the consolidated results of operations of the Operating Partnership for the years ended December 31, 1997 and 1996.

     The following unaudited, pro forma, condensed consolidated operating and other data for the six months ended June 30, 1998 and for the year ended December 31, 1997 have been prepared to reflect: (i) all property acquisitions completed in 1997 and in 1998 through the date hereof, as described under "Recent Activities -- 1998 and 1997 Completed Acquisitions;" (ii) advances made by the Operating Partnership to enter into development alliances; (iii) the Exchange Offer; (iv) the Initial Offering, the January 1998 Offering, the October 1997 Offering, the July 1997 Offering and the March 1997 Offering (each as defined herein) and the application of the respective net proceeds therefrom;
(v) debt assumed and borrowings under the Bridge Loan and the Acquisition Credit Facility, as described under the caption "Recent Activities -- Financing Activities;" (vi) the repayment of certain mortgage and other loans; (vii) the sale of certain properties, and use of sales proceeds for the repayment of related mortgage debt and the funding of certain property acquisitions; (viii) the collection of a mortgage loan receiveable and (ix) the sale of various properties held by the partnerships managed by Glenborough Corporation to the Operating Partnership or to third parties as if each of such transactions had been completed on January 1, 1997. The unaudited, pro forma, condensed consolidated balance sheet data as of June 30, 1998 has been prepared to reflect: (i) all property acquisitions completed in 1998 through the date hereof, as described under "Recent Activities -- 1998 and 1997 Completed Acquisitions;" (ii) advances made by the Operating Partnership to enter into development alliances; (iii) the Exchange Offer, and (iv) debt assumed and borrowings under the Bridge Loan and the Acquisition Credit Facility, as described under the caption "Recent Activities -- Financing Activities;" (v) repayment of certain mortgage loans and a portion of the borrowings on the Acquisition Credit Facility as if each of such transactions had been completed on June 30, 1998.

     The selected pro forma financial and other data is unaudited and is not necessarily indicative of the consolidated results which would have occurred if the transactions had been consummated in the periods presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or cash flows for future periods. The following table should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and with financial statements and related notes of the Operating Partnership included herein and in the Company's reports filed under the Exchange Act which are incorporated by reference in this Prospectus.

                                              AS OF AND FOR THE
                                          SIX MONTHS ENDED JUNE 30,            AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                     ------------------------------------   -----------------------------------------------
                                                                                                                      AS
                                      PROFORMA    HISTORICAL   HISTORICAL   PRO FORMA    HISTORICAL   HISTORICAL   ADJUSTED
                                        1998         1998         1997         1997         1997         1996        1995
                                     ----------   ----------   ----------   ----------   ----------   ----------   --------
Operating Data:
  Rental Revenue...................  $  129,718   $   97,582    $ 19,691    $  235,504    $ 61,393     $ 17,943    $13,495
  Equity in earnings of Associated
    Company........................         745          850         436           966       1,687        1,571         --
  Fees and reimbursements..........       1,232        1,232         367           367         719          311         --
  Interest and other income........         704          555         516         2,253       1,627        1,070        982
  Total Revenues(1)................     132,399      102,358      22,232       239,090      66,917       21,216     14,477
  Property operating expenses......      43,473       31,936       6,710        83,650      20,904        5,735      4,624
  General and administrative.......       5,059        4,475       1,174         7,373       4,002        1,490        983
  Interest expense.................      31,329       18,852       3,800        48,858       9,668        3,913      2,767
  Depreciation and Amortization....      21,387       20,918       4,043        61,538      14,829        4,583      3,654
  Income (loss) from operations
    before extraordinary items and
    Preferred Partner Interest
    distributions..................      31,151       26,177       6,505        37,671      17,514       (1,742)     1,586
  Net-income (loss) before
    Preferred Partner Interest
    distributions (2)..............      31,151       26,177       6,505        37,671      16,671       (1,928)     1,586
  Net income (loss) allocable to
    Operating Partnership Units....  $   20,010   $   16,697    $  6,505    $   15,390    $ 16,671     $ (1,928)   $ 1,586
  Per unit (3):
    Net income (loss) before
      extraordinary items allocable
      to Operating Partnership
      Units........................  $     0.56   $     0.49    $   0.53    $     0.43    $   0.92     $  (0.24)   $  0.40
    Net income (loss) allocable to
      Operating Partnership
      Units........................  $     0.56   $     0.49    $   0.53    $     0.43    $   0.88     $  (0.27)   $  0.40
Balance Sheet Data:
  Net investment in real estate....  $1,765,844   $1,698,554    $315,837            --    $825,218     $161,945         --
  Mortgage loans receivable, net...      41,269       41,269       3,547            --       3,692        9,905         --
  Total assets.....................   1,911,303    1,833,305     334,002            --     864,450      183,335         --
  Total debt.......................     934,996      868,406     152,681            --     228,299       75,891         --
  Partners' equity.................  $  946,369   $  935,113    $176,266            --    $623,884     $104,128         --
Other Data:
  Distributions per unit (excluding
    Preferred Partner Interest
    distributions)(4)..............  $     0.84   $     0.84    $   0.64    $     0.42    $   1.38     $   1.22    $  1.20
  Preferred Partner Interest
    distributions..................      11,141        9,480          --        22,281          --           --         --
  EBIDA(5).........................  $   83,867   $   63,808    $ 13,126       148,067      40,520     $ 13,670    $    --
Ratios:
  Ratio of Earnings to Fixed
    Charges(6).....................        1.93x        2.37x         --          1.55x       2.81x        0.55x        --
  Ratio of Earnings to Fixed
    Charges and Preferred Partner
    Interest distributions (7).....        1.43x        1.58x         --          1.15x       2.81x        0.55x        --
  Annual Service Charge
    Coverage(8)....................        2.49x        3.77x         --            --        4.29x        3.67x        --
  Debt to Total Assets(9)..........        49.5%        48.0%         --            --        27.0%        39.0%        --
  Secured Debt to Total
    Assets(10).....................        25.3%        24.1%         --            --        16.7%        37.3%        --
  Total Unencumbered Assets to
    Unsecured Debt(11).............       232.5%       240.6%         --            --       632.9%          --         --
Cash flow provided by (used for):
  Operating activities.............  $   51,791   $   39,237    $  8,139    $   85,563    $ 19,570     $  5,163    $    --
  Investing activities.............         758     (602,438)   (124,147)   (1,203,127)   (569,373)     (61,974)        --
  Financing activities.............  $  (41,300)  $  566,102    $117,585    $1,122,112    $552,688     $ 57,458    $    --


                                        AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                     -----------------------------------------------
                                                     AS
                                     HISTORICAL   ADJUSTED   HISTORICAL   HISTORICAL
                                        1995        1994        1994         1993
                                     ----------   --------   ----------   ----------
Operating Data:
  Rental Revenue...................  $  15,454    $12,867     $ 13,797     $ 13,546
  Equity in earnings of Associated
    Company........................         --         --           --           --
  Fees and reimbursements..........     16,019         --       13,327       15,439
  Interest and other income........      2,698      1,109        3,557        3,239
  Total Revenues(1)................     34,171     13,976       30,681       32,224
  Property operating expenses......      8,576      4,188        6,782        7,553
  General and administrative.......     15,947        954       13,454       14,321
  Interest expense.................      2,129      2,767        1,140        1,301
  Depreciation and Amortization....      4,762      3,442        4,041        4,572
  Income (loss) from operations
    before extraordinary items and
    Preferred Partner Interest
    distributions..................        524     (5,145)       1,580        2,144
  Net-income (loss) before
    Preferred Partner Interest
    distributions (2)..............        524     (5,145)       1,580        4,418
  Net income (loss) allocable to
    Operating Partnership Units....  $     524    $(5,145)    $  1,580     $  4,418
  Per unit (3):
    Net income (loss) before
      extraordinary items allocable
      to Operating Partnership
      Units........................  $      --    $ (1.29)    $     --     $     --
    Net income (loss) allocable to
      Operating Partnership
      Units........................  $      --    $ (1.29)    $     --     $     --
Balance Sheet Data:
  Net investment in real estate....  $  77,574         --     $ 63,994     $ 70,245
  Mortgage loans receivable, net...      7,216         --       19,953       18,825
  Total assets.....................     95,801         --      117,321      102,635
  Total debt.......................     33,685         --       17,906       12,172
  Partners' equity.................  $  57,592         --     $ 80,558     $ 85,841
Other Data:
  Distributions per unit (excluding
    Preferred Partner Interest
    distributions)(4)..............  $      --    $  1.20     $     --           --
  Preferred Partner Interest
    distributions..................         --         --           --           --
  EBIDA(5).........................  $   9,291    $    --     $ 10,269     $ 10,326
Ratios:
  Ratio of Earnings to Fixed
    Charges(6).....................       1.41x        --         2.58x        2.67x
  Ratio of Earnings to Fixed
    Charges and Preferred Partner
    Interest distributions (7).....       1.41x        --         2.58x        2.67x
  Annual Service Charge
    Coverage(8)....................         --         --           --           --
  Debt to Total Assets(9)..........         --         --           --           --
  Secured Debt to Total
    Assets(10).....................         --         --           --           --
  Total Unencumbered Assets to
    Unsecured Debt(11).............         --         --           --           --
Cash flow provided by (used for):
  Operating activities.............  $ (15,057)   $    --     $ 22,426     $ 12,505
  Investing activities.............      8,656         --       (1,947)      (2,002)
  Financing activities.............  $ (17,390)   $    --     $ (2,745)    $ (8,927)

---------------
 (1) Pro forma amounts exclude gains on the disposition of property and collection of a mortgage loan receivable which were recognized on an historical basis. Certain revenues which are included in the historical combined amounts for 1995 and prior are not included on an as adjusted basis. These revenues are included in the financial statements of the unconsolidated Associated Companies, on an as adjusted basis, from which the Operating Partnership receives lease payments and the Company and the Operating Partnership receive dividends.

 (2) Historical 1996 and as adjusted 1994 net losses reflect $7,237 of Consolidation and litigation costs incurred in connection with the Consolidation. As adjusted 1994 data give effect to the Consolidation and related transactions as if such transactions had occurred on January 1, 1994, whereas historical 1996 data reflect such transactions in the periods they were expensed. The Consolidation and litigation costs were expensed on January 1, 1996, the Operating Partnership's first day of operations.

 (3) Pro Forma net income per unit (excluding Preferred Partner Interest distributions) is based upon pro forma weighted average units outstanding of 35,903,228 for the six months ended June 30, 1998 and the year ended December 31, 1997. As adjusted net income per unit is based upon as adjusted weighted average units outstanding of 3,979,376 for 1995 and 1994.

 (4) Historical distributions per unit for the six months ended June 30, 1998 and 1997 and for the year ended December 31, 1997 consist of distributions declared for the periods then ended. Pro forma distributions per unit for the six months ended June 30, 1998 and the year ended December 31, 1997 are based upon $0.42 per unit per quarter. As adjusted distributions per unit for each of the years ended December 31, 1995 and 1994 are based on $0.30 per unit per quarter.

 (5) EBIDA is computed as income (loss) before minority interests and extraordinary items plus interest expense, depreciation and amortization, gains (losses) on disposal of properties and loss provisions. In 1996, consolidation and litigation costs were also added back to net income to determine EBIDA. The Operating Partnership believes that in addition to net income and cash flows, EBIDA is a useful measure of the financial performance of an equity REIT because, together with net income and cash flows, EBIDA provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions, developments and other capital expenditures. To evaluate EBIDA and the trends it depicts, the components of EBIDA, such as rental revenues, rental expenses, real estate taxes and general and administrative expenses, should be considered. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Excluded from EBIDA are financing costs such as interest as well as depreciation and amortization, each of which can significantly affect the Operating Partnership's results of operations and liquidity and should be considered in evaluating the Operating Partnership's operating performance. Further, EBIDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles and does not necessarily indicate that cash flows will be sufficient to fund all of the Operating Partnership's cash needs. It should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Further, EBIDA as disclosed by other REITs may not be comparable to the Operating Partnership's calculation of EBIDA. The following table reconciles net income (loss) of the Operating Partnership to EBIDA for the periods presented.

                                                         AS OF AND FOR THE
                                                     SIX MONTHS ENDED JUNE 30,
                                                -----------------------------------
                                                PRO FORMA   HISTORICAL   HISTORICAL
                                                  1998         1998         1997
                                                ---------   ----------   ----------
        Net income (loss) before Preferred
         Partner interest distributions.......   $31,151     $26,177      $ 6,505
        Extraordinary items...................        --          --           --
        Interest expense......................    31,329      18,852        3,800
        Depreciation and amortization.........    21,387      20,918        4,043
        Gains (losses) on disposal of
         properties and collection of mortgage
         loan receivable......................        --      (2,139)      (1,222)
        Consolidation and litigation costs....        --          --           --
        Loss provisions.......................        --          --           --
                                                 -------     -------      -------
        EBIDA.................................   $83,867     $63,808      $13,126


                                                                AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                --------------------------------------------------------------------------
                                                PRO FORMA   HISTORICAL   HISTORICAL   HISTORICAL   HISTORICAL   HISTORICAL
                                                  1997         1997         1996         1995         1994         1993
                                                ---------   ----------   ----------   ----------   ----------   ----------
        Net income (loss) before Preferred
         Partner interest distributions.......  $ 37,671     $16,671      $(1,928)      $  524      $ 1,580      $ 4,418
        Extraordinary items...................        --         843          186           --           --       (2,274)
        Interest expense......................    48,858       9,668        3,913        2,129        1,140        1,301
        Depreciation and amortization.........    61,538      14,829        4,583        4,762        4,041        4,572
        Gains (losses) on disposal of
         properties and collection of mortgage
         loan receivable......................        --      (1,491)        (321)          --           --           --
        Consolidation and litigation costs....        --          --        7,237           --           --           --
        Loss provisions.......................        --          --           --        1,876        3,508        2,309
                                                --------     -------      -------       ------      -------      -------
        EBIDA.................................  $148,067     $40,520      $13,670       $9,291      $10,269      $10,326

 (6) The ratio of earnings to fixed charges is computed as net income (loss) from operations, before extraordinary items, plus fixed charges (excluding capitalized interest) divided by fixed charges. Fixed charges consist of interest costs including amortization of deferred financing costs. For the historical year ended December 31, 1996, earnings were insufficient to cover fixed charges by $1,742.

 (7) The ratio of earnings to fixed charges and Preferred Partner Interest distributions is computed as income (loss) from operations, before extraordinary items, plus fixed charges (excluding capitalized interest) divided by fixed charges plus Preferred Partner Interest distributions. Fixed charges consist of interest costs including amortization of deferred financing costs. For the historical year ended December 31, 1996, earnings were insufficient to cover fixed charges plus Preferred Partner Interest distributions by $1,742.

 (8) The annual service charges coverage is computed as EBIDA divided by annual service charge, as defined in "Description of Notes -- Certain Definitions."

 (9) Debt to total assets is computed as debt divided by total assets, both as defined in "Description of Notes -- Certain Definitions."

(10) Secured debt to total assets is computed as secured debt divided by total assets, as defined in "Description of Notes -- Certain Definitions."

(11) Total unencumbered assets to unsecured debt is computed as total unencumbered assets divided by unsecured debt, both as defined in "Description of Notes -- Certain Definitions"

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited, pro forma, condensed consolidated balance sheet as of June 30, 1998 has been prepared to reflect: (i) all property acquisitions completed in 1998 through the date hereof, as described under "Recent Activities -- 1998 and 1997 Completed Acquisitions;" (ii) advances made by the Operating Partnership to enter into development alliances; (iii) the Exchange Offer, and
(iv) debt assumed and borrowings under the Acquisition Credit Facility and the Bridge Loan, as described under the caption "Recent Activities -- Financing Activities" as if each of such transactions had been completed on June 30, 1998.

     The following unaudited, pro forma, condensed consolidated statements of operations for the six months ended June 30, 1998 and for the year ended December 31, 1997 have been prepared to reflect: (i) all property acquisitions completed in 1997 and in 1998 through the date hereof, as described under "Recent Activities -- 1998 and 1997 Completed Acquisitions;" (ii) advances made by the Operating Partnership to enter into development alliances; (iii) the Exchange Offer; (iv) the Initial Offering, the January 1998 Offering, the October 1997 Offering, the July 1997 Offering and the March 1997 Offering (each as defined herein) and the application of the respective net proceeds therefrom;
(v) debt assumed and borrowings under the Bridge Loan and the Acquisition Credit Facility, as described under the caption "Recent Activities -- Financing Activities;" (vi) the repayment of certain mortgage and other loans; (vii) the sale of certain properties and use of sales proceeds therefrom for the repayment of related mortgage debt and the funding of certain property acquisitions;
(viii) the collection of a mortgage loan receivable and (ix) the sale of various properties held by the partnerships managed by Glenborough Corporation to the Operating Partnership or to third parties as if each of such transactions had been completed on January 1, 1997.

     These unaudited, pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and related notes of the Operating Partnership included herein and in the Company's reports filed under the Exchange Act which are incorporated by reference in this Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions have been made.

     The pro forma, condensed consolidated financial information is unaudited and is not necessarily indicative of the results of which would have occurred if the transactions had been consummated in the periods presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations, or cash flows for future periods.

                          GLENBOROUGH PROPERTIES, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                               COMPLETED      EXCHANGE        OTHER
                                            HISTORICAL(1)   TRANSACTIONS(2)   OFFER(3)    ADJUSTMENTS(4)   PRO FORMA
                                            -------------   ---------------   ---------   --------------   ----------
  ASSETS
    Rental property, net..................   $1,698,554        $ 67,290       $      --           --       $1,765,844
    Investment in Associated Company......        8,611              --              --           --            8,611
    Mortgage loans receivable, net........       41,269              --              --           --           41,269
    Cash and cash equivalents.............        6,571             609            (400)      (5,780)           1,000
    Other Assets..........................       78,300              --             400       15,879           94,579
                                             ----------        --------       ---------      -------       ----------
          Total Assets....................   $1,833,305        $ 67,899       $      --      $10,099       $1,911,303
                                             ==========        ========       =========      =======       ==========
  LIABILITIES
    Acquisition Credit Facility...........   $  125,152        $ 13,136       $      --      $ 6,559       $  144,847
    Mortgage loans........................      451,084          41,355              --           --          492,439
    Bridge loan...........................      142,170           2,000              --        3,540          147,710
    The Old Notes.........................      150,000              --        (150,000)          --               --
    The New Notes.........................           --              --         150,000           --          150,000
    Other liabilities.....................       29,786             152              --           --           29,938
                                             ----------        --------       ---------      -------       ----------
          Total Liabilities...............      898,192          56,643              --       10,099          964,934
                                             ----------        --------       ---------      -------       ----------
  PARTNERS' EQUITY
    General Partner.......................        9,256             113              --           --            9,369
    Limited Partners......................      925,857          11,143              --           --          937,000
                                             ----------        --------       ---------      -------       ----------
          Total Equity....................      935,113          11,256              --           --          946,369
                                             ----------        --------       ---------      -------       ----------
          Total liabilities and Partners'
            Equity........................   $1,833,305        $ 67,899              --      $10,099       $1,911,303
                                             ==========        ========       =========      =======       ==========

                          GLENBOROUGH PROPERTIES, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                  (UNAUDITED)

1. Reflects the historical consolidated balance sheet of the Operating Partnership as of June 30, 1998, which includes the acquisitions of the following properties and property portfolios since January 1, 1997:

                                            PURCHASE PRICE
                 PROPERTY                     (IN 000'S)        DATE ACQUIRED
                 --------                   --------------      -------------
Galesi Portfolio..........................     $275,820       June 30, 1998
Donau/Gruppe Portfolio....................       28,550       June 30, 1998
Covance...................................       16,500       June 23, 1998
One and Three Pacific.....................       20,100       May 20, 1998
Eaton & Lauth Portfolio...................       68,700       April 22, 1998
BGK Portfolio.............................     $ 50,200       March 27, 1998
400 El Camino Real........................       34,700       March 6, 1998
Capitol Center............................       12,300       February 27, 1998
Windsor Portfolio.........................      423,200       January 8, 1998
Marion Bass Portfolio.....................       58,300       December 31, 1997
Opus Portfolio............................       27,900       December 22, 1997
Thousand Oaks.............................       51,300       December 13, 1997
Bryant Lake...............................        9,400       November 4, 1997
Copley Properties.........................       63,700       October 24, 1997
Citibank Park Property....................       23,300       September 30, 1997
Advance Properties........................      103,000       September 12, 1997
T. Rowe Price Properties..................      146,800       September 12, 1997
Centerstone Property......................       30,400       July 1, 1997
CRI Properties............................       14,800       June 18, 1997
CIGNA Properties..........................       45,400       April 29, 1997
E&L Properties............................       22,200       April 18, 1997
Riverview Property........................       20,500       April 14, 1997
Lennar Properties.........................       23,200       April 8, 1997
Scottsdale Hotel..........................       12,100       February 28, 1997

     Also reflects the sale of sixteen retail, one residential, three industrial, one office/flex property and two hotels during 1997 and through June 30, 1998 for an aggregate sales price of approximately $52.0 million.

2. Reflects the completed acquisitions of the following property and property portfolio since June 30, 1998:

                                             PURCHASE PRICE
                                               (IN 000'S)        DATE ACQUIRED
                                             --------------    -----------------
3 Executive Drive..........................     $ 12,350       August 13, 1998
Pauls Portfolio............................       54,940       July 8, 1998

     These acquisitions were funded with approximately $41.4 million of mortgage debt assumed, approximately $2.0 million of the proceeds of the Bridge Loan, approximately $13.1 million of borrowings under the Acquisition Credit Facility and the issuance of 423,843 units in the Operating Partnership (based on an agreed per unit value of $26.556).

     The debt assumed in the acquisition of the Pauls Portfolio bears interest at rates ranging from 6.95% to 8.25% and matures between 2006 and 2008.

                          GLENBOROUGH PROPERTIES, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                              AS OF JUNE 30, 1998
                                  (UNAUDITED)

     The Bridge Loan has a term of six months and bears interest at a rate of LIBOR plus 1.3% (assumed to be 6.74%, the rate prevailing as of the date of this filing, for the six months ended June 30, 1998 and for the year ended December 31, 1997). The Acquisition Credit Facility has a three year term and bears interest on a sliding scale ranging from LIBOR plus 1.1% to LIBOR plus 1.3% (assumed to be 6.69%, the rate prevailing as of the date of this filing, for the six months ended June 30, 1998 and for the year ended December 31, 1997).

     Tenant security deposits of approximately $152,000 related to these acquisitions are reflected as cash and other liabilities.

3. Reflects the Exchange Offering of $150 million of Old Notes, for an equal amount of New Notes with identical rates and terms. In connection with the Exchange Offering, the Operating Partnership is expected to incur costs of approximately $400,000.

4. Reflects loans made for development purposes or advances made to development joint ventures after June 30, 1998. The loans and advances were funded with a portion of the proceeds from the Bridge Loan and borrowings under the Acquisition Credit Facility. No recognition has been given to either interest income on the loans or interest expense related to the loans and advances on a pro forma basis as these loans and advances have been made by the Operating Partnership for development purposes.

                          GLENBOROUGH PROPERTIES, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                        OTHER
                                                          COMPLETED      DEBT TRANS-   ADJUST-       PRO
                                       HISTORICAL(1)   TRANSACTIONS(2)   ACTIONS(3)    MENTS(4)     FORMA
                                       -------------   ---------------   -----------   --------   ----------
REVENUES
  Rental revenue.....................   $   97,582         $33,330         $    --     $(1,194)   $  129,718
  Equity in earnings of Associated
     Company.........................          850              --              --        (105)          745
  Fees, interest and other income....        1,787              --              --         149         1,936
                                        ----------         -------         -------     -------    ----------
          Total Revenue..............      100,219          33,330              --      (1,150)      132,399
                                        ----------         -------         -------     -------    ----------
OPERATING EXPENSES
  Operating expenses.................       31,936          12,071              --        (534)       43,473
  General and administrative.........        4,475             400              --         184         5,059
  Depreciation and amortization......       20,918             676              --        (207)       21,387
  Interest expense...................       18,852           7,569           5,624        (716)       31,329
                                        ----------         -------         -------     -------    ----------
          Total operating expenses...       76,181          20,716           5,624      (1,273)      101,248
                                        ----------         -------         -------     -------    ----------
  Net income before Preferred Partner
     Interest Distributions(5).......       24,038          12,614          (5,624)        123        31,151
  Preferred Partner Interest
     Distributions...................       (9,480)             --              --      (1,661)      (11,141)
                                        ----------         -------         -------     -------    ----------
  Net income allocable to Operating
     Partnership units...............   $   14,558         $12,614         $(5,624)    $(1,538)   $   20,010
                                        ==========         =======         =======     =======    ==========
  Net income per unit(6).............         $0.43                                               $     0.56
                                        ==========                                                ==========
  Weighted average units outstanding
     excluding Preferred Partner
     Interest(6).....................   34,038,659                                                35,903,228
                                        ==========                                                ==========

                          GLENBOROUGH PROPERTIES, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                              OTHER
                                                                COMPLETED      DEBT TRANS-   ADJUST-       PRO
                                             HISTORICAL(1)   TRANSACTIONS(2)   ACTIONS(3)    MENTS(4)     FORMA
                                             -------------   ---------------   -----------   --------   ----------
REVENUES
  Rental revenue...........................   $   61,393        $178,549        $     --     $ (4,438)  $  235,504
  Equity in earnings of Associated
     Company...............................        1,687              --              --         (721)         966
  Fees, interest and other income..........        2,346              --              --          274        2,620
                                              ----------        --------        --------     --------   ----------
          Total Revenue....................       65,426         178,549              --       (4,885)     239,090
                                              ----------        --------        --------     --------   ----------
OPERATING EXPENSES
  Operating expenses.......................       20,904          64,751              --       (2,005)      83,650
  General and administrative...............        4,002           2,239              --        1,132        7,373
  Depreciation and amortization............       14,829          34,765              --         (736)      48,858
  Interest expense.........................        9,668          29,347          24,515       (1,992)      61,538
                                              ----------        --------        --------     --------   ----------
          Total operating expenses.........       49,403         131,102          24,515       (3,601)     201,419
                                              ----------        --------        --------     --------   ----------
  Net income before Preferred Partner
     Interest Distributions(5).............   $   16,023        $ 47,447        $(24,515)    $ (1,284)  $   37,671
  Preferred Partner Interest
     Distributions.........................           --              --              --      (22,281)     (22,281)
                                              ----------        --------        --------     --------   ----------
  Net income allocable to Operating
     Partnership units.....................   $   16,023        $ 47,447        $(24,515)    $(23,565)  $   15,390
                                              ----------        --------        --------     --------   ----------
  Net income per unit(6)...................   $     0.84                                                $     0.43
                                              ==========                                                ==========
  Weighted average units outstanding
     excluding Preferred Partner
     Interest(6)...........................   19,025,314                                                35,903,228
                                              ==========                                                ==========

                          GLENBOROUGH PROPERTIES, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

1. Reflects the historical consolidated operations of the Operating Partnership for the six months ended June 30, 1998, excluding the gains on the sale of property totaling $2,139, and reflects the historical consolidated operations of the Operating Partnership for the year ended December 31, 1997, excluding the gains on the sale of property and the collection of a note receivable totaling $1,491 and an extraordinary loss on refinancing of debt of $843. All such gains and losses are non-recurring.

2. Reflects the historical operations of 3 Executive Drive, the Pauls Portfolio, the Galesi Portfolio, the Donau/Gruppe Portfolio, Covance, One and Three Pacific, the Eaton & Lauth Portfolio, the BGK Portfolio, 400 El Camino Real, Capitol Center, and the Windsor Portfolio, (collectively the "Recent Acquisitions") for the six months ended June 30, 1998, or portion of 1998 prior to acquisition.

                                                                 SIX MONTHS ENDED JUNE 30, 1998
                                                           (OR PORTION OF 1998 PRIOR TO ACQUISITION)
                                  --------------------------------------------------------------------------------------------
                                                                                                                     EATON
                                  3 EXECUTIVE     PAULS      GALESI     DONAU/GRUPPE                ONE AND         & LAUTH
                                     DRIVE      PORTFOLIO   PORTFOLIO    PORTFOLIO     COVANCE   THREE PACIFIC     PORTFOLIO
                                  -----------   ---------   ---------   ------------   -------   -------------   -------------
    Revenues....................    $1,371       $2,308      $21,828       $1,454       $488        $1,153          $2,934
    Operating expenses..........        --         (760)      (9,376)          --         --          (363)           (867)
                                    ------       ------      -------       ------       ----        ------          ------
                                    $1,371       $1,548      $12,452       $1,454       $488        $  790          $2,067
                                    ======       ======      =======       ======       ====        ======          ======

                                               SIX MONTHS ENDED JUNE 30, 1998
                                         (OR PORTION OF 1998 PRIOR TO ACQUISITION)
                                  --------------------------------------------------------

                                     BGK        400 EL      CAPITOL    WINDSOR    COMBINED
                                  PORTFOLIO   CAMINO REAL   CENTER    PORTFOLIO    TOTAL
                                  ---------   -----------   -------   ---------   --------
    Revenues....................    $ 475        $207        $ 376      $ 736     $ 33,330
    Operating expenses..........     (173)        (91)        (162)      (279)     (12,071)
                                    -----        ----        -----      -----     --------
                                    $ 302        $116        $ 214      $ 457     $ 21,259
                                    =====        ====        =====      =====     ========

   Also reflects the historical operations of the Recent Acquisitions and the 1997 Acquisitions for the year ended December 31, 1997 or the portion of 1997 prior to acquisition.

                                                               YEAR ENDED DECEMBER 31, 1997
                                                        (OR PORTION OF 1997 PRIOR TO ACQUISITION)
                           ----------------------------------------------------------------------------------------------------
                                                                                                            EATON
                           3 EXECUTIVE     PAULS      GALESI     DONAU/GRUPPE                ONE AND       & LAUTH       BGK
                              DRIVE      PORTFOLIO   PORTFOLIO    PORTFOLIO     COVANCE   THREE PACIFIC   PORTFOLIO   PORTFOLIO
                           -----------   ---------   ---------   ------------   -------   -------------   ---------   ---------
    Revenues.............    $1,072       $2,872     $ 35,542       $2,907      $1,022       $2,742        $ 9,362     $ 6,157
    Operating expenses...        --         (769)     (16,646)          --          --         (951)        (3,034)     (2,120)
                             ------       ------     --------       ------      ------       ------        -------     -------
                             $1,072       $2,103     $ 18,896       $2,907      $1,022       $1,791        $ 6,328     $ 4,037
                             ======       ======     ========       ======      ======       ======        =======     =======

                                          YEAR ENDED DECEMBER 31, 1997
                                    (OR PORTION OF 1997 PRIOR TO ACQUISITION)
                           -----------------------------------------------------------

                             400 EL      CAPITOL    WINDSOR        1997       COMBINED
                           CAMINO REAL   CENTER    PORTFOLIO   ACQUISITIONS    TOTAL
                           -----------   -------   ---------   ------------   --------
    Revenues.............    $ 3,019     $ 2,369   $ 53,732      $ 57,753     $178,549
    Operating expenses...     (1,331)     (1,018)   (20,402)      (18,480)     (64,751)
                             -------     -------   --------      --------     --------
                             $ 1,688     $ 1,351   $ 33,330      $ 39,273     $113,798
                             =======     =======   ========      ========     ========

                          GLENBOROUGH PROPERTIES, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP

                       NOTES AND ADJUSTMENTS TO PRO FORMA
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

     Also, reflects estimated annual depreciation and amortization, based upon estimated useful lives of 30 years on a straight-line basis and estimated general and administrative expenses related to these acquisitions.

     Also, reflects the estimated pro forma interest on the mortgage debt assumed, the Bridge Loan and advances under Acquisition Credit Facility in connection with the Recent Acquisitions and the 1997 Acquisitions. The estimated interest on the mortgage loans assumed is based upon rates ranging from 6.75% to 9.25%, including adjustments to interest expense for premiums recorded on certain mortgage loans on the date of assumption. The Bridge Loan bears interest at a rate of LIBOR plus 1.3% (assumed to be 6.74%, the rate prevailing as of the date of this filing, for the six months ended June 30, 1998 and for the year ended December 31, 1997). The Acquisition Credit Facility bears interest on a sliding scale ranging from LIBOR plus 1.1% to LIBOR plus 1.3% assumed to be 6.69%, the rate prevailing as of the date of this filing, for the six months ended June 30, 1998 and for the year ended December 31, 1997). A 1/8% change in LIBOR would cause the interest expense on the outstanding pro forma balances of the Bridge Loan and the Acquisition Credit Facility as of June 30, 1998 to change by $176 on an annualized basis.

     All properties in the Donau/Gruppe Portfolio, 3 Executive Drive and Covance are single tenant buildings under triple net leasing arrangements for which the tenants are responsible for the payment of all operating expenses.

     The results of operations of the Pauls Portfolio for the year ended December 31, 1997 include the operations for certain properties from the later of January 1, 1997 or date of completion to December 31, 1997. Two properties in the Pauls Portfolio were not completed until May 1998, therefore, the results of operations of these properties are not included for the year ended December 31, 1997.

 3. Reflects the estimated pro forma interest and the related effect on loan fee amortization expense on the repayment of advances on various borrowings made by Operating Partnership during periods subsequent to January 1997 including the Operating Partnership's previous line of credit, a $114,000 interim loan, certain mortgage debt, the Bridge Loan, the Notes, and the Acquisition Credit Facility. Also reflects the pro forma loan fee amortization expense and unused facility fees related to the Acquisition Credit Facility for each of the periods presented. Also reflects the pro forma unused facility fees related to the Acquisition Credit Facility for each of the periods presented. These transactions result in net changes to interest expense consisting of the following:

                                                     SIX MONTHS ENDED        YEAR ENDED
                                                      JUNE 30, 1998       DECEMBER 31, 1997
                                                    ------------------    -----------------
Interest differential.............................       $ 8,926               $30,544
Interest on repayments............................        (3,197)               (7,006)
Amortization of new loan fees.....................           124                   924
Amortization of old loan fees.....................          (308)                 (105)
Unused Acquisition Credit Facility fees...........            79                   158
                                                         -------               -------
                                                         $ 5,624               $24,515
                                                         =======               =======

     The Notes bear interest at a fixed rate of 7.625% and have a term of seven years, unless previously redeemed.

                          GLENBOROUGH PROPERTIES, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP

                       NOTES AND ADJUSTMENTS TO PRO FORMA
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

     The amortization of the new loan fees is based upon total estimated fees and costs of approximately $4,508 over the respective terms of the related Acquisition Credit Facility, the Bridge Loan and the New Notes. The unused Acquisition Credit Facility fees are based upon 0.15% of the pro forma unused Acquisition Credit Facility capacity as of June 30, 1998 of approximately $105,153.

 4. Reflects the following adjustments:

                                                                 FOR THE SIX
                                                                   MONTHS
                                                                    ENDED        FOR THE YEAR ENDED
                                                                JUNE 30, 1998    DECEMBER 31, 1997
                                                                -------------    ------------------
    Rental Revenue
      Elimination of revenues of sold properties..............     $(1,194)           $(4,438)
                                                                   =======            =======
    Equity in earnings of Associated Company
         Elimination of fees earned by GC.....................     $  (105)           $  (721)
                                                                   -------            -------
    Fees, interest and other income
      Reduction of interest due to collection of mortgage loan
         receivable...........................................     $    --            $   (50)
      Interest on mortgage note receivable....................         149                324
                                                                   -------            -------
         Net increase in fees, interest and other income......     $   149            $   274
                                                                   =======            =======
    Operating expenses
      Elimination of expenses of sold properties..............     $  (534)           $(2,031)
      Additional expenses of the E&L Properties...............          --                 26
                                                                   -------            -------
         Net decrease in operating expenses...................     $  (534)           $(2,005)
                                                                   =======            =======
    General and administrative expenses
      Absorption by the Operating Partnership of costs
         previously reimbursed by GC..........................     $   184            $ 1,132
                                                                   =======            =======
    Depreciation and amortization expense
      Elimination of expenses of sold properties..............     $  (207)           $  (736)
                                                                   =======            =======
    Interest expense and loan fee amortization expense
      Reduction due to repayment of mortgage debt from
      proceeds from sold properties...........................     $  (149)           $  (600)
      Reduction for capitalized interest......................        (567)            (1,392)
                                                                   -------            -------
         Net decrease in interest expense.....................     $  (716)           $(1,992)
                                                                   =======            =======

    Excludes the effects of the sale of the Shannon Crossing Center and Country Suites hotels in Tucson, Ontario and Arlington, which will not occur until late 1998 due to provisions of a secured borrowing prohibiting an earlier sale and excludes the sale of the Belshaw Industrial property which management believes is not material to the accompanying pro forma consolidated statements of operations for the six months ended June 30, 1998 and for the twelve months ended December 31, 1997.

                          GLENBOROUGH PROPERTIES, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP

                       NOTES AND ADJUSTMENTS TO PRO FORMA
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

 5. The pro forma taxable income for the Operating Partnership for the six months ended June 30, 1998 and for the year ended December 31, 1997 is calculated as follows:

                                                                FOR THE SIX
                                                                MONTHS ENDED     FOR THE YEAR ENDED
                                                               JUNE 30, 1998     DECEMBER 31, 1997
                                                               --------------    ------------------
    Pro forma net income from operations.....................     $ 31,151            $ 37,671
      Add: GAAP basis depreciation and amortization..........       21,387              48,858
      Less: Tax basis depreciation and amortization..........      (19,072)            (38,145)
      Other book-to-tax differences..........................       (1,538)             (4,434)
                                                                  --------            --------
      Pro forma taxable income...............................     $ 31,928            $ 43,950
                                                                  ========            ========

 6. Pro forma weighted average units outstanding excluding Preferred Partner Interest is determined by assuming all units of Operating Partnership interest outstanding at June 30, 1998, or issued subsequent to that date or deemed to be probable of issuance as of the date of this filing, were issued and outstanding on January 1, 1997. The components of pro forma weighted average units outstanding are as follows:

Units outstanding at June 30, 1998..........................  35,462,478
Units issued in connection with the acquisition of
  property..................................................     423,843
Units issued to the Company related to issuance of Common
  Shares of the Company in connection with exercise of
  employee stock options....................................      16,907
                                                              ----------
Pro forma weighted average units outstanding................  35,903,228
                                                              ==========

     Pro forma net income per unit is computed by dividing pro forma weighted average units outstanding into pro forma net income allocable to Operating Partnership units. No Preferred Partner Interest is assumed to be converted as its effect is anti-dilutive in all periods presented.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     As part of the Consolidation, on December 31, 1995, the GRT Predecessor Entities added to the Operating Partnership approximately 1,980,761 rentable square feet of office, office/flex, industrial and retail Properties, multi-family Properties aggregating 104 units and hotel Properties aggregating 499 rooms. Since the Consolidation, the Operating Partnership has completed approximately $1.76 billion of acquisitions, consisting of 179 Properties.

RESULTS OF OPERATIONS

     The statements of operations and cash flows for the year ended December 31, 1995 of the GRT Predecessor Entities include the historical operations of GC and the Partnerships. These statements have been adjusted to reflect the consolidation of two joint ventures which were, in aggregate, wholly owned by the Partnerships. The statements of operations and cash flows for the year ended December 31, 1995 of the GRT Predecessor entities are included as the Consolidation of these entities to form the Operating Partnership did not occur until December 31, 1995.

     Certain components of the Operating Partnership's results of operations are not comparable to those of the GRT Predecessor Entities. The primary reason for the difference is the segregation in 1996 of the operations (management fees and reimbursements, as well as related expenses) of certain affiliated companies, all of which were combined in the GRT Predecessor Entities 1995 financial statements. Also, contributing to the comparability difference is the change in the operational structure of three original hotel properties, not including the San Antonio Hotel which was acquired in 1996 and the Irving, Texas Hotel, (the "Hotels").

     In June 1998, the Operating Partnership sold two hotel properties for $6,100,000. The sales generated a net gain of approximately $253,000 and net proceeds of approximately $2,327,000. The Operating Partnership received consideration in cash for one of the hotels with a selling price of $1,900,000. In conjunction with the sale of the other hotel with a selling price of $4,200,000, the Operating Partnership agreed to loan $3,600,000 to the buyer for a term of six months at a fixed interest rate of 9% (see Note 5). As the buyer contributed cash (approximately $600,000) to the purchase of this hotel, the historical operations of the hotel are sufficient to service the loan and the Operating Partnership has no other continuing obligations or involvement with this property, the Operating Partnership recognized the sale under the full accrual method of accounting.

     The Company has entered into three short-term lease agreements relating to the remaining hotel Properties located in Arlington, Texas, Tucson, Arizona and Ontario, California, with three prospective purchasers of these properties. These prospective purchasers have entered into agreements to acquire these properties, with closing dates of December 30, 1998. These leases all terminate upon the closing date of the sale of the Properties.

COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 1998 TO THE SIX MONTHS ENDED JUNE 30, 1997.

     Rental Revenues. Rental revenues increased $77,891,000, or 396%, to $97,582,000 for the six months ended June 30, 1998, from $19,691,000 for the six months ended June 30, 1997. The increase included growth in revenues from the office, industrial, office/flex, retail and multi-family Properties of $49,728,000, $4,331,000, $15,778,000, $2,385,000 and $5,896,000, respectively.
Of the rental revenue for the six months ended June 30, 1998, $8,768,000 represented rental revenues generated from the acquisition of 20 properties in the third and fourth quarters of 1996 (the "1996 Acquisitions"), $48,715,000 represented rental revenues generated from the acquisition of 90 properties in 1997 (the "1997 Acquisitions") and $34,596,000 represented rental revenues generated from the acquisition of 58 properties during the six months ended June 30, 1998 (the "1998 Acquisitions").

     Fees and Reimbursements. Fees and reimbursements revenue consists primarily of property management fees, asset management fees and lease commissions paid to the Operating Partnership under property and asset management agreements. This revenue increased $865,000, or 236%, to $1,232,000 for the six months ended June 30, 1998, from $367,000 for the six months ended June 30, 1997. The increase primarily consisted of increased lease commissions and sales fees from the managed portfolio.

     Equity in Earnings of Glenborough Corporation. Equity in earnings of Glenborough Corporation increased $414,000, or 95%, to $850,000 for the six months ended June 30, 1998, from $436,000 for the six months ended June 30, 1997. The increase is primarily due to transaction fees earned by GC related to the disposition of several of the managed properties.

     Net Gain on Sales of Rental Properties. The net gain on sales of rental properties of $2,139,000 during the six months ended June 30, 1998, resulted from the sales of one multi-family property, two industrial properties, two office/flex properties and two hotel properties from the Operating Partnership's portfolio. The net gain on sales of rental properties of $570,000 during the six months ended June 30, 1997, resulted from the sales of 15 retail properties from the Operating Partnership's portfolio.

     Gain on Collection of Mortgage Loan Receivable. The gain on collection of mortgage loan receivable of $652,000 during the six months ended June 30, 1997 resulted from the collection of a mortgage loan receivable which had a net carrying value of $6,700,000. The payoff amount totaled $6,863,000, plus a $500,000 note receivable, which, net of legal costs, resulted in a gain of $652,000.

     Property Operating Expenses. Property operating expenses increased $25,226,000, or 376%, to $31,936,000 for the six months ended June 30, 1998, from $6,710,000 for the six months ended June 30, 1997. Of this increase, $25,571,000 represents increases in property operating expenses attributable to the 1997 Acquisitions and the 1998 Acquisitions. This increase is partially offset by decreases in expenses due to the 1997 and 1998 sales of properties.

     General and Administrative Expenses. General and administrative expenses increased $3,301,000, or 281%, to $4,475,000 for the six months ended June 30, 1998, from $1,174,000 for the six months ended June 30, 1997. The increase is primarily due to increased salary and overhead costs resulting from the 1997 Acquisitions and 1998 Acquisitions.

     Depreciation and Amortization. Depreciation and amortization increased $16,875,000, or 417%, to $20,918,000 for the six months ended June 30, 1998, from $4,043,000 for the six months ended June 30, 1997. The increase is primarily due to depreciation and amortization associated with the 1997 Acquisitions and 1998 Acquisitions.

     Interest Expense. Interest expense increased $15,052,000, or 396%, to $18,852,000 for the six months ended June 30, 1998, from $3,800,000 for the six months ended June 30, 1997. Substantially all of the increase was the result of higher average borrowings during the six months ended June 30, 1998, as compared to the six months ended June 30, 1997, due to new debt and the assumption of debt related to the 1997 Acquisitions and 1998 Acquisitions.

     Net Income and Net Income Allocable to General and Limited Partners. Net income increased $19,672,000, or 302%, to $26,177,000 for the six months ended June 30, 1998, from $6,505,000 for the six months ended June 30, 1997. However, net income allocable to general and limited partners decreased $0.04 per share for the six months ended June 30, 1998, from the six months ended June 30, 1997. The decrease is due to a decrease in Net Income Allocable to General and Limited Partners resulting from the preferred partner interest distributions paid to preferred partners in 1998. There were no preferred partner distributions paid in 1997.

COMPARISON OF THE THREE MONTHS ENDED JUNE 30, 1998 TO THE THREE MONTHS ENDED JUNE 30, 1997.

     Rental Revenues. Rental revenues increased $39,835,000, or 338%, to $51,619,000 for the three months ended June 30, 1998, from $11,784,000 for the three months ended June 30, 1997. The increase included growth in revenues from the office, industrial, office/flex, retail and multi-family Properties of $26,015,000, $2,088,000, $7,585,000, $1,463,000 and $3,264,000, respectively. Of the rental revenue for the three months ended June 30, 1998, $4,389,000 represented rental revenues generated from the acquisition of 20 properties in the third and fourth quarters of 1996 (the "1996 Acquisitions"), $24,821,000 represented rental revenues generated from the acquisition of 90 properties in 1997 (the "1997 Acquisitions") and $19,908,000 represented rental revenues generated from the acquisition of 58 properties during the six months ended June 30, 1998 (the "1998 Acquisitions").

     Fees and Reimbursements. Fees and reimbursements revenue consists primarily of property management fees, asset management fees and lease commissions paid to the Operating Partnership under property and asset management agreements. This revenue increased $579,000, or 322%, to $759,000 for the three months ended June 30, 1998, from $180,000 for the three months ended June 30, 1997. The increase was primarily due to a disposition fee from GC of $581,000 related to the sale of one of the managed properties.

     Equity in Earnings of Glenborough Corporation. Equity in earnings of Glenborough Corporation increased $312,000, or 73%, to $740,000 for the three months ended June 30, 1998, from $428,000 for the three months ended June 30, 1997. The increase is primarily due to transaction fees earned by GC related to the disposition of several of the managed properties.

     Net Gain on Sales of Rental Properties. The net gain on sales of rental properties of $693,000 during the three months ended June 30, 1998, resulted from the sales of one office/flex property and two hotel properties from the Operating Partnership's portfolio. The net gain on sales of rental properties of $570,000 during the three months ended June 30, 1997, resulted from the sales of 15 retail properties from the Operating Partnership's portfolio.

     Gain on Collection of Mortgage Loan Receivable. The gain on collection of mortgage loan receivable of $498,000 during the three months ended June 30, 1997 resulted from the collection of a mortgage loan receivable. The payoff amount included a $500,000 note receivable, which was recorded as deferred income to be recognized as cash was received. Payments received in the three months ended March 31, 1997 totaled $2,000. The remaining balance of the note receivable was assigned to a third party in June 1997 which resulted in a gain of $498,000 during the three months ended June 30, 1997.

     Property Operating Expenses. Property operating expenses increased $12,193,000, or 299%, to $16,265,000 for the three months ended June 30, 1998, from $4,072,000 for the three months ended June 30, 1997. Of this increase, $12,529,000 represents increases in property operating expenses attributable to the 1997 Acquisitions and the 1998 Acquisitions. This increase is partially offset by decreases in property operating expenses due to the 1997 and 1998 sales of properties.

     General and Administrative Expenses. General and administrative expenses increased $2,016,000, or 344%, to $2,602,000 for the three months ended June 30, 1998, from $586,000 for the three months ended June 30, 1997. The increase is primarily due to increased salary and overhead costs resulting from the 1997 Acquisitions and 1998 Acquisitions.

     Depreciation and Amortization. Depreciation and amortization increased $8,429,000, or 336%, to $10,934,000 for the three months ended June 30, 1998, from $2,505,000 for the three months ended June 30, 1997. The increase is primarily due to depreciation and amortization associated with the 1997 Acquisitions and 1998 Acquisitions.

     Interest Expense. Interest expense increased $7,452,000, or 335%, to $9,679,000 for the three months ended June 30, 1998, from $2,227,000 for the three months ended June 30, 1997. Substantially all of the increase was the result of higher average borrowings during the three months ended June 30, 1998, as compared to the three months ended June 30, 1997, due to new debt and the assumption of debt related to the 1997 Acquisitions and 1998 Acquisitions.

     Net Income and Net Income Allocable to General and Limited Partners. Net income increased $10,262,000, or 239%, to $14,549,000 for the three months ended June 30, 1998, from $4,287,000 for the three months ended June 30, 1997. However, net income allocable to general and limited partners decreased $0.05 per share for the three months ended June 30, 1998, from the three months ended June 30, 1997. The decrease is due to a decrease in Net Income Allocable to General and Limited Partners resulting from the preferred partner interest distributions paid to preferred partners in 1998. There were no preferred partner distributions paid in 1997.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 1997 TO THE YEAR ENDED DECEMBER 31, 1996.

     Rental Revenue. Rental revenue increased $43,450,000, or 242%, to $61,393,000 for the year ended December 31, 1997, from $17,943,000 for the year ended December 31, 1996. The increase included growth in revenue from the office, office/flex, industrial, retail, multi-family and hotel Properties of $21,166,000, $9,585,000, $3,829,000, $3,478,000, $4,017,000 and $1,467,000,
respectively. Of the rental revenue for the year ended December 31, 1997, $48,030,000 represents rental revenue generated from the acquisition of 20 properties (the "1996 Acquisitions") in the third and fourth quarters of 1996 and the acquisition of 89 properties during the year ended December 31, 1997 (the "1997 Acquisitions"). The increase in rental revenue for the year ended December 31, 1997, was partially offset by a decrease in revenue due to the 1996 sale of two industrial properties and the 1997 sales of sixteen retail properties.

     Fees and Reimbursements. Fees and reimbursements revenue consists primarily of property management fees, asset management fees and lease commissions paid to the Operating Partnership under property and asset management agreements. This revenue increased $408,000, or 131%, to $719,000 for the year ended December 31, 1997, from $311,000 for the year ended December 31, 1996. The increase primarily consisted of increases in asset management fees of $131,000, property management fees of $257,000 and lease commissions of $20,000.

     Interest and Other Income. Interest and other income, which consists primarily of interest on cash investments and mortgage loans receivable, increased $557,000, or 52%, to $1,627,000 for the year ended December 31, 1997, from $1,070,000 for the year ended December 31, 1996. The increase was primarily due to a $786,000 increase in interest income as a result of higher invested cash balances and a $365,000 increase in interest income from the Grunow mortgage loan receivable. This increase in interest income is partially offset by a $649,000 reduction in interest and other income due to the payoff of the Hovpark mortgage loan receivable in January 1997.

     Equity in Earnings of Glenborough Corporation. Equity in earnings of Glenborough Corporation increased $116,000, or 7%, to $1,687,000 for the year ended December 31, 1997, from $1,571,000 for the year ended December 31, 1996. The increase is primarily due to an increase in transaction fees earned by GC.

     Net Gain on Sales of Rental Properties. The net gain on sales of rental properties of $839,000 during the year ended December 31, 1997, resulted from the sales of sixteen retail properties. The net gain on sales of rental properties of $321,000 during the year ended December 31, 1996, resulted from the sale of two self-storage facilities from the Operating Partnership's industrial portfolio.

     Gain on Collection of Mortgage Loan Receivable. The gain on collection of mortgage loan receivable of $652,000 during the year ended December 31, 1997 resulted from the collection of the Hovpark mortgage loan receivable which had a net carrying value of $6,700,000. The payoff amount totaled $6,863,000 in cash, plus a $500,000 note receivable, which, net of legal costs, resulted in a gain of $652,000.

     Property Operating Expenses. Property operating expenses increased $15,169,000, or 264%, to $20,904,000 for the year ended December 31, 1997, from
$5,735,000 for the year ended December 31, 1996. Of this increase, $15,060,000 represents property operating expenses attributable to the 1996 Acquisitions and the 1997 Acquisitions, which was slightly offset by the reduction in expenses resulting from the 1996 sale of two industrial properties and the 1997 sales of sixteen retail properties. Property operating expenses include property management fees and salary reimbursements paid to the Company of $3,028,000 and $769,000 during the years ended December 31, 1997 and 1996, respectively.

     General and Administrative Expenses. General and administrative expenses increased $2,512,000, or 169%, to $4,002,000 for the year ended December 31, 1997, from $1,490,000 for the year ended December 31, 1996. This increase is primarily due to an increase in asset management fees paid to the Company of $2,262,000. Asset management fees are calculated and paid to the Company based on the estimated fair value of the Operating Partnership's real estate assets which increased from $161,945,000 as of December 31, 1996 to $825,218,000 as of December 31, 1997. General and administrative expenses include asset management fees paid to the Company of $3,382,000 and $1,120,000 during the years ended December 31, 1997 and 1996, respectively.

     Depreciation and Amortization. Depreciation and amortization increased $10,246,000, or 224%, to $14,829,000 for the year ended December 31, 1997, from
$4,583,000 for the year ended December 31, 1996. The increase is primarily due to depreciation and amortization associated with the 1996 Acquisitions and the 1997 Acquisitions.

     Interest Expense. Interest expense increased $5,755,000, or 147%, to $9,668,000 for the year ended December 31, 1997, from $3,913,000 for the year ended December 31, 1996. Substantially all of the increase was the result of higher average borrowings during the year ended December 31, 1997, as compared to the year ended December 31, 1996, due to new debt and the assumption of debt related to the 1996 Acquisitions and the 1997 Acquisitions.

     Loss on early extinguishment of debt. Loss on early extinguishment of debt of $843,000 during the year ended December 31, 1997, resulted from the write-off of unamortized loan fees related to the $50 million secured line of credit from Wells Fargo Bank which was replaced with a new $250 million unsecured line of credit (the "Acquisition Credit Facility") from Wells Fargo Bank. Loss on early extinguishment of debt of $186,000 during the year ended December 31, 1996, resulted from the write-off of unamortized loan fees related to the $10,000,000 line of credit from Imperial Bank which was paid-off with proceeds from the $50 million secured line of credit from Wells Fargo Bank.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 1996 TO THE YEAR ENDED DECEMBER 31, 1995.

     Rental Revenue. Rental Revenue increased by $2,489,000, or 16%, to $17,943,000 in 1996 from $15,454,000 in 1995. Of this increase, $4,442,000 represents rental revenues generated from the 1996 Acquisitions. The increase in 1996 revenues was offset by the elimination of revenues from the All American Industrial Properties due to the sale of such properties in June 1996. The increase in rental revenues was also offset by a decrease in hotel revenues due to the change in the operational structure of the Hotels as discussed above.

     Fees and Reimbursements and Equity in Earnings of Glenborough
Corporation. Fees and reimbursements revenue decreased to $311,000 for the year ended December 31, 1996, from $16,019,000 for the year ended December 31, 1995; equity in earnings of Glenborough Corporation increased to $1,571,000 for the year ended December 31, 1996 from zero for the year ended December 31, 1995. As previously discussed, the primary reason for the difference between 1996 and 1995 results is the segregation in 1996 of the operations of GC and the resulting recognition of earnings from GC using the equity method by the Operating Partnership. In 1995, the earnings of Glenborough Corporation and other affiliated companies were consolidated with the partnerships participating in the Consolidation; however, in 1996, these earnings are excluded. For the year ended December 31, 1996, fees and reimbursements consist of asset management fees.

     Interest and Other Income. Interest and other income decreased $1,628,000, or 60%, in 1996 to $1,070,000 from $2,698,000 in 1995. This decrease resulted primarily from a lower note receivable balance in 1996, primarily as a result of the early repayment of various notes receivable in 1995. Also, in 1996, cash balances decreased primarily as a result of the payment of distributions and the payment of costs associated with the Consolidation.

     Net Gain on Sales of Rental Properties. The net gain on sales of rental properties of $321,000 in 1996 resulted from the sale of the two self-storage facilities from the Operating Partnership's industrial portfolio.

     Property Operating Expenses. Property operating expenses decreased $2,841,000, or 33%, to $5,735,000 in 1996 from $8,576,000 in 1995. Of the decrease, $4,993,000 is primarily the result of the change in the operational structure of the hotels, as previously discussed. The decrease was offset by an increase of $1,601,000 associated with the operating expenses of the 1996 Acquisitions. Property operating expenses include property management fees and salary reimbursements paid to the Company of $769,000 during the year ended December 31, 1996.

     General and Administrative. General and administrative expenses decreased to $1,490,000 in 1996 from $15,947,000 in 1995. The decrease is due primarily to the segregation in 1996 of the operations of certain affiliated companies, as previously discussed. General and administrative expenses include asset management fees paid to the Company of $1,120,000 during the year ended December 31, 1996.

     Depreciation and Amortization. Depreciation and amortization decreased to $4,583,000 in 1996 from $4,762,000 in 1995. Depreciation and amortization in 1995 includes the amortization of GRT Predecessor Entities' management contracts, which are no longer reflected in the Operating Partnership's results of operations in 1996. Depreciation and amortization in 1996 includes depreciation and amortization related to the 1996 Acquisitions.

     Interest Expense. Interest expense increased $1,784,000, or 84%, to $3,913,000 in 1996 from $2,129,000 in 1995. Substantially all of the increase was the result of higher average borrowings during 1996 as compared to 1995. The increased borrowings were used to finance the 1996 Acquisitions.

     Consolidation Costs. Consolidation costs for the year ended December 31, 1996, consist of the costs associated with preparing, printing and mailing the Prospectus/Consent Solicitation Statement and other documents related to the Consolidation, and all other costs incurred in the forwarding of the Prospectus/ Consent Solicitation Statement to investors.

     Litigation Costs. Litigation costs for the year ended December 31, 1996, consist of the legal fees incurred in connection with defending two class action complaints filed by investors in certain of the GRT Predecessor Entities as well as an accrual for the proposed settlement in one case.

LIQUIDITY AND CAPITAL RESOURCES

     For the six months ended June 30, 1998, cash provided by operating activities increased by $31,098,000 to $39,237,000 as compared to $8,139,000 for the same period in 1997. The increase is primarily due to an increase in net income of $35,442,000 (before depreciation and amortization and net gain on sales of rental properties) due to the 1997 Acquisitions and 1998 Acquisitions. The increase is partially offset by an increase in investments in development alliances. Cash used for investing activities increased by $478,291,000 to $602,438,000 for the six months ended June 30, 1998, as compared to $124,147,000 for the same period in 1997. The increase is primarily due to the 1998 Acquisitions, additions to mortgage loans receivable and other investments. This increase was partially offset by the collection of a mortgage loan receivable in 1997 and the proceeds from the 1998 sales of properties. Cash provided by financing activities increased by $448,517,000 to $566,102,000 for the six months ended June 30, 1998, as compared to $117,585,000 for the same period in 1997. This increase was primarily due to partner contributions related to acquisitions, the net proceeds from an issuance of Notes (as defined below) and the proceeds from new debt. This increase was partially offset by increased distributions to partners resulting from an increase in the number of Operating Partnership units outstanding in connection with acquisitions.

     The Operating Partnership expects to meet its short-term liquidity requirements generally through its working capital, its Acquisition Credit Facility (as defined below) and cash generated by operations. Planned capital improvements consist of tenant improvements and expenditures necessary to lease and maintain the Properties.

     The Operating Partnership's principal sources of funding for acquisitions, development, expansion and renovation of properties include an unsecured Acquisition Credit Facility, permanent secured debt financing, public unsecured debt financing, contributions from the Company, privately placed financing, issuance of Operating Partnership units and cash flow provided by operations.

     Mortgage loans payable increased from $148,139,000 at December 31, 1997, to $451,084,000 at June 30, 1998. This increase primarily resulted from the assumption of mortgage loans totaling $317,527,000 in connection with the 1998 Acquisitions. These increases were partially offset by the payoff of $13,581,000 of mortgage loans in connection with 1998 sales of properties and scheduled principal payments on other mortgage debt.

     The Operating Partnership has a $250,000,000 unsecured line of credit provided by a commercial bank (the "Acquisition Credit Facility"). Outstanding borrowings under the Acquisition Credit Facility increased from $80,160,000 at December 31, 1997, to $125,152,000 at June 30, 1998. The $80,160,000 balance outstanding at December 31, 1997, was paid off in January 1998 with proceeds from the January 1998 Convertible Preferred Stock Offering (as defined below). The $125,152,000 balance outstanding at June 30, 1998 consists of draws for 1998 Acquisitions. Borrowings under the Acquisition Credit Facility currently bear interest at an annual rate of LIBOR plus 1.2%.

     In January 1998, the Operating Partnership closed a $150 million loan with Wells Fargo Bank (the "Interim Loan"). The Interim Loan had a term of three months with interest at LIBOR plus 1.75%. The purpose of the Interim Loan was to fund acquisitions. The Interim Loan was paid off in March 1998 with proceeds from the issuance of $150 million of unsecured Senior Notes (discussed below).

     In March 1998, the Operating Partnership issued $150 million of 7 5/8% Series A Redeemable Notes in an unregistered 144A offering. The Old Notes mature on March 15, 2005, unless previously redeemed. Interest on the Old Notes is payable semiannually on March 15 and September 15, commencing September 15, 1998. The Operating Partnership used the net proceeds of the offering to repay the outstanding balance under the Interim Loan.

     In June 1998, the Operating Partnership obtained a $150 million unsecured loan from a commercial bank (the "Bridge Loan") which bears interest at a variable rate of LIBOR plus 1.3%, and has a maturity date of December 31, 1998. As of the date of this filing, approximately $147.7 million has been drawn under the Bridge Loan to fund acquisitions and development activities.

     At June 30, 1998, the Operating Partnership's total indebtedness included fixed-rate debt of $482,696,000 (including $139,008,000 subject to cross-collateralization) and floating-rate indebtedness of $385,710,000 (including $115,589,000 subject to cross-collateralization). Approximately 41.4% of the Operating Partnership's total assets, comprising 74 properties, is encumbered by debt at June 30, 1998.

     In January 1998, the Company completed a public offering of 11,500,000 shares of 7 3/4% Series A Convertible Preferred Stock (the "January 1998 Convertible Preferred Stock Offering"). The 11,500,000 shares were sold at a per share price of $25.00 for net proceeds of approximately $276 million, which were contributed to the Operating Partnership and then used to repay the outstanding balance under the Operating Partnership's Acquisition Credit Facility, to fund certain subsequent property acquisitions and for general corporate purposes.

INFLATION

     Substantially all of the leases at the retail Properties provide for pass-through to tenants of certain operating costs, including real estate taxes, common area maintenance expenses, and insurance. Leases at the multi-family Properties generally provide for an initial term of one month or one year and allow for rent adjustments at the time of renewal. Leases at the office Properties typically provide for rent adjustment and pass-through of certain operating expenses during the term of the lease. All of these provisions may permit the Operating Partnership to increase rental rates or other charges to tenants in response to rising prices and therefore, serve to reduce the Operating Partnership's exposure to the adverse effects of inflation.

FORWARD LOOKING STATEMENTS; FACTORS THAT MAY AFFECT OPERATING RESULTS

     These financial statements contain forward looking statements, including statements regarding the Operating Partnership's expectations, hopes, intentions, beliefs and strategies regarding the future. Forward looking statements include statements regarding potential acquisitions, the anticipated performance of future acquisitions, recently completed acquisitions and existing properties, and statements regarding the Operating Partnership's financing activities. All forward looking statements included in this document are based on information available to the Operating Partnership on the date hereof. It is important to note that the Operating Partnership's actual results could differ materially from those stated or implied in such forward-looking statements.

     Factors which may cause the Operating Partnership's results to differ include the inability to complete anticipated future acquisitions, defaults or non-renewal of leases, increased interest rates and operational costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates.

YEAR 2000 COMPLIANCE

     The Operating Partnership's State of Readiness. The Operating Partnership utilizes a number of computer software programs and operating systems across its entire organization, including applications used in financial business systems and various administrative functions. To the extent that the Operating Partnership's software applications contains source code that is unable to appropriately interpret the upcoming calendar year "2000" and beyond, some level of modification or replacement of such applications will be necessary. The Operating Partnership currently believes that its "Year 2000" issues are limited to information technology ("IT") systems (i.e., software programs and computer operating systems). There are no non-IT systems (i.e., embedded systems such as devices used to control, monitor or assist the operation of equipment and machinery), the failure of which would have a material effect on the Operating Partnership's operations.

     The Operating Partnership, employing a team made up of internal personnel has completed its identification of IT systems that are not yet Year 2000 compliant and has commenced modification or replacement of such systems as necessary. The Operating Partnership is currently communicating with third parties with whom it does significant business, such as financial institutions and vendors to determine their readiness for Year 2000 compliance. The Operating Partnership has also completed its assessment of the Year 2000 compliance issues presented by its hardware components.

     Costs of Addressing the Operating Partnership's Year 2000 issues. Given the information known at this time about the Operating Partnership's systems that are non-compliant, coupled with the Operating Partnership's ongoing, normal course-of-business efforts to upgrade or replace critical systems, as necessary, management does not expect Year 2000 compliance costs to have any material adverse impact on the Operating Partnership's liquidity or ongoing results of operations. The costs of such assessment and remediation will be paid out of the Operating Partnership's general and administrative expenses.

     Risks of the Operating Partnership's Year 2000 issues. In light of the Operating Partnership's assessment and remediation efforts to date, and the planned, normal course-of-business upgrades, management believes that any residual Year 2000 risk is limited to non-critical business applications and support hardware. No assurance can be given, however, that all of the Operating Partnership's systems will be Year 2000 compliant or that compliance will not have a material adverse effect on the Operating Partnership's future liquidity or results of operations or ability to service debt.

     The Operating Partnership's Contingency Plans. The Operating Partnership is currently developing its contingency plan for all operations to address the most reasonably likely worst case scenarios regarding Year 2000 compliance. Management expects such contingency plan to be completed by the end of the year.

                           THE OPERATING PARTNERSHIP

     The Operating Partnership is managed by its general partner, the Company, a self-administered and self-managed REIT. As of September 30, 1998, the Operating Partnership owned a diversified portfolio of 190 office, office/flex, industrial, retail, multi-family and hotel properties aggregating approximately
24.7 million square feet located in 24 states throughout the country. In addition, the Associated Companies provide comprehensive asset, partnership and property management services for a diversified portfolio of 39 additional properties that are not owned by the Operating Partnership. The combined portfolios encompass over 28.8 million rentable square feet in 24 states.

     The Company holds a 1% interest as the sole general partner of the Operating Partnership and an approximate 89% limited partnership interest in the Operating Partnership.

GROWTH STRATEGY

     The Operating Partnership seeks to achieve sustainable long-term growth in Funds from Operations primarily through the following strategies:

     - Acquiring diversified portfolios or individual properties on attractive terms, either directly or through joint ventures, often from public and private partnerships as well as from REITs and life insurance companies and other institutions;

     - Improving the performance of the Properties in the Operating Partnership's portfolio;

     - Constantly reviewing the Operating Partnership's current portfolio for opportunities to redeploy capital from certain Properties into other properties which the Operating Partnership believes are more suited to its strategy and operating goals; and

     - Entering into real estate development alliances with selected real estate developers.

        Acquisitions

     Acquisition Characteristics. The Operating Partnership primarily seeks to acquire diversified portfolios and individual properties with certain of the following characteristics: (i) a stable stream of income, both historical and projected; (ii) existing management fees and costs that, when internalized, would augment the Operating Partnership's investment return; (iii) generally constructed after 1980; (iv) little or no exposure to hazardous materials; (v) debt levels acceptable to the Operating Partnership; (vi) potential for overhead savings acceptable to the Operating Partnership; (vii) low-to-moderate vacancy levels; (viii) diversified tenant risk; (ix) low-to-moderate deferred maintenance; (x) substantial geographic overlap with the Operating Partnership's existing portfolio, to capitalize on the Operating Partnership's existing management capabilities; and (xi) comprised of office, office/flex, industrial, retail or multi-family properties.

     Portfolio Acquisitions. The Operating Partnership seeks to grow by acquiring diversified property portfolios, and believes there are significant acquisition opportunities for such portfolios from public and private partnerships, other REITs and life insurance companies and other institutions. Furthermore, because many buyers of real estate focus on investing in specific property types and/or geographic regions, the Operating Partnership believes that there is a limited number of buyers who seek to purchase diversified portfolios. For example, most REITs pursue a strategy that focuses either on specific property types or geographic regions or both, and thus do not provide an outlet for bulk sales by diversified portfolio owners. For a diversified portfolio seller that is seeking to liquidate, an alternative to a bulk sale might be a gradual sell-off of assets, which may require an extended period of time and/or be prohibitively expensive.

     The Operating Partnership believes that it can acquire diversified portfolios on attractive terms because, through the Company's issuance of shares of Common Stock or the Operating Partnership's issuance of partnership units which may be redeemed for cash or exchanged for Common Stock, it can provide owners with liquidity as well as address the owners' tax concerns and structure transactions that may defer taxable gains. By providing sellers with Common Stock or partnership units in the Operating Partnership as partial consideration in acquisition transactions, the Operating Partnership reduces its need to raise capital to finance such transactions.

The Operating Partnership has issued partnership units to sellers as a portion of the consideration in connection with the acquisition of Properties aggregating a total acquisition cost of over $690 million.

     Individual Property Acquisitions. From time to time the Operating Partnership will acquire individual properties that it believes will enhance the Operating Partnership's profitability and take advantage of the Company's existing management resources.

     Possible Tender Offer Acquisitions. In addition to its current program of negotiated portfolio and individual property acquisitions, the Operating Partnership may consider opportunities to acquire interests in portfolios and individual properties through tender offers for public and private limited partnerships and other REITs. Depending upon the opportunity and the circumstances, such offers may be made with or without the cooperation of their respective general partners or boards of directors. See "Risk Factors -- Risks Associated with Acquisitions -- Risks Relating to Tender Offers."

  Internal Growth

     The Operating Partnership seeks to increase cash flow from its existing portfolio by: (i) increasing the occupancy of all Properties that are not fully leased; (ii) increasing rental rates of expiring leases; (iii) maintaining high occupancy rates; (iv) increasing economies of scale in management and leasing activities; and (v) controlling operating expenses and capital expenditures.

  Development Alliances

     The Operating Partnership has entered into and intends to, from time to time, enter into alliances with selected developers for the purposes of developing new projects within a region in which such developer has significant expertise and experience. The Operating Partnership believes that such alliances provide it with the flexibility to develop certain property types in selected markets where it becomes economically viable without the Operating Partnership having to make a significant investment in development infrastructure.

  Redeployment of Assets

     The Operating Partnership periodically reviews its current portfolio for opportunities to redeploy capital from certain existing Properties into other properties which the Operating Partnership believes have characteristics more suited to its overall growth strategy and operating goals. For example, the Operating Partnership may: (i) sell properties that have matured beyond a point of significant future growth potential and replace them with properties with higher growth potential; and (ii) sell smaller or management intensive properties and replace them with larger or more management-efficient properties. By redeploying assets in this manner, the Operating Partnership believes it can achieve certain economies of scale with respect to staffing and overhead levels. See "Recent Activities -- Redeployment of Assets."

FINANCING POLICIES

     Conservative Debt Strategy. The Operating Partnership's total indebtedness as of June 30, 1998 was approximately $868.4 million, which represents approximately 41.6% of the total market capitalization of the Company (debt divided by the sum of debt plus the market value of equity, including common stock, preferred stock and redeemable Operating Partnership Units). This ratio is consistent with the Company's organizational documents which limit the Company's ability to incur, or permit any consolidated partnership or subsidiary corporation to incur, additional debt if the total debt, including the additional debt, would exceed 50% of the Borrowing Base, defined as the greater of Fair Market Value or Total Market Capitalization. The debt of the Operating Partnership is included in the calculation of such additional debt and total debt. Fair Market Value is based upon the value of the Company's assets as determined by an independent appraiser. Total Market Capitalization is based upon the market value of the Company's outstanding capital stock, including shares issuable on exercise of redemption options by holders of units of the Operating Partnership. An exception is made for refinancings and borrowings required to make distributions to maintain the Company's status as a REIT. This debt limitation contained in the Company's Charter cannot be changed without the affirmative vote of a majority of the stockholders of the Company in accordance with Maryland General Corporation Law.

     Limited Floating Interest Rate Debt. The Operating Partnership seeks to limit the amount of its indebtedness that is subject to floating interest rates. As of June 30, 1998, approximately $385.7 million, or 44.4% of the Company's aggregate indebtedness, was subject to floating rates of interest.

     Senior Securities. Consistent with restrictions on debt levels contained in the Company's Charter and contractual debt covenants, the Operating Partnership may from time to time issue senior securities. The New Notes are general unsecured and unsubordinated obligations of the Operating Partnership and rank pari passu with all other unsecured and unsubordinated indebtedness of the Operating Partnership from time to time outstanding. However, the New Notes will be subordinated to the prior claims of each secured mortgage lender to any specific property which secures any lender's mortgage. As of June 30, 1998, such arrangements and mortgages aggregated approximately $451.1 million.

     Lending Policies. In general, the Operating Partnership is not in the business of making loans. However, the Operating Partnership has and may from time to time make loans in connection with development alliances. The Operating Partnership has during the past 15 months made such loans aggregating approximately $49.0 million, all of which was outstanding as of the date of this Prospectus. In addition, the Operating Partnership may consider offering purchase money financing in connection with the sale of Properties.

INVESTMENT POLICIES

     The Board of Directors of the Company, the general partner of the Operating Partnership, reviews the investment policies of the Operating Partnership periodically to determine that the investment policies being followed by the Operating Partnership at any time are in the best interests of the limited partners of the Operating Partnership. The Board of Directors may alter the Operating Partnership's investment policies if it determines in the future that such a change is in the best interests of the limited partners of the Operating Partnership. The methods of implementing the Company's investment policies may vary as new investment and financing techniques are developed or for other reasons.

     Investments in Real Estate or Interests in Real Estate. The Operating Partnership currently intends to continue its strategy of acquiring diversified portfolios or individual properties, either directly or through joint ventures, often from private partnerships as well as from other REITs, life insurance companies and other institutions. The Operating Partnership's investments are focused primarily on office, office/flex, industrial, retail, multi-family and hotel properties, but the Operating Partnership may invest in other types of properties which represent investment opportunities at the discretion of management. The Operating Partnership expects to pursue its investment objectives through the direct and indirect ownership of properties and ownership interests in other entities. The Operating Partnership focuses on properties in those markets where the Operating Partnership currently has operations and in new markets selectively targeted by management. However, future investments, including the activities described below, will not be limited to any geographic area or to a specified percentage of the Operating Partnership's assets.

     The Operating Partnership seeks primarily to invest in real property that produces income and not necessarily for capital gains. Prospective real estate investment opportunities undergo an underwriting process that evaluates the following: (i) reasonably anticipated levels of net cash and ultimate sales value, based on evaluation of a range of factors including, but not limited to, rental levels under existing leases; (ii) financial strength of tenants; (iii) levels of expense required to maintain operating services and routine building maintenance at competitive levels; and (iv) levels of capital expenditures required to maintain the capital components of the building in good working order and in conformance with building codes, health, safety and environmental and other standards.

     The Operating Partnership conducts physical site inspections of each property under consideration and also engages outside professionals to independently inspect properties prior to acquisition. The Operating Partnership either engages outside professionals to conduct Phase I environmental assessments for all acquisitions, or relies on either: (i) the availability of a recent report prepared for a third party; or (ii) in the case of a property managed by an Associated Company, the experience of the Associated Company in managing the property, when the incremental benefit of obtaining a report is believed by the Company to be outweighed by the cost. Based upon the results of these inspections, assessments, reports and experience, the Company evaluates the risks associated with a proposed acquisition prior to its completion and takes appropriate corrective measures.

     Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments or in connection with refinancing existing investments. Any such financing or indebtedness will have priority over the Company's equity interest in such property.

     Investments in Real Estate Mortgages. The Operating Partnership emphasizes equity real estate investments, but may also invest in mortgages, securitized mortgage portfolios or other assets consistent with maintaining qualification as a REIT. The Operating Partnership will not invest in derivative financial instruments except for the limited purpose of prudently hedging interest rate risk under variable interest rate debt.

     Securities of or Interests in Entities Primarily Engaged in Real Estate Activities and Other Issuers. The Operating Partnership has in the past and may from time to time invest in securities of or interests in entities primarily engaged in real estate activities, including other publicly traded REITs. As of September 30, 1998, the Operating Partnership had investments of approximately $20.1 million of securities of a private REIT, and approximately $4.1 million of securities in a variety of companies with publicly traded securities. In selecting such investments in the future, if any, the Operating Partnership expects to consider the same factors used to identify individual properties for investment as well as other factors which the Operating Partnership may consider to be relevant, including, among others, historical performance, financial condition and management. The Operating Partnership may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Operating Partnership's investment policies. In general, the Operating Partnership does not invest in securities of entities not primarily engaged in real estate activities. In any event, the Operating Partnership does not intend that its investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, as amended.

     Conflict of Interest Policy. The Company has adopted a policy that no acquisition of properties from Glenborough Partners or Robert or Andrew Batinovich or their families or from other entities in which they have an interest will be made without the approval of at least two-thirds of the Company's independent directors.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Operating Partnership may, but does not presently intend to, make investments other than as previously described. The Company has offered its shares of Common Stock in exchange for property and may engage in such activities in the future. Similarly, the Operating Partnership has offered Units in the Operating Partnership that are exchangeable for shares of Common Stock or of the Company in exchange for property and may engage in such activities in the future. The Operating Partnership has and may from time to time make loans in connection with development alliances. Neither the Company nor the Operating Partnership will engage in trading, underwriting or the agency distribution or sale of securities of other issuers. Further, the Operating Partnership and Company do not currently intend to repurchase or otherwise reacquire their respective securities

LEGAL PROCEEDINGS

     Prior to the completion of the Consolidation, two lawsuits were filed in 1995 contesting the fairness of the Consolidation, one in California State court and one in federal court. On February 21, 1995, a class action complaint was filed in the Superior Court of the State of California in and for San Mateo County in connection with the Consolidation (the "Stock Court Action"). The plaintiff is Anthony E. Blumberg, an investor in Equitec B, one of the GRT Predecessor Entities, on behalf of himself and all others similarly situated. The defendants are GC (formerly know as Glenborough Realty Corporation), Glenborough Realty Corporation ("GRC"), Robert Batinovich, the Partnerships and the Company.

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

     The State Court Action complaint alleged breaches by the defendants of their fiduciary duty and duty of good faith and fair dealing to investors in the Partnerships. The complaint sought injunctive relief and compensatory damages. The complaint alleged that the valuation of GC was excessive and was done without appraisal of GC's business or assets. The complaint further alleged that the interest rate for the Notes to be issued to investors in lieu of shares of Common Stock, if they so elected was too low for the risk involved and that the Notes would likely sell, if at all, at a substantial discount from their face value (as a matter entirely distinct from the litigation and subsequent settlement, the Company, as it had the option to, paid in full the amounts due plus interest in lieu of issuing Notes).

     On December 1, 1995, a second class action compliant relating to the Consolidation was filed in Federal District Court for the Northern District of California (the "Federal Court Action"). The plaintiffs are BEJ Equity Partners, J/B Investment Partners, Jesse B. Small and Sean O'Reilly as custodian f/b/o Jordan K. O'Reilly, who as a group held limited partner interests in certain of the GRT Predecessor Entities know as Outlook Properties Fund IV, Glenborough All Suites Hotels, L.P., Glenborough Pension Investors, Equitec Income Real Estate Investors-Equitec Fund 4, Equitec Income Real Estate Investors C and Equitec Mortgage Investors Fund IV, on behalf of themselves and all other similarly situated. The defendants are GRC, GC, the Company, GPA, Ltd., Robert Batinovich and Andrew Batinovich. The Partnerships are named as nominal defendants. This action alleges the same disclosure violations and breaches of fiduciary duty as were alleged in the State Court Action.

     The State Court Action was settled and, upon appeal, the settlement was affirmed by the State Court of Appeals on February 17, 1998. The objectors petitioned the California Supreme Court for review, which was denied on May 21, 1998. On August 18, 1998, the objectors filed with the United States Supreme Court a petition for writ of certiorari. On September 18, 1998, the defendants filed a brief in opposition to the objectors' petition for writ of certiorari, and on September 25, 1998, the objectors filed a reply in support of their petition. The United States Supreme Court has not yet ruled on the petition for writ of certiorari. Pursuant to the terms of the settlement in the State Court Action, pending appeal, the Company has paid one-third of the $855,000 settlement amount and the remaining two-thirds is being held in escrow. In the Federal Action, the court in December of 1995 deferred all further proceedings pending a ruling in the State Court Action, and the Federal Court Action has been voluntarily stayed pending final outcome of the State Court Action. However, the Federal Court Action may be revived upon final disposition of the State Court Action. The Operating Partnership believes that it is very unlikely that this litigation would result in a liability that would exceed the accrued liability by a material amount. However, given the inherent uncertainties of litigation, there can be no assurance that the ultimate outcomes of these actions will be favorable to the Company.

     From time to time the Company and the Operating Partnership are involved in other litigation arising out of their business activities. It is possible that this litigation and the other litigation previously described could result in significant losses in excess of amounts reserved, which could have an adverse effect on the Company's or the Operating Partnership's results of operations and the financial condition of the Company or the Operating Partnership.

                               RECENT ACTIVITIES

     The following is a summary of the Operating Partnership's acquisition and financing activities since January 1, 1997.

1998 AND 1997 COMPLETED ACQUISITIONS

     3 Executive Drive. In August 1998, the Operating Partnership acquired a 85,765 square foot office building located in northern New Jersey ("3 Executive Drive") from a German partnership. The total acquisition cost, including capitalized costs, was approximately $12.4 million which was paid entirely in cash. The cash portion was financed through advances under the Acquisition Credit Facility.

     The Pauls Portfolio. In July 1998, the Operating Partnership acquired a portfolio of ten properties (the "Pauls Portfolio") from The Pauls Corporation, a premier national developer headquartered in Denver, Colorado. The Pauls Portfolio properties aggregate 1,128,785 square feet located in Aurora, Colorado, and consist of one office, three office/flex and six industrial buildings. The total acquisition cost, including capitalized costs, was approximately $54.9 million, comprising: (i) approximately $41.3 million of net assumed debt; (ii) approximately $11.3 million of equity in the form of 423,843 partnership units in the Operating Partnership (based on an agreed per unit value of $26.556; and (iii) the balance in cash.

     The Donau/Gruppe Portfolio. In June 1998, the Operating Partnership acquired a 133,090 square foot office property and a 229,352 square foot industrial property, both located in northern New Jersey (the "Donau/Gruppe Portfolio") from a German partnership. The total acquisition cost, including capitalized costs, was approximately $28.5 million, comprising: (i) approximately $10.5 million of assumed debt; and (ii) the balance in cash. The cash portion was financed through advances under the $150 million Bridge Loan (defined hereafter) from a commercial bank. In addition, in August 1998 the Operating Partnership acquired from the seller another 85,765 square foot office building for $12.4 million.

     The Galesi Portfolio. In June 1998, the Operating Partnership acquired a portfolio of multi-family properties (the "Galesi Portfolio") from the Galesi Group, a privately owned company. The Galesi Portfolio includes 21 properties with 6,536 units located primarily in Houston, Austin, Dallas and San Antonio. Four properties are located outside of Texas: two in Atlanta, one in Nashville and one in Colorado Springs. The total acquisition cost, including capitalized costs, was approximately $275.8 million, comprising: (i) approximately $169.4 million of net assumed debt (including an unamortized premium aggregating approximately $3.1 million, which results in an effective interest rate on these instruments of 6.75%); (ii) approximately $21.2 million of equity in the form of 806,393 partnership units in the Operating Partnership (based on an agreed per unit value of $26.2315); and (iii) the balance in cash. The cash portion was financed through advances under the $150 million Bridge Loan.

     The Covance Property. In June 1998, the Operating Partnership acquired a 263,610 square foot office/ flex property located in Indianapolis, Indiana (the "Covance Property") from Eaton & Lauth. The total acquisition cost, including capitalized costs, was approximately $16.5 million, comprising: (i) approximately $4 million of equity in the form of 161,492 partnership units in the Operating Partnership (based on an agreed per unit value of $25.00); (ii) approximately $220,000 of equity in the form of 8,802 shares of Common Stock of the Company (based on an agreed per share value of $25.00); and (iii) the balance in cash. The cash portion was financed through advances under the Acquisition Credit Facility.

     One and Three Pacific. In May 1998, the Operating Partnership acquired a 125,492 square foot office building and adjacent 87,120 square foot parcel of land located in Omaha, Nebraska ("One and Three Pacific"). The total acquisition cost, including capitalized costs, was approximately $20.1 million, all of which was paid in cash, including cash from borrowings under the Acquisition Credit Facility.

     Eaton & Lauth Portfolio. In April 1998, the Operating Partnership acquired a portfolio of three office properties and four retail properties aggregating 417,745 square feet and three multi-family properties containing 670 units (the "Eaton & Lauth Portfolio") from a number of partnerships in which affiliates of Eaton & Lauth serve as general partners. The total acquisition cost, including capitalized costs, was approximately $68.7 million, comprising: (i) approximately $32.0 million of net assumed debt; (ii) approximately $15.9 million of equity which consists of: (a) approximately $3.2 million in the form of 126,764 shares of Common Stock of the Company

(based on an agreed per share value of $25.00); (b) approximately $12.7 million in the form of 506,788 partnership units in the Operating Partnership (based on an agreed per unit value of $25.00); and (iii) the balance in cash. The cash portion was financed through advances under the Acquisition Credit Facility. The Eaton & Lauth Portfolio properties are located in the Indianapolis, Indiana area.

     The BGK Portfolio. In April 1998, the Operating Partnership acquired a portfolio of seven properties (the "BGK Portfolio"), comprising six properties in Massachusetts and one in Kansas, aggregating 515,445 rentable square feet. The Operating Partnership acquired the BGK Portfolio from BGK Equities, Inc., of Santa Fe, New Mexico. Four of the properties are office, one is office/flex and two are industrial. The total acquisition costs, including capitalized costs, was approximately $50.2 million, comprised of: (i) approximately $13.4 million in assumption of debt, and (ii) the balance in cash, including cash from borrowings under the Acquisition Credit Facility.

     400 El Camino Real. In March 1998, the Operating Partnership acquired a 15-story office property located in San Mateo, California ("400 El Camino Real"), containing 139,109 square feet, which currently houses the Company's corporate headquarters, from Prudential Insurance Company of America. The Company's corporate headquarters occupy approximately 30,000 square feet and the balance of the rentable square feet is leased to third parties. The 400 El Camino Real property includes a contiguous parking garage. The total acquisition cost, including capitalized costs, was approximately $34.7 million, which was paid in cash, including cash from borrowings under the Acquisition Credit Facility.

     Capitol Center. In February 1998, the Operating Partnership acquired a 161,468 square foot office complex ("Capitol Center") located in Des Moines, Iowa. The total acquisition cost, including capitalized costs, was approximately $12.3 million, comprising: (i) approximately $116,000 in the form of 3,874 partnership units in the Operating Partnership (based on an agreed per unit value of $30.00) and (ii) the balance in cash.

     Windsor Portfolio. In January 1998, the Operating Partnership acquired a portfolio of 13 suburban office Properties and one office/flex Property (the "Windsor Portfolio") located in eight states. The Company acquired the Windsor Portfolio from Windsor Realty Fund II, L.P., of which Windsor Advisor, LLC is the general partner and DuPont Pension Fund Investments and Gid/S&S Limited Partnership are limited partners, and other entities affiliated with Windsor Realty Fund II, L.P. The Windsor Portfolio properties aggregate 3,383,240 net rentable square feet, located in the eastern and mid-western United States and are concentrated in suburban Washington, D.C., Chicago, Atlanta, Boston, Philadelphia, Tampa, Florida and Cary, North Carolina. The total acquisition cost, including capitalized costs, was approximately $423.2 million, comprised of: (i) approximately $160.5 million in assumption of debt and (ii) the balance in cash, including cash from borrowings under a $150.0 million interim loan with Wells Fargo Bank (the "Interim Loan") and the Acquisition Credit Facility.

     Marion Bass Portfolio. In December 1997, the Operating Partnership acquired 10 multi-family Properties (the "Marion Bass Portfolio") aggregating 1,385 units from 14 limited partnerships each of whose general partner is Marion Bass Real Estate Group. The total acquisition cost, including capitalized costs, was approximately $58.3 million, comprising $23.5 million of assumed debt and the balance in cash, including cash from borrowings under the Acquisition Credit Facility. Of the 10 Marion Bass Properties, six are located in Charlotte, North Carolina, two are in Monroe, North Carolina, one is in Raleigh, North Carolina and one is in Pineville, North Carolina.

     Opus Portfolio. In December 1997, the Operating Partnership acquired four office/flex Properties and one office Property (the "Opus Portfolio") aggregating 289,874 square feet from four limited liability companies affiliated with Opus Properties, LLC. The total acquisition cost, including capitalized costs, was approximately $27.9 million, all of which was paid in cash, including cash from borrowings under the Acquisition Credit Facility. Four of the Opus Portfolio Properties are located in or near Tampa, Florida, and one is located in Denver, Colorado.

     Thousand Oaks. In December 1997, the Operating Partnership acquired an office complex consisting of three office buildings, aggregating 418,457 square feet ("Thousand Oaks"). The total acquisition cost, including capitalized costs, was approximately $51.3 million, which was paid entirely in cash, including cash from borrowings under the Acquisition Credit Facility. The Thousand Oaks property includes 10 acres suitable for the development of 182,000 square feet of office space. Thousand Oaks is located in Memphis Tennessee.

     Bryant Lake. In November 1997, the Operating Partnership acquired a 171,789 square-foot office/flex building in Eden Prairie, Minnesota ("Bryant Lake"), from Outlook Income Fund 9, a limited partnership in which GC is managing general partner. Robert Batinovich is co-general partner of Outlook Income Fund 9 and holds an indirect economic interest therein equal to an approximate 0.83% limited partnership interest. Because of this affiliation, and consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this acquisition. The price paid for Bryant Lake equaled 100% of the appraised value as determined by an independent appraiser. The total acquisition cost, including capitalized costs, was approximately $9.4 million, comprising approximately $4.6 million in the form of cash and the balance in the form of assumption of debt.

     Copley Properties. In October 1997, the Operating Partnership acquired eight Properties from six separate limited partnerships in which affiliates of AEW Capital Management, L.P. (successors in interest to one or more affiliates of Copley Advisors Inc.) serve as general partners (the "Copley Properties"). The total acquisition cost, including capitalized costs, was approximately $63.7 million, which was paid entirely in cash. The Copley Properties comprise 766,269 square feet of industrial space, with one property located in Tempe, Arizona, one in Anaheim, California, one in Columbia, Maryland and five in Las Vegas, Nevada.

     Citibank Park. In September 1997, the Operating Partnership acquired a 147,978 square-foot office building in Las Vegas, Nevada ("Citibank Park"). The total acquisition cost, including capitalized costs, was approximately $23.3 million, which consisted of: (i) approximately $1.66 million in the form of 61,222 partnership units in the Operating Partnership (based on an agreed per unit value of $27.156); and (ii) the balance in cash.

     Advance Properties. In September 1997, the Operating Partnership acquired from a group of partnerships affiliated with The Advance Group a portfolio of 10 Properties aggregating 755,006 square feet (the "Advance Properties"). The total acquisition cost, including capitalized costs, was approximately $103.0 million, which consisted of: (i) approximately $13.6 million in the form of 599,508 partnership units in the Operating Partnership (based on an agreed per unit value of $22.625); (ii) approximately $7.4 million in assumption of debt; and
(iii) the balance in cash. The Advance Properties consist of five office Properties and three office/flex Properties located in northern New Jersey and Maryland and two industrial Properties located in northern New Jersey. Concurrent with this acquisition, the Operating Partnership entered into a joint venture with The Advance Group for the development of selected new projects. This joint venture owns 57 acres of land suitable for office and office/flex development of up to 560,000 square feet.

     T. Rowe Price Properties. In September 1997, the Operating Partnership acquired from five limited partnerships, two general partnerships and one private REIT, each organized by affiliates of T. Rowe Price, a portfolio of 27 properties aggregating approximately 2,888,000 square feet (the "T. Rowe Price Properties"). The total acquisition cost, including capitalized costs, was approximately $146.8 million, which was paid entirely in cash. The T. Rowe Price Properties consist of four office Properties, 12 office/flex Properties, eight industrial Properties and three retail Properties located in 12 states.

     Centerstone Property. In July 1997, the Operating Partnership acquired an office property containing 157,579 square feet (the "Centerstone Property") located in Irvine, California. The total acquisition cost, including capitalized costs, was approximately $30.4 million, which consisted of: (i) approximately $5.5 million in the form of 275,000 partnership units in the Operating Partnership (based on an agreed per unit value of $20.00); and (ii) the balance in cash.

     CRI Properties. In June 1997, the Operating Partnership acquired from Carlsberg Realty Inc. a portfolio of three Properties, aggregating approximately 245,600 square feet (the "CRI Properties"). The total acquisition cost, including capitalized costs, was approximately $14.8 million, which was paid entirely in cash. The CRI Properties consist of one office Property in California and one office/flex Property and one industrial Property in Arizona. The CRI Properties have been managed by GC since November 1996.

     CIGNA Properties. In April 1997, the Operating Partnership acquired from two partnerships formed and managed by affiliates of CIGNA a portfolio of six Properties, aggregating approximately 616,000 square feet and

224 multi-family units (the "CIGNA Properties"). The total acquisition cost, including capitalized costs, was approximately $45.4 million, which was paid entirely in cash. The CIGNA Properties consist of two office Properties, two office/flex Properties, a shopping center and a multi-family Property, and are located in four states.

     E&L Properties. In April 1997, the Operating Partnership acquired from seven partnerships and their general partner, a Southern California syndicator, a portfolio of 11 Properties, aggregating approximately 523,000 square feet, together with associated management interests (the "E&L Properties"). The total acquisition cost, including capitalized costs, was approximately $22.2 million, which consisted of: (i) approximately $12.8 million of mortgage debt assumed;
(ii) approximately $6.7 million in the form of 352,197 partnership units in the Operating Partnership (based on an agreed per unit value of $19.075); (iii) approximately $633,000 in the form of approximately 33,198 shares of Common Stock of the Company (based on an agreed per share value of $19.075); and (iv) the balance in cash. The E&L Properties consist of one office Property, nine office/flex Properties and one industrial Property, all located in Southern California.

     Riverview Property. In April 1997, the Operating Partnership acquired from a private seller a 15-story office property containing 227,129 square feet located in Bloomington, Minnesota (the "Riverview Property"). The total acquisition cost, including capitalized costs, was approximately $20.5 million, which was paid entirely in cash.

     Lennar Properties. In April 1997, the Operating Partnership acquired from two limited partnerships and one limited liability company managed by affiliates of Lennar Partners a portfolio of three Properties, aggregating approximately 282,000 square feet (the "Lennar Properties"). The total acquisition cost, including capitalized costs, was approximately $23.2 million, which was paid entirely in cash. The Lennar Properties consist of one office Property located in Virginia and one office/flex Property and one industrial Property, each located in Massachusetts.

     Scottsdale Hotel. In February 1997, the Operating Partnership acquired a 163-suite hotel Property (the "Scottsdale Hotel"), which began operations in January 1996 and is located in Scottsdale, Arizona. The total acquisition cost, including capitalized costs, was approximately $12.1 million, which consisted of approximately $4.6 million of mortgage debt assumed, and the balance in cash. The Scottsdale Hotel and four of the Operating Partnership's other hotel Properties are marketed as Country Suites by Carlson.

OTHER ACQUISITION OPPORTUNITIES

     Acquisition Pipeline. The Operating Partnership maintains an active acquisition department which identifies, evaluates, negotiates and consummates portfolio and individual property investments. Currently, the Operating Partnership has no potential acquisitions that it considers probable, but is considering acquisitions involving, in the aggregate, in excess of $1.0 billion in total capitalized costs. Any future acquisition would be subject to a number of contingencies, including a review of the physical and economic characteristics of the properties involved, negotiation of detailed terms and formal documentation. There can be no assurance that any of the acquisitions under consideration will ultimately be consummated.

     Pru-Bache Portfolio. The Operating Partnership has entered into a definitive agreement to acquire all of the real estate assets of Prudential-Bache/Equitec Real Estate Partnership, a California limited partnership in which the managing general partner is Prudential-Bache Properties, Inc., and in which Glenborough Corporation and Robert Batinovich, the Company's Chairman and Chief Executive Officer, have served as co-general partners since March 1994, but do not hold a material equity or economic interest (the "Pru-Bache Portfolio"). The total acquisition cost, including capitalized costs, is expected to be approximately $49.9 million, which is to be paid entirely in cash. The Pru-Bache Portfolio comprises four office buildings aggregating 405,825 square feet and one office/flex property containing 121,645 square feet. This acquisition is subject to certain contingencies including the resolution of litigation relating to the proposed acquisition, to which neither the Company nor the Operating Partnership is a party, and customary closing conditions. Although the Operating Partnership is still pursuing this acquisition, because of the litigation contingency, the Operating Partnership does not currently believe the acquisition is probable.

REDEPLOYMENT OF ASSETS

     The Operating Partnership periodically reviews its current portfolio of investments for opportunities to redeploy capital from certain existing Properties or mortgage receivables to other properties or investments that the Operating Partnership believes have characteristics more suited to its overall growth strategy and operating goals. The Operating Partnership used the net proceeds from the sale of such properties to fund the acquisition of properties which the Operating Partnership believes have greater growth potential. The Operating Partnership also has entered into a definitive agreement to sell from its retail portfolio the Shannon Crossing Property. This sale is subject to a number of contingencies, and there can be no assurance that such sale will be consummated.

     In June 1998, the Operating Partnership sold two hotel properties for $6,100,000. The sales generated a net gain of approximately $253,000 and net proceeds of approximately $2,327,000. The Operating Partnership received consideration in cash for one of the hotels with a selling price of $1,900,000. In conjunction with the sale of the other hotel with a selling price of $4,200,000, the Operating Partnership agreed to loan $3,600,000 to the buyer for a term of six months at a fixed interest rate of 9%. As the buyer contributed cash (approximately $600,000) to the purchase of this hotel, the historical operations of the hotel are sufficient to service the loan and the Company has no other continuing obligations or involvement with this property, the Company recognized the sale under the full accrual method of accounting.

     The Company has entered into three short-term lease agreements relating to the remaining hotel Properties located in Arlington, Texas, Tucson, Arizona and Ontario, California, with three prospective purchasers of these properties. These prospective purchasers have entered into agreements to acquire these properties, with closing dates of December 30, 1998. These leases all terminate upon the closing date of the sale of the Properties.

FINANCING ACTIVITIES

     The Operating Partnership seeks to utilize the most appropriate sources of capital for acquisitions, development, expansion and renovation of properties and joint ventures, which sources include undistributed Funds from Operations, borrowings under its credit facilities, permanent secured or unsecured debt financing, contribution of cash from public equity and privately placed financing of the Company, issuance of partnership units in the Operating Partnership and/or bank and other institutional borrowings. As of June 30, 1998, the Operating Partnership's total debt constituted approximately 49.3% of the total market capitalization of the Company after giving effect to the Pro Forma Adjustments.

     Secured Financing. In October 1998, the Operating Partnership obtained a $249 million loan from Goldman Sachs Mortgage Corporation which has a term of ten years, bears interest at a fixed rate of 6.125% and is secured by 36 properties. The proceeds were used to retire the Operating Partnership's $150 million Bridge Loan maturing December 31, 1998, to pay off four mortgage loans and to pay down the Acquisition Credit Facility.

Initial Offering. In March 1998 the Operating Partnership completed the Initial Offering, a private placement of $150 million of 7 5/8% Series A Redeemable Notes due 2005. The net proceeds of approximately $148.2 million were used to repay substantially all of the outstanding balance under the Interim Loan (defined below).

     January 1998 Offering. In January 1998, the Company completed a public offering of 11,500,000 shares of 7 3/4% Series A Convertible Preferred Stock (which are convertible into 8,757,234 shares of Common Stock of the Company) at a price of $25.00 per share (the "January 1998 Offering"). The net proceeds of approximately $275.5 million were contributed to the Operating Partnership and used to fund acquisition activity, to repay approximately $257.1 million of indebtedness and for general corporate purposes.

     $150 Million Bridge Loan. In June 1998, the Operating Partnership closed a $150 million unsecured loan agreement with Wells Fargo Bank (the "Bridge Loan"). The Bridge Loan bears interest at LIBOR plus 1.30% and has a term of six months. The purpose of the Bridge Loan was to fund the acquisition of the Galesi Portfolio, 3 Executive Drive, the Pauls Portfolio and the Donau/Gruppe Portfolio.

     $150 Million Interim Loan. In January 1998, the Operating Partnership closed a $150 million unsecured loan agreement with Wells Fargo Bank (the "Interim Loan"). The Interim Loan bears interest at LIBOR plus 1.75% and has a term of three months with an option to extend the term an additional three months. The purpose of the Interim Loan was to fund the acquisition of the Windsor Portfolio. The outstanding balance under the Interim Loan was repaid with the proceeds from the Initial Offering and working capital.

     $250 Million Acquisition Credit Facility. In December 1997, the Operating Partnership replaced its previous $50 million secured line of credit with a new $250 million unsecured Acquisition Credit Facility with Wells Fargo Bank. The Acquisition Credit Facility has a three year term and bears interest on a sliding scale ranging from LIBOR plus 1.1% to LIBOR plus 1.3%. The Acquisition Credit Facility agreement provides that if the Operating Partnership's debt securities receive certain ratings from at least two rating agencies, as specified in the Acquisition Credit Facility agreement, the interest rate will decrease to a sliding scale ranging from LIBOR plus 0.8% to LIBOR plus 1.15%, depending upon the rating.

     Private Equity Issuance. In December 1997, the Operating Partnership issued (the "Private Equity Issuance") approximately $12.1 million in the form of 433,362 partnership units in the Operating Partnership (based on an agreed per unit value of $27.896), the Company issued approximately $2.0 million in the form of 72,564 shares of Common Stock (based on an agreed per share value of $27.896) and the Operating Partnership paid approximately $200,000 in cash to acquire all of the limited partnership interests of GRC Airport Associates, a California limited partnership ("GRCAA"). GRCAA's sole asset consisted of one property that was sold to a third party in February 1998 and generated net cash proceeds of approximately $14.1 million. By virtue of interests held directly or indirectly in GRCAA, GC received consideration of approximately $1.7 million and Robert Batinovich received consideration of approximately $2.2 million, both in the form of partnership units in the Operating Partnership, in connection with the Private Equity Issuance. Consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this transaction.

     October 1997 Offering. In October 1997, the Company completed a public offering of 11,300,000 shares of Common Stock at a price of $25.00 per share (the "October 1997 Offering"). The net proceeds of approximately $267.3 million were contributed to the Operating Partnership and used for the acquisitions of certain Properties, to repay approximately $142.8 million of indebtedness and for general corporate purposes.

     July 1997 Offering. In July 1997, the Company completed a public offering of 6,980,000 shares of Common Stock at a price of $22.625 per share (the "July 1997 Offering"). The net proceeds of approximately $149.2 million were contributed to the Operating Partnership and used to fund acquisitions and for general corporate purposes.

     March 1997 Offering. In March 1997, the Company completed a public offering of 3,500,000 shares of its Common Stock at a price of $20.25 per share (the "March 1997 Offering"). The net proceeds of approximately $66.0 million were contributed to the Operating Partnership and used for the acquisition of certain Properties and to repay approximately $24.9 million of the then outstanding balance under the Company's previous $50 million secured line of credit.

     Increased Distributions. In January 1998, the Company announced a 31% increase in its regular quarterly distribution from $.32 to $.42 per share of Common Stock.

RATIO OF EARNINGS TO FIXED CHARGES

     The Operating Partnership's ratio of earnings to fixed charges for the years ended December 31, 1996 and 1997, and for the six-month period ended June 30, 1998 was 0.55x, 2.81x and 2.37x, respectively. Prior to the Consolidation, the Operating Partnership's predecessor's combined ratio of earnings to fixed charges for 1993, 1994 and 1995 was 2.67x, 2.58x and 1.41x, respectively. The ratio of earnings to fixed charges is computed as net income (loss) from operations, before extraordinary items, plus fixed charges (excluding capitalized interest) divided by fixed charges. Fixed charges consist of interest costs including amortization of deferred financing costs.

     Effective with the six months period ending June 30, 1998, the Operating Partnership began paying a preferred partner interest distribution. The ratio of earnings to fixed charges and preferred partner interest distributions for the six months ended June 30, 1998 was 1.58x.

                            BUSINESS AND PROPERTIES

     The Operating Partnership owns a diversified portfolio of 190 office, office/flex, industrial, retail, multi-family and hotel Properties located in 24 states throughout the country. In addition, the Associated Companies provide comprehensive asset, partnership and property management services for a diversified portfolio of 39 additional properties that are not owned by the Operating Partnership. The following table lists the Properties owned by the Operating Partnership, as of September 30, 1998 and the 39 additional properties.

                                                                   YEAR      RENTABLE    OCCUPANCY AS OF
             PROPERTY                      CITY          STATE   COMPLETED    SQ. FT.    JUNE 30, 1998(1)
             --------                      ----          -----   ---------   ---------   ----------------
OFFICE
  Tradewinds Financial Center......  Phoenix             AZ        1986         17,778          93%
  Vintage Pointe...................  Phoenix             AZ        1985         56,112          98
  Warner Village Medical...........  Fountain Valley     CA        1977         32,272          84
  Hillcrest Office Plaza...........  Fullerton           CA        1974         34,623          91
  Centerstone Plaza................  Irvine              CA        1988        157,579          98
  University Tech Center...........  Pomona              CA        1986        100,516          96
  Academy Professional Center......  Rolling Hills       CA        1974         29,960          71
  Dallidet Professional Center.....  San Luis Obispo     CA        1993         23,511          90
  400 El Camino Real...............  San Mateo           CA        1973        139,109          97
  One Gateway Center...............  Aurora              CO        1997         80,049          66
  Park Place.......................  Clearwater          FL        1986        164,435          91
  Buschwood III....................  Tampa               FL        1989         76,930          92
  Temple Terrace Business Center...  Temple Terrace      FL        1997         79,393         100
  Ashford Perimeter................  Atlanta             GA        1983        288,278          98
  Powers Ferry Landing East........  Atlanta             GA        1985        393,672          99
  Capitol Center I, II, III........  Des Moines          IA        1984        161,468         100
  Oak Brook International..........  Oak Brook           IL        1975         98,443         100
  Oakbrook Terrace
     Corporate Center III..........  Oak Brook           IL        1991        253,069          99
  Columbia Centre II...............  Rosemont            IL        1988        150,133          97
  Embassy Plaza....................  Schaumburg          IL        1986        141,373          89
  Crosspoint Four..................  Indianapolis        IN        1990         41,121         100
  Meridian Park....................  Indianapolis        IN        1989         86,332         100
  The Osram Building...............  Indianapolis        IN        1990         45,265         100
  Leawood Office Building..........  Leawood             KS        1981         93,667          95
  Blue Ridge Office Building.......  Braintree           MA        1984         74,727          98
  Hartwood Building................  Lexington           MA        1985         52,721         100
  Bronx Park I.....................  Marlborough         MA        1986         86,935         100
  Marlborough Corporate Place......  Marlborough         MA        1988        569,027          94
  Westford Corporate Center........  Westford            MA        1987        163,247         100
  Montgomery Executive Center......  Gaithersburg        MD        1982        116,348          85
  Rockwall I & II..................  Rockville           MD        1985        340,220          88
  Bond Street Building.............  Farmington Hills    MI        1986         40,595          97
  Riverview Office Tower...........  Bloomington         MN        1973        227,129         100
  University Club Tower............  St. Louis           MO        1974        272,443          92
  Woodlands Plaza..................  St. Louis           MO        1993         72,276          93
  Edinburgh Center.................  Cary                NC        1991        115,030          92
  One Pacific Place................  Omaha               NE        1988        125,492          94
  One Professional Square..........  Omaha               NE        1980         34,836          86
  Regency Westpointe...............  Omaha               NE        1981         35,937          97

                                                                   YEAR      RENTABLE    OCCUPANCY AS OF
             PROPERTY                      CITY          STATE   COMPLETED    SQ. FT.    JUNE 30, 1998(1)
             --------                      ----          -----   ---------   ---------   ----------------
  Morristown Medical Offices.......  Bedminster          NJ        1990         14,255         100
  Bridgewater Exec. Quarters.......  Bridgewater         NJ        1995         65,000         100
  Frontier Exec. Quarters I........  Bridgewater         NJ        1986        224,314         100
  Frontier Exec. Quarters II.......  Bridgewater         NJ        1987         40,565         100
  Executive Place..................  Franklin            NJ        1988         85,765         100
  Vreeland Business Center.........  Florham Park        NJ        1985        133,090         100
  Gatehall.........................  Parsipanny          NJ        1983        113,604          84
  25 Independence Boulevard........  Warren              NJ        1989        106,879         100
  Citibank Park....................  Las Vegas           NV        1987        147,841          75
  Thousand Oaks....................  Memphis             TN        1990        418,226          91
  Post Oak Place...................  Houston             TX        1971         57,411          85
  4500 Plaza.......................  Salt Lake City      UT        1983         70,001         100
  700 South Washington.............  Alexandria          VA        1989         56,348         100
  Cameron Run......................  Alexandria          VA        1991        143,707         100
  2000 Corporate Ridge.............  McLean              VA        1985        255,980          98
  Globe Building...................  Mercer Island       WA        1979         24,779         100
                                                                             ---------         ---
          TOTAL OFFICE.............                      55 buildings        7,029,816          95%
                                                                             =========         ===
OFFICE/FLEX
  Hoover Industrial................  Mesa                AZ        1985         57,441          92%
  Magnolia Industrial..............  Phoenix             AZ        1984         35,385         100
  Baseline Business Park...........  Tempe               AZ        1984        100,204          96
  Kraemer Industrial Park..........  Anaheim             CA        1974         55,246          72
  Dominguez Industrial.............  Carson              CA        1973         85,120          96
  Chatsworth Industrial Park.......  Chatsworth          CA        1975         29,764         100
  Glassell Industrial Center.......  Orange              CA        1976         46,912          74
  Dunn Way Industrial..............  Placentia           CA        1968         59,832          97
  Monroe Industrial................  Placentia           CA        1988         38,655          74
  Rancho Bernardo..................  Rancho Bernardo     CA        1982         52,865          88
  Scripps Terrace..................  San Diego           CA        1986         56,796          84
  Tierrasanta Research Park........  San Diego           CA        1985        104,234          78
  Upland Industrial................  Upland              CA        1978         27,414          72
  Gateway I........................  Aurora              CO        1996         72,000         100
  Gateway IV.......................  Aurora              CO        1996        100,000         100
  Gateway VI.......................  Aurora              CO        1997        107,200          74
  Gateway VIII.....................  Aurora              CO        1997         79,112         100
  Northglenn Business Center.......  Denver              CO        1997         65,000         100
  Valley Business Park.............  Denver              CO        1984        202,540          91
  Grand Regency Business Center....  Brandon             FL        1997         48,551         100
  Newport Business Center..........  Deerfield Beach     FL        1984         61,786          77
  Cypress Creek Business Center....  Ft. Lauderdale      FL        1982         66,371          84
  Lake Point Business Park.........  Orlando             FL        1985        135,032          87
  Fingerhut Business Center........  Tampa               FL        1996         48,840         100
  PrimeCo Business Center..........  Tampa               FL        1996         48,090         100
  The Business Park................  Norcross            GA        1984        157,153          94
  Oakbrook Corners.................  Norcross            GA        1984        124,776         100
  Covance Business Center..........  Indianapolis        IN        1990        263,610         100
  Park 100 -- Building 42..........  Indianapolis        IN        1980         37,200          79

                                                                   YEAR      RENTABLE    OCCUPANCY AS OF
             PROPERTY                      CITY          STATE   COMPLETED    SQ. FT.    JUNE 30, 1998(1)
             --------                      ----          -----   ---------   ---------   ----------------
  Canton Business Center...........  Canton              MA        1988         79,565         100
  Fisher-Pierce....................  Weymouth            MA        1988         79,825         100
  Columbia Warehouse...............  Columbia            MD        1974         38,840          88
  Germantown Business Center I &
     II............................  Germantown          MD        1993         60,000         100
  Winnetka Industrial Center.......  Crystal             MN        1982        188,260         100
  Bryant Lake Business Center......  Eden Prairie        MN        1985        171,789          96
  Riverview Industrial Park........  St. Paul            MN        1978        113,700         100
  Woodlands Tech Center............  St. Louis           MO        1986         98,037         100
  Fox Hollow Business Quarters.....  Branchburg          NJ        1987         42,173          86
  Fairfield Business Quarters......  Fairfield           NJ        1978         42,792         100
  Palms Business Center III........  Las Vegas           NV        1990        136,160          90
  Palms Business Center IV.........  Las Vegas           NV        1991         37,414          74
  Palms Business Center North......  Las Vegas           NV        1988         92,087          86
  Palms Business Center South......  Las Vegas           NV        1988        132,387          70
  Post Palms Business Center.......  Las Vegas           NV        1991        139,406          74
  Lehigh Valley Executive Campus...  Allentown           PA        1989        161,421          95
  Clark Avenue.....................  King of Prussia     PA        1965         40,000          92
  Valley Forge Corporate Center....  Norristown          PA        1988        300,894          96
  Walnut Creek Business Center.....  Austin              TX        1984        100,000          80
  Kent Business Park...............  Kent                WA        1981        138,157         100
                                                                             ---------         ---
          TOTAL OFFICE/FLEX........                      49 buildings        4,560,536          92%
                                                                             =========         ===

INDUSTRIAL
  Fifth Street Industrial..........  Phoenix             AZ        1986        109,699         100%
  Fairmont Commerce Center.........  Tempe               AZ        1980         83,200         100
  East Anaheim Industrial..........  Anaheim             CA        1986        106,232         100
  Coronado Industrial..............  Anaheim             CA        1975         95,732         100
  Benicia Industrial Park..........  Benicia             CA        1980        156,800         100
  Springdale Commerce Center.......  Santa Fe Springs    CA        1985        144,000          88
  Gateway II.......................  Aurora              CO        1996        135,792         100
  Gateway III......................  Aurora              CO        1996        121,189         100
  Gateway VII......................  Aurora              CO        1997        156,720          89
  Gateway IX.......................  Aurora              CO        1997        147,723          80
  Gateway X........................  Aurora              CO        1998        129,000         100
  Burnham Industrial Warehouse.....  Boca Raton          FL        1980         71,168         100
  Airport Perimeter Business
     Park..........................  College Park        GA        1982        120,986          81
  Atlantic Industrial..............  Norcross            GA        1975        102,295          86
  Bonnie Lane Business Center......  Elk Grove Village   IL        1981        119,590         100
  Navistar Intl. Transportation
     Corp..........................  W. Chicago          IL        1977        474,426         100
  Glenn Avenue Business Center.....  Wheeling            IL        1981         82,000         100
  Wood Dale Business Center........  Wood Dale           IL        1979         89,718          59
  Park 100-Building 46.............  Indianapolis        IN        1981        102,400         100
  J.I. Case Equipment Corp.........  Kansas City         KS        1975        199,750         100
  Forest Street Business Center....  Marlborough         MA        1981         32,500         100
  Southworth-Milton................  Milford             MA        1989        146,125         100
  Flanders Industrial Park.........  Westborough         MA        1982        105,500         100
  Navistar Intl. Transportation
     Corp..........................  Baltimore           MD        1962        274,000         100

                                                                   YEAR      RENTABLE    OCCUPANCY AS OF
             PROPERTY                      CITY          STATE   COMPLETED    SQ. FT.    JUNE 30, 1998(1)
             --------                      ----          -----   ---------   ---------   ----------------
  Eatontown Industrial.............  Eatontown           NJ        1988         36,800         100
  Cottontail Distribution Center...  Franklin Township   NJ        1989        229,252         100
  Jencraft Industrial..............  Totowa              NJ        1967        120,943         100
  J.I. Case Equipment
     Corporation...................  Memphis             TN        1950        205,594         100
  Pinewood Industrial..............  Arlington           TX        1971         46,060         100
  Mercantile I.....................  Dallas              TX        1970        236,092         100
  Quaker Industrial................  Dallas              TX        1974         42,083         100
  SeaTac II........................  Seattle             WA        1984         41,657         100
                                                                             ---------         ---
          TOTAL INDUSTRIAL.........                      32 buildings        4,265,126          97%
                                                                             =========         ===
RETAIL
  Park Center......................  Santa Ana           CA        1979         73,500          98%
  Sonora Plaza.....................  Sonora              CA        1974        162,126          85
  Piedmont Plaza...................  Apopka              FL        1985        151,000          96
  River Run Shopping Center........  Miramar             FL        1988         92,787          94
  Westwood Plaza...................  Tampa               FL        1984         99,304          96
  Shannon Crossing.................  Atlanta             GA        1981         64,039          96
  Westbrook Commons................  Westchester         IL        1983        132,190          97
  Broad Ripple Retail Centre.......  Indianapolis        IN        1988         37,540         100
  Cross Creek Retail Centre........  Indianapolis        IN        1989         76,908          91
  Geist Retail Centre..............  Indianapolis        IN        1989         72,348          97
  Woodfield Centre.................  Indianapolis        IN        1988         58,171          93
  Goshen Plaza.....................  Gaithersburg        MD        1988         45,546          88
  Auburn North Shopping Center.....  Auburn              WA        1978        158,596          96
                                                                             ---------         ---
          TOTAL RETAIL.............                      13 buildings        1,224,055          94%
                                                                             =========         ===

                                                                                            OCCUPANCY AS OF
                                                        YEAR         RENTABLE                   JUNE 30,
         PROPERTY                  CITY        STATE  COMPLETED      SQ. FT.        UNITS       1998(1)
         --------                  ----        -----  ---------  ----------------   -----   ----------------
MULTI-FAMILY
  Overlook Apartments......  Scottsdale        AZ     1988            188,432         224          90%
  Aspen Ridge..............  Colorado Springs  CO     1984            180,748         196          95
  Stone Ridge at Vinings...  Atlanta           GA     1970/92         452,408         440          86
  Woodmere Trace...........  Duluth            GA     1986            172,530         220          93
  Crosscreek Apartments....  Indianapolis      IN     1990            159,492         208          87
  Harcourt Club              Indianapolis      IN     1991            149,900         148          87
     Apartments............
  Island Club Apartments...  Indianapolis      IN     1990            245,389         314          92
  Arrowood Crossing I &      Charlotte         NC     1990            187,692         200          96
     II....................
  Sharonridge I & II.......  Charlotte         NC     1980             59,850          75          96
  The Chase                  Charlotte         NC     1986            105,360         132          75
     (Commonwealth)........
  The Courtyard............  Charlotte         NC     1985             60,500          55          89
  The Landing on             Charlotte         NC     1986             98,000         125          98
     Farmhurst.............
  Wendover Glen............  Charlotte         NC     1983             75,072          96          78
  The Chase (Monroe).......  Monroe            NC     1988            100,512         120          98
  Willow Glen..............  Monroe            NC     1981            104,040         120          98
  Sabal Point I, II &        Pineville         NC     1990            381,463         374          96
     III...................

                                                                                            OCCUPANCY AS OF
                                                        YEAR         RENTABLE                   JUNE 30,
         PROPERTY                  CITY        STATE  COMPLETED      SQ. FT.        UNITS       1998(1)
         --------                  ----        -----  ---------  ----------------   -----   ----------------
  The Oaks.................  Raleigh           NC     1985             68,256          88          92
  Sahara Gardens...........  Las Vegas         NV     1983            277,056         312          96
  Villas de Mission........  Las Vegas         NV     1979            192,370         226          95
  Players Club of            Nashville         TN     1988            179,784         258          88
     Brentwood.............
  Hunters Chase............  Austin            TX     1984            322,080         424          96
  Hunterwood...............  Austin            TX     1984            105,260         160          93
  Longspur Crossing........  Austin            TX     1986            186,424         252          93
  Silver Vale..............  Austin            TX     1982            204,096         336          92
  Walnut Creek.............  Austin            TX     1986            192,050         280          94
  Wind River...............  Austin            TX     1983            241,792         352          91
  Bear Creek Crossing......  Houston           TX     1982            140,860         200          93
  Cypress Creek Crossing...  Houston           TX     1983            174,912         256          93
  North Park Crossing......  Houston           TX     1983            230,736         336          97
  The Park at Woodlake.....  Houston           TX     1975            456,730         564          90
  Willow Brook Crossing....  Houston           TX     1982            155,280         208          92
  Jefferson Creek..........  Irving            TX     1990            248,900         300          94
  Jefferson Place..........  Irving            TX     1990            345,952         424          92
  La Costa.................  Plano             TX     1993            371,294         462          93
  Bandera Crossing.........  San Antonio       TX     1986            147,672         204          93
  The Hollows..............  San Antonio       TX     1984            281,824         432          91
  Vista Crossing...........  San Antonio       TX     1985            168,368         232          91
                                                                    ---------       -----          --
TOTAL MULTI-FAMILY.........                    37 buildings         7,413,084       9,353          94%
                                                                    =========       =====          ==

                                                                                             OCCUPANCY AS OF
                                                        YEAR         RENTABLE       UNITS/       JUNE 30,
         PROPERTY                  CITY        STATE  COMPLETED      SQ. FT.        ROOMS        1998(2)
         --------            ----------------  -----  ---------  ----------------   ------   ----------------
HOTELS
  Country Inn and Suites by  Scottsdale        AZ     1995             80,568         163           67%
     Carlson...............
  Country Suites by          Tucson            AZ     1986             61,552         157           82
     Carlson...............
  Country Suites by          Ontario           CA     1985             54,019         120           72
     Carlson...............
  Country Suites by          Arlington         TX     1986             56,200         132           60
     Carlson...............
                                                                    ---------       -----           --
          Total Hotels.....                    4 buildings            252,339         572           69%
                                                                    =========       =====           ==

---------------
(1) Represents physical occupancy as of June 30, 1998.

(2) Represents average physical occupancy for the six months ended June 30, 1998.

                                   MANAGEMENT

     The following table sets forth certain information with respect to the directors and the executive officers of the Company, the general partner of the Operating Partnership, including their ages.

             NAME                AGE                     PRINCIPAL POSITION
             ----                ---                     ------------------
Robert Batinovich..............  62    Chairman and Chief Executive Officer
Andrew Batinovich..............  39    Director, President and Chief Operating Officer
Sandra L. Boyle................  50    Executive Vice President
Stephen Saul...................  44    Executive Vice President, Chief Financial Officer
Frank E. Austin................  50    Senior Vice President, General Counsel and Secretary
Terri Garnick..................  37    Senior Vice President, Chief Accounting Officer and
                                       Treasurer
Steven F. Hallsey..............  46    Senior Vice President, Commercial Property Management
Richard C. Blum................  63    Director
Patrick Foley..................  66    Director
Richard A. Magnuson............  41    Director
Laura Wallace..................  45    Director

     ROBERT BATINOVICH has served as the Company's Chairman and Chief Executive Officer since the Company began operations on December 31, 1995. Mr. Batinovich also served as President of the Company since the Company began operations through September 1997. He also was the founder of Old GC and certain of its affiliates, and has been engaged in real estate investment and management, and corporate finance, since 1970. He served as President, Chief Executive Officer and Chairman of Old GC from its formation in 1978 until its consolidation and merger with the Company (the "Consolidation") on December 31, 1995. Mr. Batinovich served as a member of the California Public Utilities Commission from 1975 to 1979, serving as its President the last two years. He is a member of the Board of Directors of the Farr Company, a publicly held company that manufactures industrial filters. Mr. Batinovich's business background includes seven years as an executive with Norris Industries, managing and/or owning manufacturing, vending and service companies and a national bank, and providing investment consulting to businesses and individuals. He has served on a number of governmental commissions and participated in a variety of policy research efforts sponsored by government bodies and universities.

     ANDREW BATINOVICH has served as director, Chief Operating Officer and Chief Financial Officer of the Company since the Company began operations on December 31, 1995 until September 1997 when he became President and Chief Operating Officer of the Company. He also served as a director of Old GC prior to the Consolidation, was employed by Old GC from 1983 until the Consolidation and functioned as its Chief Operating Officer and Chief Financial Officer since 1987. Mr. Batinovich holds a California real estate broker's license and is a Member of the National Advisory Council of Building Owners and Managers Association ("BOMA") International. Prior to joining Glenborough, Mr. Batinovich was a lending officer with the International Banking Group and the Corporate Real Estate Division of Security Pacific National Bank. Mr. Batinovich has a B.A. in International Finance from the American University of Paris.

     SANDRA L. BOYLE has served as Executive Vice President of the Company since September 1997, prior to which she served as Senior Vice President of the Company since the Company began operations on December 31, 1995. Ms. Boyle has been associated with Old GC or its affiliated entities since 1984. She was originally responsible for residential marketing. Her responsibilities were gradually expanded to include residential leasing and management in 1985, and commercial leasing and management in 1987. She was elected Vice President of Old GC in 1989. She currently supervises asset management, property management and management information services for the Company. Ms. Boyle holds a California real estate broker's license and a CPM designation, is a past President of BOMA San Francisco, and is a member of the National Advisory and Finance Committee of BOMA International, and the Board of Directors of BOMA San Francisco and BOMA California.

     STEPHEN R. SAUL has served as Vice President of the Company since May 1996 and became the Company's Executive Vice President and Chief Financial Officer in September 1997. He has served as Manager of Real Estate Finance since joining Old GC in April 1995. Prior to joining Old GC, Mr. Saul served for four years as President of KSA Financial Corporation, a company which was based in Sacramento, California and which originated equity and debt financing for real estate projects in Northern California; he also served five years with Security Pacific National Bank and five years with the development company of Harrington and Kulakoff. Mr. Saul has a B.A. in Architecture and Urban Studies from Stanford University and an M.B.A. from Harvard University.

     FRANK E. AUSTIN has served as Senior Vice President, General Counsel and Secretary of the Company since the Company began operations on December 31, 1995. Mr. Austin also served as a Vice President of Old GC from 1985 until the completion of the Consolidation. He is a member of the State Bar of California. Prior to joining Glenborough, Mr. Austin served for three years as committee counsel in the California State Senate, three years with the law firm of Neumiller & Beardslee, and four years at State Savings and Loan Association and American Savings and Loan Association.

     TERRI GARNICK has served as Senior Vice President, Chief Accounting Officer and Treasurer of the Company since the Company began operations on December 31, 1995. Ms. Garnick joined Old GC in 1989, and between that time and the completion of the Consolidation was responsible for property management, accounting, financial statements, audits, SEC reports, and tax returns for partnerships under management of Old GC and its affiliates. Prior to joining Old GC in 1989, Ms. Garnick was a controller at August Financial Corporation from 1986 to 1989 and was a Senior Accountant at Deloitte Haskins & Sells from 1983 to 1986. She is a Certified Public Accountant.

     STEVEN F. HALLSEY joined the Company on January 12, 1998, as Senior Vice President of Commercial Property Management. Prior to joining the Company, Mr. Hallsey served for three years as President and Chief Operating Officer of Western National Group, a national property management firm based in Irvine, California; and for two years as President of the Harbor Group of Norfolk, Virginia, which owned and operated a regional portfolio of commercial and multifamily properties. He also served four years as a Senior Vice President of Balcor Property Management and six years as Senior Executive Vice President of Clark Financial Corporation, a regional property management firm based in Salt Lake City, Utah. Mr. Hallsey serves on the boards of directors of the National Multi Housing Counsel and the California Apartment Association, and is the founder of the South Coast Apartment Association.

     RICHARD C. BLUM has served as a director of the Company since January 1998. Mr. Blum is chairman and president of Richard C. Blum & Associates, Inc., which is the general partner of Richard C. Blum & Associates, L.P., a merchant banking firm which acts as general partner for various investment partnerships. Mr. Blum also serves as a director of Northwest Airlines Corporation, URS Corporation (architectural and engineering services) and CB Commercial Real Estate Group (formerly Coldwell Banker, a holding company for various real estate enterprises).

     PATRICK FOLEY has served as director of the Company since January 11, 1996. He is also Chairman and Chief Executive Officer of DHL Corporation, Inc. and its major subsidiary, DHL Airways, positions he has held since 1988. Prior to joining DHL, Mr. Foley was associated with the Hyatt Hotels Corporation ("Hyatt") for 26 years: in a variety of capacities, from 1962 to 1972; as Executive Vice President for Operations, from 1972 to 1978; as President, from 1978 to 1984; as Chairman from 1984 to 1988; as Vice Chairman and later Chief Executive Officer of Braniff Airlines, a Hyatt subsidiary, from 1984 to 1988. Mr. Foley currently is a member of the board of directors of Continental Airlines, Inc., Foundation Health Systems, Inc., Del Monte Foods Corporation and Flextronics International Ltd.

     RICHARD A. MAGNUSON has served as director of the Company since January 11, 1996. He is also currently Managing Director at Nomura International, plc. ("Nomura"). Mr. Magnuson joined Nomura in 1997, prior to which he served as a director at Nomura Securities International Inc. ("Nomura International"), a position he held since March 1994. Before joining Nomura International, Mr. Magnuson was a director in Real Estate Investment Banking at Merrill Lynch & Co. for five years. Mr. Magnuson is an active member of the Urban

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

Land Institute, the National Association of Real Estate Investment Trusts, and the International Council of Shopping Centers.

     LAURA WALLACE has served as director of the Company since January 11, 1996. She is also Chief Investment Officer of the Public Employees Retirement System of Nevada (the "System"), a position she has held since 1985 and to which she was promoted after serving four years as Investment Analyst. The System comprises 60,000 active members, 40,000 inactive members, and 15,000 benefit recipients, with an investment portfolio of $10.0 billion. Prior to joining the System, Ms. Wallace served from 1977 to 1980 as Manager of the Beaverton, Oregon office of Safeco Title Insurance Company, and from 1975 to 1977 as Senior Assistant Manager of the Beaverton office of Household Finance Corporation. Ms. Wallace is a member of the executive council of the National Association of State Investment Officers, of which she is past chairman; a member of the National Council on Teacher Retirement; a member of the Advisory Board for the Retired Senior Volunteer Program; past member of the Editorial Board of the Institutional Real Estate Letter; and serves as guest lecturer at the University of Nevada.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     Robert Batinovich, the Company's Chairman and Chief Executive Officer, is the father of Andrew Batinovich, the Company's President, Chief Financial Officer and Director. There are no other family relationships among any directors and executive officers of the Company.

                              DESCRIPTION OF NOTES

     Except as otherwise indicated below, the following summary of the material provisions of the Indenture applies to both the Old Notes and the New Notes. As used herein, the term "Notes" shall mean the Old Notes and the New Notes, unless otherwise indicated.

     The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that the exchange of the New Notes pursuant to the Exchange Offer will be registered under the Securities Act and, therefore, the New Notes will not bear any legends restricting transfer thereof. The New Notes will evidence the same debt as the Old Notes and will be treated as a single class under the Indenture with any Old Notes that remain outstanding. Each series of New Notes will be issued solely in exchange for an equal principal amount of the corresponding series of Old Notes. As of the date hereof, $150 million in aggregate principal amount of Old Notes is outstanding. See "The Exchange Offer." The following summary of certain provisions of the Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. The Indenture is incorporated herein by reference. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, the definitions ascribed to such terms in the Indenture are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions."

GENERAL

     The Old Notes were, and the New Notes will be, issued pursuant to an Indenture. The Old Notes are a series of Debt Securities issued under the Indenture designated as 7 5/8% Series A Redeemable Notes due 2005, and were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The New Notes are a series of Debt Securities issuable under the Indenture designated as 7 5/8% Series B Redeemable Notes due 2005, and will be issued in the Exchange Offer. The Notes will be limited to $150,000,000 in aggregate principal amount. The terms of the Notes include those provisions contained in the Notes and the Indenture. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below but not defined herein.

     Pursuant to the Indenture, the Operating Partnership may issue series of debt securities (the "Debt Securities") in addition to the Notes. Except for any series of Debt Securities which is specifically subordinated to other indebtedness of the Operating Partnership, the Debt Securities will rank pari passu with all other unsecured and unsubordinated indebtedness of the Operating Partnership. Under the Indenture, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company as sole general partner of the Operating Partnership or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

LEVERAGED TRANSACTIONS, CHANGE OF CONTROL AND REORGANIZATIONS

     Except as provided under "-- Merger, Consolidation or Sale" and "-- Covenants" below, the Notes and the Indenture do not contain any other provisions that would afford Holders of the Notes ("Holders") protection in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of either such party, (ii) a change of control or (iii) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the Holders of the Notes. The financial covenants of the Operating Partnership described below would continue to apply, unless waived by Holders of the Notes, in the event of a highly leveraged or similar transaction involving the Operating Partnership, management of the Operating Partnership or the Company, or any affiliate of either such party. See "-- Covenants." In addition, subject to the limitations set forth below under "-- Merger, Consolidation or Sale," the Operating Partnership may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Notes. The Operating Partnership has no present intention of engaging in a highly leveraged or similar transaction involving the Operating Partnership. In addition, certain restrictions on ownership and transfers of the Company's stock designed to preserve its status as a REIT may act to prevent or hinder any such transactions or a change of control.

RANKING

     The Old Notes are, and the New Notes will be, general unsecured and unsubordinated obligations of the Operating Partnership and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Operating Partnership from time to time outstanding. However, the Old Notes are, and the New Notes will be, subordinated to such secured borrowing arrangements that the Operating Partnership has and from time to time may enter into with various banks and other lenders, and to the prior claims of each secured mortgage lender to any specific property owned by the Operating Partnership which secures any lender's mortgage. As of June 30, 1998, such arrangements and mortgages aggregated approximately $451.1 million; as adjusted to reflect the Pro Forma Adjustments, such arrangements and mortgages would have aggregated approximately $492.4 million as of June 30, 1998. Subject to certain limitations set forth in the Indenture described below under the caption "Covenants," the Indenture will permit the Operating Partnership to incur additional indebtedness and additional secured indebtedness. See "Covenants," "Recent Activities -- Financing Activities."

PRINCIPAL, MATURITY AND INTEREST

     The Old Notes are, and the New Notes will be, limited in aggregate principal amount to $150,000,000 and will mature on March 15, 2005 (the "Maturity Date"). The New Notes will be issued in minimum denominations of $1,000 and in integral multiples thereof.

     Interest on the Old Notes and on the New Notes will accrue at the rate of 7 5/8% per annum and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 1999, to holders of record on the immediately preceding March 1 and September 1. Holders of New Notes will receive interest accrued thereof from the date of original issuance of the Old Notes or the date of last interest payment as applicable, to, but not including, the date of issuance of the New Notes. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Operating Partnership maintained for such purpose or, at the option of the Operating Partnership, payment may be made by check mailed to holders of the Notes at their respective addresses set forth in the register of holders; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Operating Partnership will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Operating Partnership, the Operating Partnership's office or agency will be the office of the Trustee maintained for such purpose in the Borough of Manhattan, The City of New York, which currently is c/o Chase Manhattan Bank and Trust Company, National Association, 55 Water Street, Room 234, and at the Trustee's corporate trust office at 101 California Street, Suite 2725, San Francisco, California 94111.

OPTIONAL REDEMPTION

     The Notes may be redeemed at any time at the option of the Operating Partnership, in whole or from time to time in part, at a redemption price (the "Redemption Price") equal to the sum of (i) the principal amount of the Notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to the Notes (or portion thereof).

     If notice has been given as provided in the Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

     Notice of any redemption of any Notes (or any portion thereof) will be given to Holders at their addresses, as shown in the Note Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

     The Operating Partnership will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of such Notes to be redeemed and their redemption date. If less than all of the Notes are to be redeemed at the option of the Operating Partnership, the Trustee shall select, in such manner as it shall deem fair and appropriate, such Notes to be redeemed in whole or in part.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     In connection with the original issuance and sale of the Old Notes, the Initial Purchasers and their assignees became entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Operating Partnership agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Operating Partnership will offer to the Holders of Transfer-Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Operating Partnership is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Operating Partnership on or prior to the 20th business day following consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or

(c) that it is a broker-dealer and owns Old Notes acquired directly from the Operating Partnership or an affiliate of the Operating Partnership, the Operating Partnership will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Operating Partnership will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

     The Registration Rights Agreement provides that (i) the Operating Partnership will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Closing Date, (ii) the Operating Partnership will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Operating Partnership will commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Operating Partnership will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 150 days after such obligation arises. If (a) the Operating Partnership fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Operating Partnership fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or useable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Operating Partnership and the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to one-half of the one percentage point (0.5%) per annum of the principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional one-half of one percent (0.5%) per annum for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of two percent (2.0%) per annum. All accrued Liquidated Damages will be paid on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Definitive Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of the Old Notes are required to make certain representations to the Operating Partnership (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide information reasonably requested by the Operating Partnership for use in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

MERGER, CONSOLIDATION OR SALE

     The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other person, provided (a) either the Operating Partnership shall be the continuing person, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal, premium, if any, and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture, (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Operating Partnership or any Subsidiary as a result thereof as having been incurred by the Operating Partnership or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing and (c) an officers' certificate of the Company as General Partner of the Operating Partnership and an opinion of counsel covering such conditions shall be delivered to the Trustee.

COVENANTS

  Limitations on Incurrence of Debt

     The Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany debt representing Debt to which the only parties are the Company, the Operating Partnership and any of their Subsidiaries (but only so long as such Debt is held solely by any of the Company, the Operating Partnership and any Subsidiary) that is subordinate in right of payment to the Notes, if, immediately after giving effect to the incurrence of such additional Debt and the application of the net proceeds thereof, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum (without duplication) of (i) Total Assets of the Operating Partnership and its Subsidiaries as of the end of the most recently completed fiscal quarter of the Operating Partnership for which financial information is available prior to the incurrence of such additional Debt and
(ii) the purchase price or cost of any real estate assets or mortgages receivable acquired or developed, and the amount of any securities offering proceeds or asset sale proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable, to develop real estate assets or to reduce Debt) by the Operating Partnership or any Subsidiary since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt (such increase, together with the Total Assets, is referred to as "Adjusted Total Assets").

     In addition to the foregoing limitation on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge on all Debt outstanding immediately after the incurrence of such additional Debt for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the net proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (iii) the income earned on any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, during such period and (iv) in the case of any acquisition or disposition by the Operating Partnership or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

     In addition to the foregoing limitations on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Operating Partnership or any Subsidiary ("Secured Debt"), whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 40% of Adjusted Total Assets.

     For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Operating Partnership or a Subsidiary whenever the Operating Partnership and its Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. In addition, the amount of Debt issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

  Maintenance of Total Unencumbered Assets

     The Operating Partnership is required to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of all outstanding Unsecured Debt.

  Provision of Financial Information

     The Indenture provides that upon the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, as the case may be, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Operating Partnership will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Operating Partnership were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Operating Partnership and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Operating Partnership's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Operating Partnership were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Operating Partnership will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Operating Partnership has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Existence

     Except as permitted under "Merger, Consolidation or Sale," the Indenture requires each of the Operating Partnership and the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (partnership and statutory) and franchises; provided, however, that each of the Operating Partnership and the Company shall not be required to preserve any right or franchise if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Operating Partnership and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes.

  Maintenance of Properties

     The Indenture requires each of the Operating Partnership and the Company to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership or the Company, as the case may be, and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

  Insurance

     The Indenture requires the Operating Partnership and each of its Subsidiaries to keep its insurable Properties insured against loss or damage with commercially reasonable amounts and types of insurance provided by insurers of recognized responsibility.

  Payment of Taxes and Other Claims

     The Indenture requires each of the Operating Partnership and the Company to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon its income, profits or property or that of any Subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary; provided, however, that the Operating Partnership or the Company shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith.

  Waiver of Covenants; Compliance

     The Operating Partnership may omit to comply with any term, provision or condition of the foregoing covenants, and with any other term, provision or condition with respect to the Notes (except any such term, provision or condition which could not be amended without the consent of all Holders of Notes), if before or after the time for such compliance the Holders of at least a majority in principal amount of all the outstanding Notes either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Operating Partnership and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. Notwithstanding the foregoing, the defeasance and covenant defeasance provisions of the Indenture described under "-- Discharge, Defeasance and Covenant Defeasance" below applies to the Notes.

     The Operating Partnership will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate as to the Operating Partnership's compliance or non-compliance with the conditions and covenants under the Indenture. Further, upon any request by the Operating Partnership to the Trustee to take any action under the Indenture, the Operating Partnership will furnish to the Trustee (a) an Officers' Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and (b) an opinion of counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

CERTAIN DEFINITIONS

  As used herein:

     "Annual Service Charge" for any period means the aggregate interest expense for such period in respect of, and the amortization during such period of any original issue discount of, Debt of the Operating Partnership and its Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock.

     "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

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

     "Consolidated Income Available For Debt Service" for any period means Consolidated Net Income plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (a) interest on Debt of the Operating Partnership and its Subsidiaries, (b) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (c) amortization of Debt discount, (d) provisions for gains and losses on properties, (e) depreciation and amortization on properties, (f) the effect of any non-cash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period and (g) amortization of deferred charges.

     "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Debt" of the Operating Partnership or any Subsidiary means any indebtedness of the Operating Partnership or such Subsidiary, as applicable, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or such Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Operating Partnership or such Subsidiary as lessee which is reflected in the Operating Partnership's consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Operating Partnership's consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or such Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Operating Partnership or any Subsidiary).

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the redemption price of which may, at the option of such Person, be paid in Capital Stock which is not Disqualified Stock), in each case on or prior to the Maturity Date of the Notes. For purposes of this definition, it is expressly understood that the partnership units in the Operating Partnership and shares of perpetual preferred stock of the Company (which do not possess any of the features of clauses (i), (ii) or (iii) above) shall not constitute Disqualified Stock.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or

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

accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

     "Reinvestment Rate" means .25% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Operating Partnership.

     "Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Operating Partnership or by one or more other Subsidiaries of the Operating Partnership. For the purposes of this definition, "voting stock" means stock having the voting power for the election of directors, general partners, managers or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

     "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets which have not been pledged, mortgaged or otherwise encumbered by the owner thereof to secure Debt, excluding infrastructure assessment bonds, and
(ii) all other assets of the Operating Partnership and its Subsidiaries determined in accordance with GAAP (but excluding intangibles and accounts receivable) which have not been pledged, mortgaged or otherwise encumbered by the owner thereof to secure Debt.

     "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

     "Unsecured Debt" means Debt which is not secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Operating Partnership or any Subsidiary.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture provides that the following events are "Events of Default' with respect to the Notes: (a) default for 30 days in the payment of any interest on the Notes; (b) default in the payment of any principal of, premium, if any, or any Make-Whole Amount on any Notes when due; (c) default in the performance of any other covenant or warranty of the Operating Partnership or the Company contained in the Indenture with respect to the Notes, continued for 60 days after written notice as provided in the Indenture; (d) default under any bond, debenture, note, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (except for nonrecourse mortgage indebtedness which individually or in the aggregate does not exceed $20,000,000) by the Operating Partnership or the Company (or by any Subsidiary, the repayment of which the Operating Partnership or the Company has guaranteed or for which the Operating Partnership or the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such

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

indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Operating Partnership or the Company, as the case may be, as provided in the Indenture; (e) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Operating Partnership or any Subsidiary in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; and (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or the Company or any Significant Subsidiary. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act. If an Event of Default specified in clause (f) above relating to the Operating Partnership or the Company or any Significant Subsidiary occurs, the principal amount of, and the Make-Whole Amount, on all outstanding Notes shall become automatically due and payable without any declaration or other act on the part of the Trustee or of the Holders.

     If an Event of Default under the Indenture with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority in principal amount of the then outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately by written notice thereof to the Company and the Operating Partnership (and to the Trustee if given by the Holders). However, any time after such a declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less then a majority in principal amount of outstanding Notes may rescind and annul such declaration and its consequences if (a) the Operating Partnership shall have paid or deposited with the Trustee all required payments of the principal of, premium, if any, and interest on the Notes plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the nonpayment of accelerated principal or interest with respect to the Notes have been cured or waived as provided in the Indenture. The Indenture will also provide that the Holders of not less than a majority in principal amount of the outstanding Notes may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal, premium, if any, or interest on the Notes or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby.

     The Trustee is required under the Indenture to give notice to the Holders of Notes within 90 days of a default under the Indenture; provided, however, that the Trustee may withhold from the Holders of the Notes notice of any default (except a default in the payment of the principal, premium, if any, or interest on the Notes) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders.

     The Indenture provides that no Holders of the Notes may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than a majority in principal amount of the outstanding Notes, as well as an offer of reasonable indemnity. This provision does not prevent, however, any Holder of Notes from instituting suit for the enforcement of payment of the principal, premium, if any, and interest on such Notes at the respective due date thereof.

     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of Notes then outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity. The Holders of not less than a majority in principal amount of the outstanding Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the

Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Notes not joining therein.

     Within 120 days after the close of each fiscal year, the Operating Partnership and the Company must deliver to the Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Operating Partnership may discharge certain obligations to Holders of the Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Notes are payable in an amount sufficient to pay the entire indebtedness on such Notes in respect of principal of, premium, if any, and interest on the Notes to the date of such deposit (if such Notes have become due and payable) or to the Maturity Date or Redemption Date, as the case may be.

     The Indenture provides that the Operating Partnership may elect either (a) to decease and be discharged from any and all obligations with respect to such Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of such Notes to compensate the Trustee and to hold moneys for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to such Notes under Sections 1006 through 1008, inclusive, of the Indenture (being the restrictions described under "-- Covenants") or, if provided pursuant to Section 301 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Notes ("covenant defeasance"), in either case upon the irrevocable deposit by the Operating Partnership or the Company, as the case may be, with the Trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Notes are payable on the Maturity Date, or Government Obligations, or both applicable to such Notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal, premium, if any, and interest on such Notes, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Operating Partnership has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

     "Government Obligations" means securities which are (i) direct obligations of The United States of America or the government which issued the Foreign Currency in which the Notes are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of The United States of America or such government which issued the Foreign Currency in which the Notes of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository

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

receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     If after the Operating Partnership or the Company, as the case may be, has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to the Notes, (a) the Holder of a Note is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Note to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Note, or (b) a Conversion Event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Note shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal, premium, if any, and interest on such Note as the same becomes due out of the proceeds yielded by converting the amount so deposited in respect of such Note into the currency, currency unit or composite currency in which such Note becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency either by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions or within the international banking community,
(ii) the ECU either within the European Monetary System or for the settlement of transactions by public institutions of or within the European Communities or
(iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. (Section 101.) All payments of principal, premium, if any, and interest on any Note that is payable in a Foreign Currency that cease to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Operating Partnership or the Company, as the case may be, effects covenant defeasance with respect to the Note and such Notes are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Section 1006 through 1008 of the Indenture (which Sections would no longer be applicable to such Notes) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Notes are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Notes at the time of the Maturity Date but may not be sufficient to pay amounts due on such Notes at the time of the acceleration resulting from such Event of Default. However, the Operating Partnership would remain liable to make payment of such amounts due at the time of acceleration.

MODIFICATION OF THE INDENTURE

     Modifications and amendments of provisions of the Indenture may be made only with consent of the Holders of not less than a majority in principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Notes affected thereby, (a) change the Maturity Date of the principal, premium, if any, or interest on any such Notes; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Notes, or adversely affect any right of repayment of the Holder of any such Note; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Note; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Note on or after the Maturity Date thereof; (e) reduce the above-stated percentage of outstanding Notes necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Note.

     The Holders of not less than a majority in principal amount of outstanding Notes have the right to waive compliance by the Operating Partnership or the Company with certain covenants in the Indenture relating to such series.

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

     Modifications and amendments of the Indenture may be made by the Operating Partnership and the Company and the Trustee without the consent of any Holder of Notes for any of the following purposes: (i) to evidence the succession of another Person to the Operating Partnership as obligor under the Indenture; (ii) to add to the covenants of the Operating Partnership and the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Operating Partnership or the Company in the Indenture; (iii) to add Events of Default for the benefit of the Holders of the Notes; (iv) to add or change any provisions of the Indenture to facilitate the issuance of the Notes in bearer form, or to permit or facilitate the issuance of the Notes in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Notes in any material respect; (v) to secure the Notes; (vi) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trust under the Indenture by more than one Trustee; (vii) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders of the Notes in any material respect; and (viii) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Notes, provided that such action shall not adversely affect the interests of the Holders of the Notes in any material respect.

     The Indenture contains provisions for convening meetings of the Holders of Notes (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by the Operating Partnership or the Holders of at least 25% in principal amount of the outstanding Notes, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the Holder of each Note affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes. Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with the Indenture will be binding on all Holders of Notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the outstanding Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons holding or representing such specified percentage in principal amount of the outstanding Notes will constitute a quorum.

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Notes: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the outstanding Notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

TRANSFER AND EXCHANGE

     A holder of Notes may transfer or exchange Notes in accordance with the Indenture. The Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Operating Partnership may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Operating Partnership is not required to transfer or exchange any Note selected for redemption. Also, the Operating Partnership is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of it for all purposes.

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

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Morrison & Foerster, LLP, counsel to the Operating Partnership, the following are the material U.S. federal income tax consequences relevant to the exchange of the Old Notes for New Notes pursuant to the Exchange Offer and the ownership and disposition of the New Notes by holders who acquire the New Notes pursuant to the Exchange Offer. However, the following discussion does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations ("Regulations"), Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a holder of the New Notes. The discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder of the New Notes in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt organizations and persons holding the New Notes as part of a "straddle," hedge" or "conversion transaction." In addition, this discussion is limited to persons that acquired the Old Notes in the Initial Offering and are exchanging the Old Notes for New Notes. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with New Notes held as "capital assets" within the meaning of Section 1221 of the Code.

     As used herein, "U.S. Holder" means a beneficial owner of the New Notes who or that (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or political subdivision thereof (unless, in the case of a partnership, the U.S. Treasury provides otherwise by Regulations), (iii) is an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) is a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all substantial decisions of the trust, or (v) is otherwise subject to U.S. federal income tax on a net income basis in respect of the New Notes. As used herein, a "Non-U.S. Holder" means a holder of the New Notes who or that is not a U.S. Holder.

     The Operating Partnership has not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange, ownership or disposition of the New Notes or that any such position would not be sustained.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS INCLUDING GIFT AND ESTATE TAX LAWS.

EXCHANGE OFFER

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an exchange or other taxable event for U.S. federal income tax purposes because, under the Regulations, the New Notes do not differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such Holder. As a result, there will be no U.S. federal income tax consequences to holders who exchange Old Notes for New Notes pursuant to the Exchange Offer and any such holder will have the same tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

U.S. HOLDERS

     INTEREST. The stated interest on the New Notes generally will be taxable to a U.S. Holder as ordinary income at the time that it is paid or accrued, in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. It is not anticipated that the New Notes will give rise to "original issue discount" income in the hands of U.S. Holders.

     SALE, RETIREMENT OR REDEMPTION OF A NOTE. A U.S. Holder of a New Note will recognize capital gain or loss upon the sale, retirement, redemption or other taxable disposition of such New Note in an amount equal to the difference between (a) the amount of cash and the fair market value of other property received in exchange therefor (other than amounts attributable to accrued but unpaid stated interest) and (b) the U.S. Holder's adjusted tax basis in such New Note. The tax rate applicable to capital gain of a non-corporate U.S. Holder varies depending on such holder's holding period for the New Notes. In the case of a non-corporate U.S. Holder, any capital gain will be subject to a maximum U.S. federal income tax rate of 20% if such holder's holding period in the New Notes is more than one year on the date of the disposition.

NON-U.S. HOLDERS

  U.S. Withholding Tax

     Interest paid to Non-U.S. Holders of the New Notes will not be subject to U.S. income or withholding tax, provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits of the Operating Partnership, (ii) the Non-U.S. Holder is not (a) a "controlled foreign corporation" for U.S. federal income tax purposes that is related to the Operating Partnership through equity ownership or (b) a bank that received the New Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, (iii) the beneficial owner of the New Note provides a statement signed under penalties of perjury that includes its name and address and certifies that it is not a U.S. Person in compliance with applicable requirements or an exemption is otherwise established and (iv) the interest is not effectively connected with a United States trade or business of the Non-U.S. Holder. If requirements (i) through (iii) cannot be met, a Non-U.S. Holder will be subject to U.S. withholding tax at a rate of 30% (or lower treaty rate, if applicable) on interest payments on the New Notes.

     If a Non-U.S. Holder of a New Note is engaged in a trade or business in the United States and interest on the new Note is effectively connected with the conduct of such trade or business, such holder, although exempt from U.S. federal withholding tax by reason of the delivery of a properly completed Form 4224, will be subject to U.S. federal income tax on such interest in the same manner as if it were a U.S. Holder.

     In general, any gain realized by any Non-U.S. Holder upon the sale, exchange or redemption of a New Note will not be subject to U.S. income or withholding tax. However, such gain will be subject to U.S. income or withholding tax if (i) it is effectively connected with a U.S. trade or business of the Non-U.S. Holder, (ii) a Non-U.S. Holder is an individual who is present in the United States for a total of 183 days or more during the taxable year is which the gain is realized and certain other conditions are satisfied or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

  U.S. Estate Tax

     New Notes owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death ("Nonresident Decedent") will not be includible in the Nonresident Decedent's gross estate for U.S. federal estate tax purposes as a result of the Nonresident Decedent's death, provided that, at the time of death, the Nonresident Decedent does not own, actually or constructively, 10% or more of the capital or profits of the Operating Partnership and payments with respect to such New Notes would not have been effectively connected with the conduct of a trade or business in the United States by the Nonresident Decedent. A Nonresident Decedent's estate may be subject to U.S. federal estate tax on property includible in his or her estate for U.S. federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Certain noncorporate U.S. Holders may be subject to IRS information reporting and backup withholding at a rate of 31% on payments of principal and interest on the New Notes, and the proceeds from a disposition of the New Notes. Backup withholding will be imposed where the U.S. Holder: (i) fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would ordinarily be his or her social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to properly report payments of interest or dividends, or (iv) under certain circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct TIN and has not been notified by the IRS that he or she is subject to backup withholding. The Operating Partnership also will institute backup withholding on payments made on a New Note to a U.S. Holder if instructed to do so by the IRS. A U.S. Holder's failure to provide a correct TIN to the Operating Partnership when requested may also subject the U.S. holders to IRS penalties.

     In general interest paid with respect to a New Note and received by a Non-U.S. Holder will not be subject to IRS information reporting or backup withholding if the payor has received appropriate certification statements and provided that the payor does not have actual knowledge that the Non-U.S. Holder is a U.S. Person. Holders of the New Notes should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

     The payment of the proceeds from the disposition of New Notes to or through the U.S. office of any U.S. or foreign broker will be subject to IRS information reporting and possibly backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. Person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a New Note to or through the non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to IRS information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business.

     In the case of the payment of proceeds from the disposition of New Notes to or through a non-U.S. office of a broker that is a U.S. related person, the Regulations require IRS information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. Person or a U.S. related person (absent actual knowledge that the payee is a U.S. Person).

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder's U.S. federal income tax liability, if any, or otherwise be refundable, provided that the requisite IRS procedures are followed.

PROSPECTIVE FINAL REGULATIONS

     On October 6, 1997, new Regulations ("New Regulations") were issued that modify the requirements imposed on a Non-U.S. Holder and certain intermediaries for establishing the recipient's status as a non-U.S. Holder eligible for exemption from or reduction in U.S. withholding tax and backup withholding described above. In general, the New Regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The New Regulations generally are effective for payments made after December 31, 1999, subject to certain transition rules. In addition, the New Regulations impose more stringent conditions on the ability of financial intermediaries acting for a Non-U.S. Holder to provide certifications on behalf of the Non-U.S. Holder, which may include entering into an agreement with the IRS to audit certain documentation with respect to such certifications. Non-U.S. Holders should consult their own tax advisors to determine the effects of the application of the New Regulations to their particular circumstances.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that received New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Operating Partnership will amend or supplement the disclosure contained herein as necessary to update this Prospectus and has agreed that, starting on the Expiration Date and ending one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     The Operating Partnership will not receive any proceeds from any sales of New Notes by broker-dealers or others. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of New Notes and any commissions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period one year after the Expiration Date, the Operating Partnership will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Operating Partnership have agreed to pay certain expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

     The financial statements of the Company, the GRT Predecessor Entities and Glenborough Hotel Group, and related financial statements schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports, and have been incorporated herein in reliance on such reports given on the authority of that firm as experts in accounting and auditing.

     In addition, the respective statements of revenues and certain expenses of the BGK Portfolio, the Eaton and Lauth Portfolio, One and Three Pacific, the Pauls Portfolio, the Galesi Portfolio and the Donau/Gruppe Portfolio, including in various Current Reports on Form 8-K and Form 8-K/A, have also been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports, and have been incorporated herein, in reliance on such reports given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the New Notes offered by this Prospectus has been passed upon for the Operating Partnership by Morrison & Foerster LLP, Palo Alto, California. Morrison & Foerster LLP will rely upon the opinion of Hogan & Hartson LLP, Baltimore, Maryland as to certain matters of Maryland law. In addition, the description of the tax consequences of the exchange of Old Notes for New Notes pursuant to the Exchange Offer contained in the Prospectus under the caption "United States Federal Income Tax Consequences" is based upon the opinion of Morrison & Foerster LLP.

                          GLENBOROUGH PROPERTIES, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS OF
GLENBOROUGH PROPERTIES, L.P. AND COMBINED FINANCIAL
STATEMENTS OF THE GRT PREDECESSOR ENTITIES
Report of Independent Public Accountants....................   F-2
Glenborough Properties, L.P. Consolidated Balance Sheets as
  of June 30, 1998, and December 31, 1997 and 1996..........   F-3
Glenborough Properties, L.P. Consolidated Statements of
  Operations for the six months ended June 30, 1998 and
  1997......................................................   F-4
Glenborough Properties, L.P. Consolidated Statements of
  Operations for the three months ended June 30, 1998 and
  1997......................................................   F-5
Glenborough Properties, L.P. and GRT Predecessor Entities
  Consolidated and Combined Statements of Operations for the
  years ended December 31, 1997, 1996 and 1995..............   F-6
Glenborough Properties, L.P. and GRT Predecessor Entities
  Consolidated and Combined Statements of Equity for the
  years ended December 31, 1997, 1996 and 1995 and the
  six months ended June 30, 1998............................   F-7
Glenborough Properties, L.P. Consolidated Statements of Cash
  Flows for the
  six months ended June 30, 1998 and 1997...................   F-8
Glenborough Properties, L.P. and GRT Predecessor Entities
  Consolidated and Combined Statements of Cash Flows for the
  years ended December 31, 1997, 1996 and 1995..............   F-9
Glenborough Properties, L.P. Notes to Consolidated Financial
  Statements................................................  F-10
Glenborough Properties, L.P. Schedule III -- Real Estate and
  Accumulated Depreciation..................................  F-30
Glenborough Properties, L.P. Schedule IV -- Mortgage Loans
  Receivable, Secured by Real Estate........................  F-37

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
GLENBOROUGH PROPERTIES, L.P.,
A CALIFORNIA LIMITED PARTNERSHIP

     We have audited the accompanying consolidated balance sheets of GLENBOROUGH PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, as of December 31, 1997 and 1996, the related consolidated statements of operations, equity and cash flows for the years ended December 31, 1997 and 1996, and the combined statements of operations, equity and cash flows of the GRT Predecessor Entities for the year ended December 31, 1995. These consolidated and combined financial statements and the schedules referred to below are the responsibility of the Operating Partnership's management. Our responsibility is to express an opinion on these consolidated and combined financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of GLENBOROUGH PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, as of December 31, 1997 and 1996, the consolidated results of its operations and its cash flows for the years ended December 31, 1997 and 1996, and the combined results of operations and cash flows of the GRT Predecessor Entities for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic consolidated and combined financial statements taken as a whole. The accompanying schedules, Schedule III -- Real Estate and Accumulated Depreciation and Schedule IV -- Mortgage Loans Receivable Secured by Real Estate, are presented for the purpose of complying with the Securities and Exchange Commission's rules and are not a required part of the basic consolidated and combined financial statements. These schedules have been subjected to the auditing procedures applied in our audits of the basic consolidated and combined financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic consolidated and combined financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
January 21, 1998

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                          CONSOLIDATED BALANCE SHEETS
                  JUNE 30, 1998 AND DECEMBER 31, 1997 AND 1996
                      (IN THOUSANDS, EXCEPT UNIT AMOUNTS)

                                     ASSETS

                                                         JUNE 30,      DECEMBER 31,    DECEMBER 31,
                                                           1998            1997            1996
                                                        -----------    ------------    ------------
                                                        (UNAUDITED)     (AUDITED)       (AUDITED)
Rental property, net of accumulated depreciation of
  $61,182, $41,213 and $28,784 in 1998, 1997 and 1996,
  respectively........................................  $1,698,554       $825,218        $161,945
Investment in Glenborough Corporation.................       8,611          8,519           5,261
Mortgage loans receivable, net of provision for loss
  of $863 in 1996.....................................      41,269          3,692           9,905
Cash and cash equivalents.............................       6,571          3,670             785
Other assets..........................................      78,300         23,351           5,439
                                                        ----------       --------        --------
          TOTAL ASSETS................................  $1,833,305       $864,450        $183,335
                                                        ==========       ========        ========

                                 LIABILITIES AND PARTNERS' EQUITY

Liabilities:
  Mortgage loans......................................  $  451,084       $148,139        $ 54,584
  Secured bank line...................................          --             --          21,307
  Unsecured bank line.................................     125,152         80,160              --
  Unsecured redeemable notes..........................     150,000             --              --
  Unsecured loan......................................     142,170             --              --
  Other liabilities...................................      29,786         12,267           3,316
                                                        ----------       --------        --------
          Total liabilities...........................     898,192        240,566          79,207
                                                        ----------       --------        --------
Partners' Equity:
  General partner, 354,625, 337,018 and 100,948 units
     issued and outstanding at June 30, 1998 and
     December 31, 1997 and 1996, respectively.........       9,256          6,239           1,041
  Limited partners, 35,107,853, 33,364,801 and
     9,993,820 units issued and outstanding at June
     30, 1998 and December 31, 1997 and 1996,
     respectively.....................................     925,857        617,645         103,087
                                                        ----------       --------        --------
          Total partners' equity......................     935,113        623,884         104,128
                                                        ----------       --------        --------
          TOTAL LIABILITIES AND PARTNERS' EQUITY......  $1,833,305       $864,450        $183,335
                                                        ==========       ========        ========

          See accompanying notes to consolidated financial statements.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
                                  (UNAUDITED)

                                                                 1998           1997
                                                              -----------    -----------
REVENUE
  Rental revenue............................................  $    97,582    $    19,691
  Fees and reimbursements from affiliate....................        1,232            367
  Interest and other income.................................          555            516
  Equity in earnings of Glenborough Corporation.............          850            436
  Net gain on sales of rental properties....................        2,139            570
  Gain on collection of mortgage loan receivable............           --            652
                                                              -----------    -----------
          Total revenue.....................................      102,358         22,232
                                                              -----------    -----------
EXPENSES
  Property operating expenses, including $1,101 paid to an
     affiliate in 1997......................................       31,936          6,710
  General and administrative, including $1,815 and $964 paid
     to an affiliate in 1998 and 1997, respectively.........        4,475          1,174
  Depreciation and amortization.............................       20,918          4,043
  Interest expense..........................................       18,852          3,800
                                                              -----------    -----------
          Total expenses....................................       76,181         15,727
                                                              -----------    -----------
Net income..................................................  $    26,177    $     6,505
                                                              -----------    -----------
Preferred partner interest distribution requirement.........       (9,480)            --
                                                              -----------    -----------
Net income allocable to general and limited partners........  $    16,697    $     6,505
                                                              ===========    ===========
Net income allocable to general and limited partners per
  partnership unit..........................................  $      0.49    $      0.53
                                                              ===========    ===========
Weighted average number of partnership units outstanding....   34,038,659     12,224,708
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED JUNE 30, 1998 AND 1997
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
                                  (UNAUDITED)

                                                                 1998           1997
                                                              -----------    -----------
REVENUE
  Rental revenue............................................  $    51,619    $    11,784
  Fees and reimbursements from affiliate....................          759            180
  Interest and other income.................................          218            217
  Equity in earnings of Glenborough Corporation.............          740            428
  Net gain on sales of rental properties....................          693            570
  Gain on collection of mortgage loan receivable............           --            498
                                                              -----------    -----------
          Total revenue.....................................       54,029         13,677
                                                              -----------    -----------
EXPENSES
  Property operating expenses, including $645 paid to an
     affiliate in 1997......................................       16,265          4,072
  General and administrative, including $482 paid to an
     affiliate in 1997......................................        2,602            586
  Depreciation and amortization.............................       10,934          2,505
  Interest expense..........................................        9,679          2,227
                                                              -----------    -----------
          Total expenses....................................       39,480          9,390
                                                              -----------    -----------
Net income..................................................  $    14,549    $     4,287
                                                              -----------    -----------
Preferred partner interest distribution requirement.........       (5,570)            --
                                                              -----------    -----------
Net income allocable to general and limited partners........  $     8,979    $     4,287
                                                              ===========    ===========
Net income allocable to general and limited partners per
  partnership unit..........................................  $      0.26    $      0.31
                                                              ===========    ===========
Weighted average number of partnership units outstanding....   34,370,381     13,908,166
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP
                          AND GRT PREDECESSOR ENTITIES

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
                                   (AUDITED)

                                                         GLENBOROUGH     GLENBOROUGH         GRT
                                                         PROPERTIES,     PROPERTIES,     PREDECESSOR
                                                             L.P.            L.P.         ENTITIES
                                                         CONSOLIDATED    CONSOLIDATED     COMBINED
                                                             1997            1996           1995
                                                         ------------    ------------    -----------
REVENUE
  Rental revenue.......................................  $    61,393      $   17,943       $15,454
  Fees and reimbursements, including $719, $311 and
     $2,995 from affiliates in 1997, 1996 and 1995,
     respectively......................................          719             311        16,019
  Interest and other income............................        1,627           1,070         2,698
  Equity in earnings of Glenborough Corporation........        1,687           1,571            --
  Net gain on sales of rental properties...............          839             321            --
  Gain on collection of mortgage loan receivable.......          652              --            --
                                                         -----------      ----------       -------
          Total revenue................................       66,917          21,216        34,171
                                                         -----------      ----------       -------
EXPENSES
  Property operating expenses, including $3,028 and
     $769 paid to an affiliate in 1997 and 1996,
     respectively......................................       20,904           5,735         8,576
  General and administrative, including $3,382 and
     $1,120 paid to an affiliate in 1997 and 1996,
     respectively......................................        4,002           1,490        15,947
  Depreciation and amortization........................       14,829           4,583         4,762
  Interest expense.....................................        9,668           3,913         2,129
  Provision for loss on investments in real estate,
     real estate partnerships and mortgage loans
     receivable........................................           --              --         1,876
  Consolidation costs..................................           --           6,082            --
  Litigation costs.....................................           --           1,155            --
                                                         -----------      ----------       -------
          Total expenses...............................       49,403          22,958        33,290
                                                         -----------      ----------       -------
Income (loss) from operations before provision for
  income taxes and extraordinary item..................       17,514          (1,742)          881
Provision for income taxes.............................           --              --          (357)
Loss on early extinguishment of debt...................         (843)           (186)           --
                                                         -----------      ----------       -------
Net income (loss)......................................  $    16,671      $   (1,928)      $   524
                                                         ===========      ==========       =======
PER PARTNERSHIP UNIT DATA:
Net income (loss) before extraordinary item............  $      0.92      $    (0.24)
Extraordinary item.....................................        (0.04)          (0.03)
                                                         -----------      ----------
Net income (loss)......................................  $      0.88      $    (0.27)
                                                         ===========      ==========
Weighted average number of partnership units
  outstanding..........................................   19,025,314       7,104,648
                                                         ===========      ==========

          See accompanying notes to consolidated financial statements.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP
                          AND GRT PREDECESSOR ENTITIES

                 CONSOLIDATED AND COMBINED STATEMENTS OF EQUITY
         FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (AUDITED)
               AND THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                                 GRT PREDECESSOR ENTITIES COMBINED
                                           -----------------------------------------------------------------------------
                                                                         ADDITIONAL   RECEIVABLE    RETAINED
                                           GENERAL   LIMITED    COMMON    PAID-IN        FROM       EARNINGS
                                           PARTNER   PARTNERS   STOCK     CAPITAL     STOCKHOLDER   (DEFICIT)    TOTAL
                                           -------   --------   ------   ----------   -----------   ---------   --------
BALANCE AT DECEMBER 31, 1994.............   (1,730)    85,337      5        6,613        (8,763)        (904)     80,558
  Distributions..........................     (117)   (10,507)    --           --            --           --     (10,624)
  Redemption of shares...................       --         --     (2)      (6,613)           --       (6,533)    (13,148)
  Repayment of Stockholder advances,
    net..................................       --         --     --           --         8,763           --       8,763
  Net income (loss)......................       17      1,751     --           --            --       (1,244)        524
  Issuance of investor notes in exchange
    for units of limited partnership
    interest.............................       --     (2,483)    --           --            --           --      (2,483)
  Equity in consolidation attributable to
    GHG and other assets of the
    Company..............................       --     (1,735)    --           --            --           --      (1,735)
  Consolidation and issuance of
    partnership units....................    1,830    (72,363)    (3)          --            --        8,681     (61,855)
                                           -------   --------    ---      -------       -------      -------    --------
BALANCE AT DECEMBER 31, 1995.............       --         --     --           --            --           --          --
                                           -------   --------    ---      -------       -------      -------    --------
  Contributions..........................       --         --     --           --            --           --          --
  Distributions ($0.90 per unit).........       --         --     --           --            --           --          --
  Net loss...............................       --         --     --           --            --           --          --
                                           -------   --------    ---      -------       -------      -------    --------
BALANCE AT DECEMBER 31, 1996.............       --         --     --           --            --           --          --
                                           -------   --------    ---      -------       -------      -------    --------
  Contributions..........................       --         --     --           --            --           --          --
  Distributions ($1.28 per unit).........       --         --     --           --            --           --          --
  Net income.............................       --         --     --           --            --           --          --
                                           -------   --------    ---      -------       -------      -------    --------
BALANCE AT DECEMBER 31, 1997.............       --         --     --           --            --           --          --
                                           -------   --------    ---      -------       -------      -------    --------
  Contributions..........................       --         --     --           --            --           --          --
  Distributions ($1.26 per unit).........       --         --     --           --            --           --          --
  Unrealized gain on marketable
    securities...........................       --         --     --           --            --           --          --
  Net income.............................       --         --     --           --            --           --          --
                                           -------   --------    ---      -------       -------      -------    --------
BALANCE AT JUNE 30, 1998.................  $    --   $     --    $--      $    --       $    --      $    --    $     --
                                           =======   ========    ===      =======       =======      =======    ========

                                           GLENBOROUGH PROPERTIES, L.P.
                                                   CONSOLIDATED
                                           -----------------------------
                                           GENERAL   LIMITED
                                           PARTNER   PARTNERS    TOTAL
                                           -------   --------   --------
BALANCE AT DECEMBER 31, 1994.............      --          --         --
  Distributions..........................      --          --         --
  Redemption of shares...................      --          --         --
  Repayment of Stockholder advances,
    net..................................      --          --         --
  Net income (loss)......................      --          --         --
  Issuance of investor notes in exchange
    for units of limited partnership
    interest.............................      --          --         --
  Equity in consolidation attributable to
    GHG and other assets of the
    Company..............................      --          --         --
  Consolidation and issuance of
    partnership units....................     618      61,237     61,855
                                           ------    --------   --------
BALANCE AT DECEMBER 31, 1995.............     618      61,237     61,855
                                           ------    --------   --------
  Contributions..........................     511      50,594     51,105
  Distributions ($0.90 per unit).........     (69)     (6,835)    (6,904)
  Net loss...............................     (19)     (1,909)    (1,928)
                                           ------    --------   --------
BALANCE AT DECEMBER 31, 1996.............   1,041     103,087    104,128
                                           ------    --------   --------
  Contributions..........................   5,283     523,010    528,293
  Distributions ($1.28 per unit).........    (252)    (24,956)   (25,208)
  Net income.............................     167      16,504     16,671
                                           ------    --------   --------
BALANCE AT DECEMBER 31, 1997.............   6,239     617,645    623,884
                                           ------    --------   --------
  Contributions..........................   3,204     317,160    320,364
  Distributions ($1.26 per unit).........    (355)    (35,122)   (35,477)
  Unrealized gain on marketable
    securities...........................       1         164        165
  Net income.............................     167      26,010     26,177
                                           ------    --------   --------
BALANCE AT JUNE 30, 1998.................  $9,256    $925,857   $935,113
                                           ======    ========   ========

          See accompanying notes to consolidated financial statements.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                1998        1997
                                                              ---------   ---------
Cash flows from operating activities:
  Net income................................................  $  26,177   $   6,505
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     20,918       4,043
     Amortization of loan fees, included in interest
      expense...............................................        592         128
     Net gain on sales of rental properties.................     (2,139)       (570)
     Gain on collection of mortgage loan receivable.........         --        (652)
     Equity in earnings of Glenborough Corporation..........       (850)       (436)
     Changes in certain assets and liabilities, net.........     (5,461)       (879)
                                                              ---------   ---------
          Net cash provided by operating activities.........     39,237       8,139
                                                              ---------   ---------
Cash flows from investing activities:
  Net proceeds from sales of rental properties..............     37,804      11,889
  Additions to rental property..............................   (570,536)   (144,157)
  Additions to mortgage loans receivable....................    (38,084)     (2,344)
  Principal receipts on mortgage loans receivable...........        507       9,354
  Distributions from Glenborough Corporation................        758       1,111
  Other investments (included in other assets)..............    (32,887)         --
                                                              ---------   ---------
          Net cash used for investing activities............   (602,438)   (124,147)
                                                              ---------   ---------
Cash flows from financing activities:
  Proceeds from borrowings..................................  $ 530,321   $ 166,675
  Repayment of borrowings...................................   (207,741)   (107,371)
  Partner contributions.....................................    278,999      66,039
  Partner distributions.....................................    (35,477)     (7,758)
                                                              ---------   ---------
          Net cash provided by financing activities.........    566,102     117,585
                                                              ---------   ---------
Net increase in cash and cash equivalents...................      2,901       1,577
Cash and cash equivalents at beginning of period............      3,670         785
                                                              ---------   ---------
Cash and cash equivalents at end of period..................  $   6,571   $   2,362
                                                              =========   =========
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................  $  12,186   $   3,539
                                                              =========   =========
Supplemental disclosure of Non-Cash Investing and Financing
  Activities:
  Acquisition of real estate through assumption of first
     trust deed notes payable...............................  $ 317,527   $  17,486
                                                              =========   =========
  Acquisition of real estate through issuance of Partnership
     units..................................................  $  41,365   $   7,351
                                                              =========   =========
  Unrealized gain on marketable securities..................  $     165   $      --
                                                              =========   =========

          See accompanying notes to consolidated financial statements.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP
                          AND GRT PREDECESSOR ENTITIES

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)
                                   (AUDITED)

                                                              GLENBOROUGH     GLENBOROUGH         GRT
                                                              PROPERTIES,     PROPERTIES,     PREDECESSOR
                                                                  L.P.            L.P.         ENTITIES
                                                              CONSOLIDATED    CONSOLIDATED     COMBINED
                                                                  1997            1996           1995
                                                              ------------    ------------    -----------
Cash flows from operating activities:
  Net income (loss).........................................   $  16,671        $ (1,928)      $    524
  Adjustments to reconcile net income (loss) to net cash
    provided by (used for) operating activities:
    Depreciation and amortization...........................      14,829           4,583          4,762
    Amortization of loan fees, included in interest
     expense................................................         221             193             --
    Provision for loss on investments in real estate, real
     estate partnerships and mortgage loans receivable......          --              --          1,876
    Equity in earnings of Glenborough Corporation...........      (1,687)         (1,571)            --
    Net gain on sales of rental properties..................        (839)           (321)            --
    Gain on collection of mortgage loan receivable..........        (652)             --             --
    Loss on debt refinancing................................         843             186             --
    Consolidation costs.....................................          --           6,082             --
    Litigation costs........................................          --           1,155             --
    Changes in certain assets and liabilities, net..........      (9,816)         (3,216)       (22,219)
                                                               ---------        --------       --------
      Net cash provided by (used for) operating
       activities...........................................      19,570           5,163        (15,057)
Cash flows from investing activities:
  Net proceeds from sales of rental properties..............      12,950           2,882             --
  Additions to rental property..............................    (586,965)        (62,286)        (3,925)
  Additions to mortgage loans receivable....................      (1,855)         (2,694)            --
  Principal receipts on mortgage loans receivable...........       8,068               4         12,581
  Investment in Glenborough Corporation.....................      (3,700)         (1,690)            --
  Distributions from Glenborough Corporation................       2,129           1,810             --
                                                               ---------        --------       --------
      Net cash provided by (used for) investing
       activities...........................................    (569,373)        (61,974)         8,656
                                                               ---------        --------       --------
Cash flows from financing activities:
  Proceeds from borrowings..................................   $ 467,689        $ 52,599       $  8,910
  Repayment of borrowings...................................    (375,909)        (35,593)       (14,050)
  Advances to/repayments from Stockholder, net..............          --              --          8,763
  Redemption of shares......................................          --              --        (10,389)
  Partner contributions.....................................     486,116          47,356             --
  Partner distributions.....................................     (25,208)         (6,904)       (10,624)
                                                               ---------        --------       --------
      Net cash provided by (used for) financing
       activities...........................................     552,688          57,458        (17,390)
                                                               ---------        --------       --------
Net increase (decrease) in cash and cash equivalents........       2,885             647        (23,791)
Cash and cash equivalents at beginning of period............         785             138         23,929
                                                               ---------        --------       --------
Cash and cash equivalents at end of period..................   $   3,670        $    785       $    138
                                                               =========        ========       ========
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................   $   9,352        $  3,234       $  1,951
                                                               =========        ========       ========
Supplemental disclosure of Non-Cash Investing and Financing
  Activities:
  Acquisition of real estate through assumption of first
    trust deed notes payable................................   $  60,628        $ 25,200       $     --
                                                               =========        ========       ========
  Acquisition of real estate through issuance of Partnership
    units...................................................   $  42,177        $  3,749       $     --
                                                               =========        ========       ========
  Conversion of partnership units into investor notes
    payable.................................................   $      --        $     --       $  2,483
                                                               =========        ========       ========
  Consolidation and issuance of partnership units...........   $      --        $     --       $ 63,590
                                                               =========        ========       ========
  Refinancing of debt of GRT Predecessor Entities...........   $      --        $     --       $ 28,200
                                                               =========        ========       ========
  Acquisition of real estate through foreclosure and
    assumption of first trust deed note payable.............   $      --        $     --       $  3,908
                                                               =========        ========       ========

          See accompanying notes to consolidated financial statements.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

NOTE 1. ORGANIZATION

     Glenborough Properties, L.P., a California Limited Partnership (the "Operating Partnership") was organized in the State of California on August 23, 1995. The Operating Partnership is the primary operating subsidiary of Glenborough Realty Trust Incorporated (the "Company"). On December 31, 1995, the Company completed a consolidation (the "Consolidation") in which eight public limited partnerships (the "Partnerships," collectively with Glenborough Corporation (defined below), the "GRT Predecessor Entities"), merged with and into the Company. The Company (i) issued 5,753,709 shares (the "Shares") of $.001 par value Common Stock to the Partnerships in exchange for 3,979,376 Operating Partnership units; and (ii) merged with Glenborough Corporation, a California Corporation ("GC"), with the Company being the surviving entity. The Company then transferred certain real estate and related assets to the Operating Partnership in exchange for a sole general partner interest of 1% and a limited partnership interest of 85.37% (89.16% total partnership interest as of June 30, 1998). The Operating Partnership also acquired interests in certain warehouse distribution facilities from GPA, Ltd., a California limited partnership ("GPA"). The Operating Partnership commenced operations on January 1, 1996.

     The Operating Partnership, through several subsidiaries, is engaged primarily in the ownership, operation, management, acquisition, expansion and development of various income-producing properties. As of June 30, 1998, the Operating Partnership, directly and through various subsidiaries in which it owns 99% of the ownership interests, controls a total of 190 real estate projects.

     Effective April 1, 1998, the Company contributed to the Operating Partnership the majority of its assets, including 100% of its shares of the non-voting preferred stock of Glenborough Corporation ("GC"), as well as all of the Company's tangible personal property including furniture and fixtures, all cash and investments, and a property management contract. As part of that transaction, the Company also agreed to a substantial reduction in the asset management fees paid by the Operating Partnership to the Company. In return, the Operating Partnership canceled certain obligations of the Company to the Operating Partnership, and issued 2,248,869 units of partnership interest to the Company. The contribution of 100% of the shares of non-voting preferred stock in GC has been accounted for as a reorganization of entities under common control, similar to a pooling of interests. All periods have been restated to give effect to the transaction as if it occurred on December 31, 1995.

     As a result of this transaction, the only assets of the Company that are not attributable to its interest in the Operating Partnership are (i) its shares of non-voting preferred stock in Glenborough Hotel Group, and (ii) its shares of common stock in seven qualified REIT subsidiaries, which produce dividends that are not material to the Company.

     As of June 30, 1998, resulting from the transaction discussed above, the Operating Partnership now holds 100% of the non-voting preferred stock of GC. GC is the general partner of several real estate limited partnerships and provides asset and property management services for these partnerships (the "Controlled Partnerships"). It also provides partnership administration, asset management, property management and development services under a long term contract to a group of unaffiliated partnerships which include five public partnerships sponsored by Rancon Financial Corporation, an unaffiliated corporation which has significant real estate assets in the Inland Empire region of Southern California (the "Rancon Partnerships"). The services to the Rancon Partnerships were previously provided by Glenborough Inland Realty Corporation ("GIRC"), a California corporation, which merged with GC effective June 30, 1997. GC also provides property management services for a limited portfolio of property owned by other unaffiliated third parties.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying financial statements present the consolidated financial position of the Operating Partnership and its majority owned subsidiaries as of June 30, 1998 (unaudited), and December 31, 1997 and 1996, the consolidated results of operations and cash flows of the Operating Partnership and its majority owned subsidiaries for the six months ended June 30, 1998 (unaudited) and 1997 (unaudited) and the years ended December 31, 1997 and 1996, and the combined results of operations and cash flows of the GRT Predecessor Entities for the year ended December 31, 1995, as the Consolidation discussed in Note 1 was not effective until December 31, 1995. All intercompany transactions, receivables and payables have been eliminated in consolidation.

     In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal accruals) necessary to present fairly the financial position and results of operations of the Operating Partnership as of June 30, 1998, and for the period then ended.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the results of operations during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information," which will be effective for financial statements issued for fiscal years beginning after December 15, 1997. SFAS 131 will require the Operating Partnership to report certain financial and descriptive information about its reportable operating segments, segments for which separate financial information is available that is evaluated regularly by management in deciding how to allocate resources and in assessing performance. For these segments, SFAS 131 will require the Operating Partnership to report profit and loss, certain specific revenue and expense items and assets. It also requires disclosures about each segment's products and services, geographic areas of operation and major customers. The Operating Partnership will adopt the disclosures required by SFAS 131 in the financial statements for the year ended December 31, 1998.

INVESTMENTS IN REAL ESTATE

     Investments in real estate are stated at cost unless circumstances indicate that cost cannot be recovered, in which case, the carrying value of the property is reduced to estimated fair value. Estimated fair value: (i) is based upon the Operating Partnership's plans for the continued operation of each property; and
(ii) is computed using estimated sales price, as determined by prevailing market values for comparable properties and/or the use of capitalization rates multiplied by annualized rental income based upon the age, construction and use of the building. The fulfillment of the Operating Partnership's plans related to each of its properties is dependent upon, among other things, the presence of economic conditions which will enable the Operating Partnership to continue to hold and operate the properties prior to their eventual sale. Due to uncertainties inherent in the valuation process and in the economy, it is reasonably possible that the actual results of operating and disposing of the Operating Partnership's properties could be materially different than current expectations.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

     Depreciation is provided using the straight line method over the useful lives of the respective assets.

     The useful lives are as follows:

Buildings and Improvements         10 to 40 years
Tenant Improvements                Term of the related lease
Furniture and Equipment            5 to 7 years

INVESTMENT IN GLENBOROUGH CORPORATION

     The Operating Partnership's investment in Glenborough Corporation is accounted for using the equity method, as discussed further in Note 4.

MORTGAGE LOANS RECEIVABLE

     The Operating Partnership monitors the recoverability of its loans and notes receivable through ongoing contact with the borrowers to ensure timely receipt of interest and principal payments, and where appropriate, obtains financial information concerning the operation of the properties. Interest on mortgage loans is recognized as revenue as it accrues during the period the loan is outstanding. Mortgage loans receivable will be evaluated for impairment if it becomes evident that the borrower is unable to meet its debt service obligations in a timely manner and cannot satisfy its payments using sources other than the operations of the property securing the loan. If it is concluded that such circumstances exist, then the loan will be considered to be impaired and its recorded amount will be reduced to the fair value of the collateral securing it. Interest income will also cease to accrue under such circumstances. Due to uncertainties inherent in the valuation process, it is reasonably possible that the amount ultimately realized from the Operating Partnership's collection on these receivables will be different than the recorded amounts.

CASH EQUIVALENTS

     The Operating Partnership considers short-term investments (including certificates of deposit) with a maturity of three months or less at the time of investment to be cash equivalents.

MARKETABLE SECURITIES

     In accordance with Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities," the Operating Partnership records its marketable securities at fair value. Accordingly, unrealized gains and losses on these securities are reported as a separate component of partners' equity and realized gains and losses are included in net income. As of June 30, 1998, marketable securities with a fair value of approximately $26,000,000 were included in other assets on the accompanying consolidated balance sheet.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments. Based on the borrowing rates currently available to the Operating Partnership, the carrying amount of debt approximates fair value. Cash and cash equivalents consist of demand deposits, certificates of deposit and short-term investments with financial institutions. The carrying amount of cash and cash equivalents, as well as the mortgage notes receivable described above, approximates fair value.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

DEFERRED FINANCING AND OTHER FEES

     Fees paid in connection with the financing and leasing of the Operating Partnership's properties are amortized over the term of the related notes payable or leases and are included in other assets.

REVENUES

     All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

     For the six months ended June 30, 1998 (unaudited), and the years ended December 31, 1997 and 1996, no tenants represented 10% or more of rental revenue of the Operating Partnership. For the year ended December 31, 1995, rental revenue from two properties leased to Navistar International represented approximately 10% of the GRT Predecessor Entities' total rental revenue.

     Fees and reimbursement revenue (in 1995 and 1998) consists of property management fees, overhead administration fees and transaction fees from the acquisition, disposition, refinancing, leasing and construction supervision of real estate (see Note 8).

     Revenues are recognized only after the Operating Partnership is contractually entitled to receive payment, after the services for which the fee is received have been provided, and after the ability and timing of payments are reasonably assured and predictable.

     Scheduled rent increases are based primarily on the Consumer Price Index or a similar factor. Material incentives paid, if any, by the Operating Partnership to a tenant are amortized as a reduction of rental income over the life of the related lease.

     The Operating Partnership recognizes contingent rental income after the related target is achieved.

NET INCOME (LOSS) PER PARTNERSHIP UNIT

     Net income (loss) per partnership unit is calculated using the weighted average number of partnership units outstanding during the period. No effect on per unit amounts has been attributed to a potential conversion of the Preferred Partner Interest (see Note 10) into limited partner units as the impact is anti-dilutive. No other potentially dilutive securities of the Operating Partnership exist.

INCOME TAXES

     No provision for income taxes is included in the Consolidated Statements of Operations for the six months ended June 30, 1998 (unaudited) and 1997 (unaudited) and the years ended December 31, 1997 and 1996, as the Operating Partnership's results of operations are allocated to the partners for inclusion in their respective income tax returns.

     Certain of the Operating Partnership's predecessors were subject to income taxes, the provisions for which have been included in the accompanying combined results of operations of the GRT Predecessor Entities.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

NOTE 3. INVESTMENTS IN REAL ESTATE

     The cost and accumulated depreciation of real estate investments as of June 30, 1998, and December 31, 1997 and 1996 are as follows (in thousands):

                                          BUILDINGS AND      TOTAL       ACCUMULATED          NET
                                LAND      IMPROVEMENTS        COST       DEPRECIATION    RECORDED VALUE
           1998:              --------    -------------    ----------    ------------    --------------
Office properties...........  $ 90,219     $  750,324      $  840,543      $(22,752)       $  817,791
Office/Flex properties......    52,233        231,807         284,040        (7,046)          276,994
Industrial properties.......    17,836         96,260         114,096        (8,310)          105,786
Retail properties...........    20,523         70,359          90,882        (6,976)           83,906
Multi-family properties.....    19,158        373,483         392,641        (2,771)          389,870
Hotel properties............     3,849         33,685          37,534       (13,327)           24,207
                              --------     ----------      ----------      --------        ----------
          Total.............  $203,818     $1,555,918      $1,759,736      $(61,182)       $1,698,554
                              ========     ==========      ==========      ========        ==========
1997:
Office properties...........  $ 62,442     $  282,129      $  344,571      $ (9,310)       $  335,261
Office/Flex properties......    46,496        163,606         210,102        (3,274)          206,828
Industrial properties.......    20,903         88,802         109,705        (7,503)          102,202
Retail properties...........    16,687         50,447          67,134        (5,845)           61,289
Multi-family properties.....    19,512         71,288          90,800        (1,780)           89,020
Hotel properties............     5,587         38,532          44,119       (13,501)           30,618
                              --------     ----------      ----------      --------        ----------
          Total.............  $171,627     $  694,804      $  866,431      $(41,213)       $  825,218
                              ========     ==========      ==========      ========        ==========
1996:
Office properties...........  $  9,721     $   39,582      $   49,303      $ (4,224)       $   45,079
Office/Flex properties......     2,326          9,163          11,489          (624)           10,865
Industrial properties.......     4,293         23,633          27,926        (5,533)           22,393
Retail properties...........    16,578         30,681          47,259        (6,164)           41,095
Multi-family properties.....     5,652         17,440          23,092          (510)           22,582
Hotel properties............     5,586         26,074          31,660       (11,729)           19,931
                              --------     ----------      ----------      --------        ----------
          Total.............  $ 44,156     $  146,573      $  190,729      $(28,784)       $  161,945
                              ========     ==========      ==========      ========        ==========

     The Operating Partnership leases its commercial and industrial property under non-cancelable operating lease agreements. Future minimum rents to be received as of December 31, 1997 are as follows (in thousands):

                        YEAR ENDING
                       DECEMBER 31,
-----------------------------------------------------------
  1998.....................................................  $17,160
  1999.....................................................   13,131
  2000.....................................................   13,393
  2001.....................................................   12,109
  2002.....................................................    6,174
  Thereafter...............................................   24,123
                                                             -------
                                                             $86,090
                                                             =======

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

1996 PROPERTY ACQUISITIONS AND DISPOSITIONS (IN THOUSANDS, EXCEPT UNIT AND SHARE AMOUNTS) --

     In June 1996, the Operating Partnership sold the two self-storage facilities held in its industrial portfolio. The sales price for these two facilities was $2,900. The sales generated a gain of $321 and cash proceeds of $2,882. From these proceeds, $790 was paid down on the Operating Partnership's previous secured line of credit from Wells Fargo Bank (the "Line of Credit").

     In July 1996, the Operating Partnership acquired a 23-story, 272,443 square foot office building (the "UCT Property"), in St. Louis, Missouri. The total acquisition cost, including capitalized costs, was approximately $18,844, which consisted of $350 in the form of 23,333 Operating Partnership units (based on a per unit value of $15.00), and the balance paid in cash. The cash portion was financed through advances under the Line of Credit.

     In August 1996, the Operating Partnership acquired a 64-room hotel property (the "the San Antonio Hotel"), which is located in San Antonio, Texas. The total acquisition cost, including capitalized costs, was approximately $2,805, which was paid in cash. The acquisition was financed with an advance under the Line of Credit.

     In August 1996, the Operating Partnership also expanded an existing shopping center in Tampa, Florida through a purchase-leaseback transaction with the anchor tenant. The Operating Partnership's initial acquisition cost, including capitalized costs, was approximately $1,617, all of which was paid in cash through advances under the Line of Credit. In addition, the Operating Partnership committed an additional $1,786 for future expansion and tenant improvements, which was paid in 1998.

     In September 1996, the Operating Partnership acquired a two-story, 40,595 square foot office building (the "Bond Street Property"), in Farmington Hills, Michigan. The total acquisition cost, including capitalized costs, was approximately $3,185, which consisted of $391 in the form of 26,067 Operating Partnership units (based on a per unit value of $15.00), and the balance paid in cash. The cash portion was financed through advances under the Line of Credit.

     In October 1996, the Operating Partnership acquired a portfolio of 12 properties, aggregating approximately 784,000 square feet and 538 multi-family units, together with associated management interests (the "TRP Properties"). The total acquisition cost, including capitalized costs, was approximately $43,798, which consisted of (i) approximately $16,300 of mortgage debt assumed, (ii) approximately $760 in the form of 52,387 Operating Partnership units (based on a per unit value of $14.50), (iii) approximately $2,600 in the form of 182,000 shares of Common Stock of the Company (based on a per share value of $14.50) and
(iv) the balance in cash. The cash portion was financed through advances under the Line of Credit. The TRP Properties consist of three office, six industrial, one retail and two multi-family Properties, located in six states.

     In November 1996, the Operating Partnership acquired from various partnerships and their general partner, a Southern California syndicator, a portfolio of six properties (including one property on which the Operating Partnership made a mortgage loan which included a purchase option), aggregating approximately 342,000 square feet, together with associated management interests (the "Carlsberg Properties"). The total acquisition cost including the mortgage loan and capitalized costs, was approximately $23,152, which consisted of (i) approximately $8,900 of mortgage debt assumed, (ii) approximately $350 in the form of 24,844 shares of Common Stock of the Company (based on a per share value of $14.09) and (iii) the balance in cash. The cash portion was financed through advances under the Line of Credit. The Carlsberg Properties consist of five office properties and one retail property, located in two states. Concurrent with the Operating Partnership's acquisition of the Carlsberg Properties, one of the Associated Companies assumed management of a portfolio of 13 additional properties with an aggregate of one million square feet under a venture with an affiliate of the seller.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

1997 PROPERTY ACQUISITIONS AND DISPOSITIONS (IN THOUSANDS, EXCEPT UNIT AND SHARE AMOUNTS) --

     In February 1997, the Operating Partnership acquired a 163-suite hotel property (the "Scottsdale Hotel"), which began operations in January 1996 and is located in Scottsdale, Arizona. The total acquisition cost, including capitalized costs, was approximately $12.1 million, which consisted of approximately $4.6 million of mortgage debt assumed, and the balance in cash. The cash portion was financed through advances under the Line of Credit (see
Note 6). The Scottsdale Hotel is marketed as a Country Inn and Suites by
Carlson.

     In April 1997, the Operating Partnership acquired from two limited partnerships and one limited liability company managed by affiliates of Lennar Partners, a portfolio of three properties, aggregating approximately 282,000 square feet (the "Lennar Properties"). The total acquisition cost, including capitalized costs, was approximately $23.2 million, which was paid in cash from the proceeds of the March 1997 Offering (see Note 10). The Lennar Properties consist of one office property located in Virginia and one office/flex property and one industrial property, each located in Massachusetts.

     In April 1997, the Operating Partnership acquired from a private seller a 227,129 square foot, 15-story office building located in Bloomington, Minnesota (the "Riverview Property"). The total acquisition cost, including capitalized costs, was approximately $20.5 million, of which approximately $16.3 million was paid in cash from the proceeds of the March 1997 Offering, and the balance was paid in cash from borrowings under the Line of Credit.

     In April 1997, the Operating Partnership acquired from seven partnerships and their general partner, a Southern California syndicator, a portfolio of eleven properties, aggregating approximately 523,000 square feet, together with associated management interests (the "E&L Properties"). The total acquisition cost, including capitalized costs, was approximately $22.2 million, which consisted of (i) approximately $12.8 million of mortgage debt assumed; (ii) approximately $6.7 million in the form of 352,197 Operating Partnership units (based on an agreed per unit value of $19.075); (iii) approximately $633,000 in the form of 33,198 shares of Common Stock of the Company (based on an agreed per share value of $19.075); and (iv) the balance in cash. The cash portion was paid from borrowings under the Line of Credit. Of the $12.8 million of mortgage debt assumed in the acquisition, approximately $8.9 million was paid off on May 1, 1997, through a draw on the Line of Credit. The E&L Properties consist of one office property, nine office/flex properties and one industrial property, all located in Southern California.

     In April 1997, the Operating Partnership acquired from two partnerships formed and managed by affiliates of CIGNA, a portfolio of six properties, aggregating approximately 616,000 square feet and 224 multi-family units (the "CIGNA Properties"). The total acquisition cost, including capitalized costs, was approximately $45.4 million, which was paid entirely in cash from the proceeds of a $40 million unsecured loan from Wells Fargo Bank (see Note 6) and a draw under the Line of Credit. The CIGNA Properties are located in four states and consist of two office properties, two office/flex properties, a shopping center and a multi-family property.

     In June 1997, the Operating Partnership acquired from Carlsberg Realty, Inc. a portfolio of three properties, aggregating approximately 245,600 square feet (the "CRI Properties"). The total acquisition cost, including capitalized costs, was approximately $14.8 million, which was paid entirely in cash from borrowings under the Line of Credit. The CRI Properties consist of one office property located in California and one office/flex property and one industrial property, each located in Arizona. The CRI Properties had been managed by GC since December 1996.

     In June 1997, the Operating Partnership sold from its retail portfolio six Atlanta Auto Care Center properties and nine of the ten QuikTrip properties for an aggregate sales price of approximately $12 million.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

The proceeds from the sale of the QuikTrip properties were used to fund the acquisition of the Centerstone Property (as discussed below) and the proceeds from the sale of the Auto Care Center properties were used to pay down the Line of Credit and to payoff a mortgage loan. The remaining QuikTrip property was sold in October 1997, for a sales price of approximately $1.1 million. These sales generated a total net gain of $839,000.

     In July 1997, the Operating Partnership acquired an office property containing 157,579 square feet (the "Centerstone Property") located in Irvine, California. The total acquisition cost, including capitalized costs, was approximately $30.4 million, which consisted of (i) approximately $5.5 million in the form of 275,000 Operating Partnership units (based on an agreed per unit value of $20.00); and (ii) the balance in cash from a combination of borrowings under the Line of Credit and the net proceeds from the sale of the QuikTrip retail properties (as discussed above).

     In September 1997, the Operating Partnership acquired a portfolio of 27 properties, aggregating approximately 2,888,000 square feet (the "T. Rowe Price Properties") from five limited partnerships, two general partnerships and one private REIT, each organized by affiliates of T. Rowe Price Associates, Inc. The total acquisition cost, including capitalized costs, was approximately $146.8 million, which was paid entirely in cash from the proceeds of a $114 million unsecured loan from Wells Fargo Bank (see Note 6), approximately $23 million of the proceeds from a $60 million secured loan from Wells Fargo Bank (see Note 6), a $6.5 million draw on the Line of Credit and the balance from the proceeds from the July 1997 Offering (see Note 10). The T. Rowe Price Properties consist of four office properties, twelve office/flex properties, eight industrial properties and three retail properties located in 12 states.

     In September 1997, the Operating Partnership acquired a portfolio of ten properties, aggregating 755,006 square feet (the "Advance Properties") from a group of partnerships affiliated with The Advance Group of Bedminster, New Jersey. The total acquisition cost, including capitalized costs, was approximately $103.0 million, which consisted of (i) approximately $7.4 million of mortgage debt assumed; (ii) approximately $13.6 million in the form of 599,508 Operating Partnership units (based on an agreed per unit value of $22.625); (iii) approximately $37 million of the proceeds from a $60 million secured loan from Wells Fargo Bank; and (iv) the balance in cash. The cash portion of the acquisition was paid with proceeds from the July 1997 Offering. The Advance Properties consist of five office properties, three office/flex properties and two industrial properties. Nine of the properties are located in New Jersey and one is located in Maryland. Concurrent with this acquisition, the Operating Partnership invested $2,985,000 in exchange for a 50% ownership interest in Advance/GLB Development Partners, LLC (the "Alliance"), a Delaware limited liability company formed by the Operating Partnership and The Advance Group for the development of selected new projects. The Alliance owns 57 acres of land suitable for office and office/flex development of up to 560,000 square feet. The Operating Partnership accounts for its investment in the Alliance using the equity method as the Operating Partnership has a significant ownership interest. At June 30, 1998 and December 31, 1997, the Operating Partnership's investment in the Alliance totaled $7,783,000 and $7,251,000, respectively, and is included in other assets.

     In September 1997, the Operating Partnership acquired a 147,978 square-foot office building ("Citibank Park") located in Las Vegas, Nevada. The total acquisition cost, including capitalized costs, was approximately $23.3 million, which consisted of (i) approximately $1.66 million in the form of 61,222 Operating Partnership units (based on an agreed per unit value of $27.156); (ii) a $19.4 million draw on the Line of Credit, and (iii) the balance in cash.

     In October 1997, the Operating Partnership acquired eight properties, aggregating 766,269 square feet, from six separate limited partnerships in which affiliates of AEW Capital Management, L.P. (successors in interest to one or more affiliates of Copley Advisors Inc.) serve as general partners (the "Copley Properties").

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

The total acquisition cost, including capitalized costs, was approximately $63.7 million, which was paid entirely in cash. The Copley Properties are comprised of two industrial properties located in Tempe, Arizona and Anaheim, California, and six office/flex properties, one in Columbia, Maryland and five in Las Vegas, Nevada.

     In November 1997, the Operating Partnership acquired a 171,789 square-foot office/flex building in Eden Prairie, Minnesota ("Bryant Lake"), from Outlook Income Fund 9, a limited partnership in which GC was the managing general partner. Robert Batinovich was co-general partner of Outlook Income Fund 9 and held an economic interest therein equal to an approximate 0.83% limited partnership interest. Because of this affiliation, and consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this acquisition. The price paid for Bryant Lake equaled 100% of the appraised value as determined by an independent appraiser. The total acquisition cost, including capitalized costs, was approximately $9.4 million, comprising approximately $4.6 million in the form of cash and the balance in the form of assumption of debt.

     In December 1997, the Operating Partnership acquired an office complex consisting of three office buildings, aggregating 418,457 square feet ("Thousand Oaks"). The total acquisition cost, including capitalized costs, was approximately $51.3 million, which was paid entirely in cash, including cash from borrowings under the Acquisition Credit Facility (see Note 6). The Thousand Oaks property includes 10 acres suitable for the development of 182,000 square feet of office space. Thousand Oaks is located in Memphis, Tennessee.

     In December 1997, the Operating Partnership acquired four office/flex properties and one office property (the "Opus Portfolio") aggregating 289,874 square feet from four limited liability companies affiliated with Opus Properties, LLC. The total acquisition cost, including capitalized costs, was approximately $27.9 million, all of which was paid in cash, including cash from borrowings under the Acquisition Credit Facility. Four of the Opus Portfolio properties are located in or near Tampa, Florida, and one is located in Denver, Colorado.

     In December 1997, the Operating Partnership acquired 10 multi-family properties (the "Marion Bass Portfolio") aggregating 1,385 units from various limited partnerships, each of whose general partner is Marion Bass Real Estate Group. The total acquisition cost, including capitalized costs, was approximately $58.3 million, comprising $23.5 million of assumed debt and the balance in cash, including cash from borrowings under the Acquisition Credit Facility. Of the 10 Marion Bass Portfolio properties, six are located in Charlotte, North Carolina, two are in Monroe, North Carolina, one is in Raleigh, North Carolina and one is in Pineville, North Carolina.

1998 PROPERTY ACQUISITIONS AND DISPOSITIONS (UNAUDITED, IN THOUSANDS, EXCEPT UNIT AND SHARE AMOUNTS)

     In December 1997, the Operating Partnership and the Company issued approximately $14.1 million in the form of 433,362 Operating Partnership units and 72,564 shares of the Company's Common Stock (based on an agreed per unit and per share value of $27.896, respectively, which was equal to the average closing price of the Company's Common Stock for the ten business days preceding the closing) and paid approximately $200,000 in cash to acquire all of the limited partnership interests of GRC Airport Associates, a California limited partnership ("GRCAA"). GRCAA's sole asset consisted of one industrial property ("Skypark") that was subject to a binding sales agreement to an unaffiliated third party. By virtue of interests held directly or indirectly in GRCAA, Robert Batinovich received consideration of approximately $2.2 million and GC (as defined in Note 1) received consideration of approximately $1.7 million for the GRCAA limited partnership interests in the form of Operating Partnership units. Consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this transaction. In February 1998, the sale of the Skypark property was completed to an

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

unaffiliated third party for a price of $22 million. This sale generated a net gain of approximately $134,000 and net proceeds of approximately $14.1 million. The proceeds from the sale of the property were deposited into a deferred exchange account and were applied to the acquisition of 400 El Camino Real (as defined below) on a tax-deferred basis pursuant to Section 1031 of the Internal Revenue Code.

     In January 1998, the Operating Partnership acquired a portfolio of 13 suburban office properties and one office/flex property (the "Windsor Portfolio") located in eight states. The Operating Partnership acquired the Windsor Portfolio from Windsor Realty Fund II, L.P., of which Windsor Advisor, LLC is the general partner and DuPont Pension Fund Investments and Gid/S&S Limited Partnership are limited partners, and other entities affiliated with Windsor Realty Fund II, L.P. The Windsor Portfolio properties aggregate 3,383,240 net rentable square feet, located in the eastern and mid-western United States and are concentrated in suburban Washington, D.C., Chicago, Atlanta, Boston, Philadelphia, Tampa, Florida and Cary, North Carolina. The total acquisition cost, including capitalized costs, was approximately $423.2 million, comprised of (i) approximately $99 million in assumption of debt; (ii) $150.0 million in borrowings under a $150 million loan agreement with Wells Fargo Bank (the "Interim Loan" as defined in Note 6); and (iii) the balance in cash, including cash from borrowings under the Acquisition Credit Facility.

     In January 1998, the Operating Partnership sold a multi-family property for a sales price of $4.95 million. This sale generated a net gain of approximately $948,000 and net proceeds of approximately $2.1 million. The proceeds from the sale were deposited into a deferred exchange account and were applied to the acquisition of 400 El Camino Real (as defined below) on a tax-deferred basis pursuant to Section 1031 of the Internal Revenue Code.

     In February 1998, the Operating Partnership acquired a 161,468 square foot office complex ("Capitol Center") located in Des Moines, Iowa. The total acquisition cost, including capitalized costs, was approximately $12.3 million, comprising: (i) $116,000 in the form of 3,874 Operating Partnership units (based on an agreed per unit value of $30.00) and (ii) the balance in cash.

     In February 1998, the Operating Partnership sold an industrial property to an unaffiliated third party for $930,000. The sale generated a net gain of approximately $246,000 and net proceeds of approximately $359,000. The proceeds from the sale were deposited into a deferred exchange account and were applied to the acquisition of 400 El Camino Real on a tax-deferred basis pursuant to
Section 1031 of the Internal Revenue Code.

     In March 1998, the Operating Partnership acquired a 15-story office property located in San Mateo, California ("400 El Camino Real"), which contains 139,109 square feet and currently houses the Company's corporate headquarters in approximately 45,000 square feet, from Prudential Insurance Company of America. The total acquisition cost, including capitalized costs, was approximately $34.7 million and was paid in cash, including cash from borrowings under the Acquisition Credit Facility.

     In March 1998, the Operating Partnership sold an office/flex property to an unaffiliated third party for $1,368,000. The sale generated a net gain of approximately $106,000 and net proceeds of approximately $696,000. The proceeds from the sale were deposited into a deferred exchange account and will be applied to a future acquisition of property on a tax-deferred basis pursuant to
Section 1031 of the Internal Revenue Code.

     In March 1998, the Operating Partnership acquired a portfolio of seven properties (the "BGK Portfolio") from BGK Development. The BGK Portfolio properties aggregate 515,445 net rentable square feet, located in Boston, Massachusetts and Kansas City, Kansas, and consist of four office properties, two industrial properties and one office/flex property. The total acquisition cost, including capitalized costs, was approximately $50.2 million, comprised of
(i) approximately $13.3 million in assumption of debt; and (ii) the balance in cash, including cash from borrowings under the Acquisition Credit Facility.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

     In April 1998, the Operating Partnership acquired a portfolio of three office properties and four retail properties aggregating 417,745 square feet and three multi-family properties containing 670 units (the "Eaton & Lauth Portfolio") from a number of partnerships in which affiliates of Eaton & Lauth serve as general partners. The total acquisition cost, including capitalized costs, was approximately $70.0 million, comprising: (i) approximately $32.0 million of net assumed debt; (ii) approximately $15.9 million of equity which consisted of (a) approximately $3.2 million in the form of 126,764 shares of Common Stock of the Company (based on an agreed per share value of $25.00); and
(b) approximately $12.7 million in the form of 506,788 Operating Partnership units (based on an agreed per unit value of $25.00); and (iii) the balance in cash. The cash portion was financed through advances under the Acquisition Credit Facility. The Eaton & Lauth Portfolio properties are located in Indiana.

     In April 1998, the Operating Partnership sold an office/flex property for $3,600,000. The sale generated a net gain of approximately $452,000 and net proceeds of approximately $1,571,000. The proceeds from the sale were deposited into a deferred exchange account and were applied to the acquisition of One and Three Pacific on a tax-deferred basis pursuant to Section 1031 of the Internal Revenue Code.

     In May 1998, the Operating Partnership acquired a 125,507 square foot office building and a 5.45 acre parcel of land located in Omaha, Nebraska ("One and Three Pacific") from Shorenstein Company, L.P. The total acquisition cost, including capitalized costs, was approximately $20.1 million which was paid entirely in cash, including cash from borrowings under the Acquisition Credit Facility and proceeds from the sales of two office/flex properties as discussed above.

     In June 1998, the Operating Partnership sold two hotel properties for $6,100,000. The sales generated a net gain of approximately $253,000 and net proceeds of approximately $2,327,000. The Operating Partnership received consideration in cash for one of the hotels with a selling price of $1,900,000. In conjunction with the sale of the other hotel with a selling price of $4,200,000, the Operating Partnership agreed to loan $3,600,000 to the buyer for a term of six months at a fixed interest rate of 9% (see Note 5). As the buyer contributed cash (approximately $600,000) to the purchase of this hotel, the historical operations of the hotel are sufficient to service the loan and the Operating Partnership has no other continuing obligations or involvement with this property, the Operating Partnership recognized the sale under the full accrual method of accounting.

     In June 1998, the Operating Partnership acquired a 263,610 square foot office/flex property located in Indianapolis, Indiana (the "Covance Property") from Eaton & Lauth. The total acquisition cost, including capitalized costs, was approximately $16.5 million, comprising: (i) approximately $4 million of equity in the form of 161,492 Operating Partnership units (based on an agreed per unit value of $25.00); (ii) approximately $220,000 of equity in the form of 8,802 shares of Common Stock of the Company (based on an agreed per share value of $25.00); and (iii) the balance in cash. The cash portion was financed through advances under the Acquisition Credit Facility.

     In June 1998, the Operating Partnership acquired a portfolio of multi-family properties (the "Galesi Portfolio") from the Galesi Group, a privately owned company. The Galesi Portfolio includes 21 properties with 6,536 units located primarily in Houston, Austin, Dallas and San Antonio. Four properties are located outside of Texas: two in Atlanta, one in Nashville and one in Colorado Springs. The total acquisition cost, including capitalized costs, was approximately $275.8 million, comprising: (i) approximately $169.4 million of net assumed debt (including an unamortized premium totaling approximately $3.1 million, which results in an effective interest rate on these instruments of 6.75%); (ii) approximately $21.2 million of equity in the form of 806,393 Operating Partnership units (based on an agreed per unit value of $26.2315); and (iii) the balance in cash. The cash portion was financed through advances under a $150 million Bridge Loan from a commercial bank as discussed in
Note 6.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

     In June 1998, the Operating Partnership acquired a 133,090 square foot office property and a 229,352 square foot industrial property, both located in northern New Jersey (the "Donau/Gruppe Portfolio") from a German partnership. The total acquisition cost, including capitalized costs, was approximately $28.5 million, which was comprised of: (i) approximately $10.5 million of assumed debt; and (ii) the balance in cash. The cash portion was financed through advances under a $150 million Bridge Loan from a commercial bank. In addition, the Operating Partnership was under contract to acquire from the seller another 85,765 square foot office building for $12.4 million. This acquisition closed in August 1998 (see Note 12).

     The Operating Partnership has entered into a definitive agreement to sell the Shannon Crossing retail property for $9.3 million. The property is currently undergoing a $6.2 million renovation and expansion. As of the date of this filing, approximately $2.6 million of the project budget for the renovation and expansion has been funded. The sale of Shannon Crossing will not be completed until the first quarter of 1999.

     The Operating Partnership has entered into three short-term lease agreements on the hotel properties located in Arlington, Texas, Tucson, Arizona and Ontario, California, with three prospective purchasers of these properties. These prospective purchasers have entered into purchase agreements for these properties, with closing dates of December 30, 1998. These leases all terminate on that closing date for the sale of the properties.

PRO FORMA STATEMENTS OF OPERATIONS

     Following are unaudited pro forma statements of operations of the Operating Partnership for each of the years ended December 31, 1997 and 1996 giving effect to the 1997 and 1996 securities offerings as discussed in Note 10 and related property acquisitions and dispositions completed prior to December 31, 1997 (discussed above) as if they had been completed on January 1, 1996 (in thousands, except for weighted average units and per unit amounts):

                                                        YEAR ENDED           YEAR ENDED
                                                     DECEMBER 31, 1997    DECEMBER 31, 1996
                                                     -----------------    -----------------
                                                        (UNAUDITED)          (UNAUDITED)
REVENUES
Rental Revenue.....................................     $   118,286          $   111,862
Equity in earnings of GC...........................           1,687                1,571
Fees, interest and other income....................           2,296                1,123
                                                        -----------          -----------
Total Revenue......................................         122,269              114,556
                                                        -----------          -----------
OPERATING EXPENSES
Operating expenses.................................          39,312               36,080
General and administrative.........................           5,241                3,231
Depreciation and amortization......................          23,563               21,958
Interest expense...................................          16,700               15,363
                                                        -----------          -----------
Total Operating Expenses...........................          84,816               76,632
                                                        -----------          -----------
Net Income.........................................     $    37,453          $    37,924
                                                        ===========          ===========
Net income per unit................................     $      1.11          $      1.13
                                                        ===========          ===========
Weighted average units outstanding.................      33,701,819           33,701,819
                                                        ===========          ===========

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

NOTE 4. INVESTMENT IN GLENBOROUGH CORPORATION

     The Operating Partnership accounts for its investment in Glenborough Corporation ("GC") using the equity method as a substantial portion of GC's economic benefits flow to the Operating Partnership by virtue of its 100% non-voting preferred stock interest in GC, which interest constitutes substantially all of GC's capitalization. Two of the holders of the voting common stock of GC are officers of the Company; however, the Operating Partnership has no direct voting or management control of GC. The Operating Partnership records earnings on its investment in GC equal to its cash flow preference, to the extent of earnings, plus its pro rata share of remaining earnings, based on cash flow allocation percentages. Distributions received from GC are recorded as a reduction of the Operating Partnership's investment.

     As of June 30, 1998, the Operating Partnership had the following investment in GC (in thousands):

Investment at December 31, 1995.............................  $3,810
  Contributions.............................................   1,690
  Distributions.............................................  (1,810)
  Equity in earnings........................................   1,571
                                                              ------
Investment at December 31, 1996.............................  $5,261
  Contribution..............................................   3,700
  Distributions.............................................  (2,129)
  Equity in earnings........................................   1,687
                                                              ------
Investment at December 31, 1997.............................  $8,519
  Contributions.............................................    (758)
  Equity in earnings........................................     850
                                                              ------
Investment at June 30, 1998.................................  $8,611
                                                              ======

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

NOTE 5. MORTGAGE LOANS RECEIVABLE

     The Operating Partnership's mortgage loans receivable consist of the following as of June 30, 1998, and December 31, 1997 and 1996 (dollars in thousands):

                                                                 1998          1997         1996
                                                              -----------    ---------    ---------
                                                              (UNAUDITED)    (AUDITED)    (AUDITED)
Note secured by an office and research complex in Eatontown,
  NJ, with interest-only payable monthly at a fixed rate of
  8%. This loan was paid off in 1997........................    $    --       $   --       $6,700
Note secured by an industrial property in Los Angeles, CA,
  with a fixed interest rate of 9% and a maturity date of
  June 2001. This note was paid off early in June 1998......         --          507          511
Note secured by an office property in Phoenix, AZ, with a
  fixed interest rate of 11% and a maturity date of November
  1999. The Operating Partnership is committed to additional advances totaling $530 as of June 30, 1998, for tenant
  improvements and other leasing costs......................      3,320        3,185        2,694
Note secured by a hotel property in Dallas, TX, with a fixed interest rate of 9%, monthly interest-only payments and a
  maturity date of December 1998............................      3,600           --           --
Note secured by land located in Aurora, CO, with a fixed
  interest rate of 13%, quarterly interest-only payments and
  a maturity date of July 2005..............................     34,349           --           --
                                                                -------       ------       ------
          Total.............................................    $41,269       $3,692       $9,905
                                                                =======       ======       ======

NOTE 6. SECURED AND UNSECURED LIABILITIES

     The Operating Partnership had the following mortgage loans, bank lines, unsecured notes and notes payable outstanding as of June 30, 1998, and December 31, 1997 and 1996 (dollars in thousands):

                                                                1998          1997         1996
                                                             -----------    ---------    ---------
                                                             (UNAUDITED)    (AUDITED)    (AUDITED)
Secured $50,000 line of credit with a bank with a variable
  interest rate of LIBOR plus 2.375% (8.00% at December 31,
  1996), monthly interest only payments and a maturity date
  of July 14, 1998, with an option to extend for 10 years.
  This line was paid off and replaced by the Acquisition
  Credit Facility (discussed below) in December 1997.......   $     --      $     --      $21,307
Unsecured $250,000 line of credit with a bank ("Acquisition
  Credit Facility") with a variable interest rate ranging
  between LIBOR plus 1.10% and LIBOR plus 1.30% (6.89% and
  7.07% at June 30, 1998 and December 31, 1997,
  respectively), monthly interest only payments and a
  maturity date of December 22, 2000, with one option to
  extend for 10 years......................................    125,152        80,160           --
Unsecured loan with a bank ("$150 Million Bridge Loan")
  with a variable interest rate of LIBOR plus 1.3% (6.99%
  at June 30, 1998), monthly interest only payments and a
  maturity date of December 31, 1998. See below for further
  discussion...............................................    142,170            --           --

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

                                                                1998          1997         1996
                                                             -----------    ---------    ---------
                                                             (UNAUDITED)    (AUDITED)    (AUDITED)
Secured loan with a bank with a fixed interest rate of
  7.50%, monthly principal and interest payments of $443
  and a maturity date of October 1, 2022. The loan is
  secured by ten properties with an aggregate net carrying
  value of $110,933 and $111,372 at June 30, 1998 and
  December 31, 1997, respectively..........................   $ 59,394      $ 59,724           --
Secured loan with an investment bank with a fixed interest
  rate of 7.57%, monthly principal and interest payments
  (based upon a 25 year amortization) of $149 and a
  maturity date of January 1, 2006. The loan is secured by
  nine properties with an aggregate net carrying value of
  $38,998, $37,711 and $39,298 at June 30, 1998 and
  December 31, 1997 and 1996, respectively.................     19,285        19,444      $19,744
Secured loans with various lenders, bearing interest at
  fixed rates between 7.25% and 9.25% (approximately
  $169,440 of these loans include an unamortized premium of
  approximately $3,118 which reduces the effective interest
  rate on those instruments to 6.75%), with monthly
  principal and interest payments ranging between $8 and
  $371 and maturing at various dates through October 1,
  2010. These loans are secured by properties with an
  aggregate net carrying value of $397,128, $66,353 and
  $30,441 at June 30, 1998 and December 31, 1997 and 1996,
  respectively.............................................    223,560        30,519       17,581
Secured loans with various banks bearing interest at
  variable rates (ranging between 6.75% and 8.18% at June
  30, 1998), monthly principal and interest payments
  ranging between $4 and $773 and maturing at various dates
  through May 1, 2017. These loans are secured by
  properties with an aggregate net carrying value of
  $170,877, $17,246 and $6,975 at June 30, 1998 and
  December 31, 1997 and 1996, respectively.................    118,389         7,806        3,807
Secured loans with various lenders, bearing interest at
  fixed rates between 7.25% and 7.85%, with monthly
  principal and interest payments ranging between $5 and
  $55 and maturing at various dates through December 1,
  2030. These loans are secured by multi-family properties
  with an aggregate net carrying value of $41,773, $41,862
  and $9,491 at June 30, 1998 and December 31, 1997 and
  1996, respectively.......................................     30,456        30,646        7,332
Unsecured Redeemable Notes with a fixed interest rate of
  7.625%, interest payable semiannually on March 15 and
  September 15, commencing September 15, 1998, and a
  maturity date of March 15, 2005. See below for further
  discussion...............................................    150,000            --           --
Secured loan with a bank with variable interest rates of
  LIBOR plus 2.375% and prime rate plus 0.50%, monthly
  interest only payments and a maturity date of July 14,
  1998. The loan was paid off in June 1997 upon the sale of
  the properties securing the loan.........................         --            --        6,120
                                                              --------      --------      -------
          Total............................................   $868,406      $228,299      $75,891
                                                              ========      ========      =======

     In April 1997, the Operating Partnership entered into a $40 million unsecured loan with Wells Fargo Bank to fund the acquisition of the CIGNA Properties (the "CIGNA Acquisition Financing"). The CIGNA Acquisition Financing had a term of three months (extendible to six months at the Operating Partnership's option), interest at a variable annual rate equal to 175 basis points above 30-day LIBOR, was unsecured and was guaranteed by the Operating Partnership. Required payments under the CIGNA Acquisition Financing were monthly, interest only.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

     In June 1997, Wells Fargo had substantially completed underwriting and due diligence for a $60 million mortgage loan to the Operating Partnership (the "$60 Million Mortgage") to be secured by the Lennar Properties, the Riverview Property, the Centerstone Property and five of the CIGNA Properties. In the interim, Wells Fargo funded a $60 million unsecured "bridge" loan (the "$60 Million Unsecured Bridge Loan"), which was used to (i) repay all principal and accrued interest under the $40 million CIGNA Acquisition Financing, and (ii) reduce the outstanding balance under the Line of Credit by approximately $20 million.

     The $60 Million Unsecured Bridge Loan was paid-off in July 1997 from the proceeds of the July 1997 Offering (see Note 10) and was replaced with the $60 Million Mortgage in September 1997. This loan has a 25-year term, bears interest at a fixed annual rate of 7.5%, and requires monthly payments of principal and interest. Proceeds from the $60 Million Mortgage were used to fund the acquisitions of the T. Rowe Price Properties and the Advance Properties.

     In September 1997, the Operating Partnership closed a $114 million unsecured loan (the "$114 Million Interim Unsecured Loan") with Wells Fargo Bank. This loan had a 90-day term with two 90-day extension options, interest at a fixed annual rate of 7.5% and required monthly interest-only payments. The proceeds of this loan were used to fund a portion of the purchase price for the
T. Rowe Price Properties. In October 1997, the Operating Partnership repaid the $114 Million Interim Unsecured Loan with net proceeds from the October 1997 Offering (see Note 10).

     In December 1997, the Operating Partnership replaced its $50 million secured line of credit with a new $250 million unsecured line of credit (the "Acquisition Credit Facility") with Wells Fargo Bank. The Acquisition Credit Facility has a three year term with an option to extend the term for an additional 10 years and bears interest on a sliding scale ranging from LIBOR plus 1.1% to LIBOR plus 1.3%, which represents a rate that is lower by at least 0.45% than the rate under the Operating Partnership's previous $50 million secured line of credit. In connection with the repayment of the $50 million secured line of credit, the Operating Partnership expensed, as an extraordinary item, the unamortized deferred costs incurred to obtain the secured line of credit of $843,000. Draws under the Acquisition Credit Facility were used to fund acquisitions as discussed in Note 3.

     In January 1998, the Operating Partnership closed a $150 million loan agreement with Wells Fargo Bank (the "Interim Loan"). The Interim Loan had a term of three months with interest at LIBOR plus 1.75%. The purpose of the Interim Loan was to fund the acquisition of the Windsor Portfolio as discussed in Note 3. The Interim Loan was paid off in March 1998 with proceeds from the $150 million of unsecured Redeemable Notes as discussed below.

     In March 1998, the Operating Partnership issued $150 million of 7 5/8% Series A Redeemable Notes in an unregistered 144A offering. The Old Notes mature on March 15, 2005, unless previously redeemed. Interest on the Old Notes will be payable semiannually on March 15 and September 15, commencing September 15, 1998. The Notes may be redeemed at any time at the option of the Operating Partnership, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole Amount, as defined, if any. The Notes will be general unsecured and unsubordinated obligations of the Operating Partnership, and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The Notes will be subordinated to secured borrowing arrangements that the Operating Partnership has and from time to time may enter into with various banks and other lenders, and to the prior claims of each secured mortgage lender to any specific property which secures any lender's mortgage. As of June 30, 1998, such secured arrangements and mortgages aggregated approximately $451.1 million.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

     In June 1998, the Operating Partnership obtained a $150 million unsecured loan from a commercial bank (the "Bridge Loan") which bears interest at a variable rate of LIBOR plus 1.3%, and has a maturity date of December 31, 1998. As of the date of this filing, approximately $147.7 million has been drawn under the Bridge Loan to fund acquisitions, including the Galesi Portfolio and the Donau/Gruppe Portfolio (as discussed in Note 3) and the Pauls Portfolio (as discussed in Note 12), and to fund development advances.

     The required principal payments on the Operating Partnership's debt for the next five years and thereafter, as of June 30, 1998 (unaudited), are as follows (in thousands):

                       YEAR ENDING
                       DECEMBER 31,
                       ------------
   1998...................................................  $148,078
   1999...................................................   123,822
   2000...................................................   186,249
   2001...................................................    12,841
   2002...................................................    11,503
   Thereafter.............................................   385,913
                                                            --------
            Total.........................................  $868,406
                                                            ========

NOTE 7. CONSOLIDATION AND LITIGATION COSTS

     The consolidation costs included in the Operating Partnership's December 31, 1996 consolidated statement of operations included accounting fees as well as the costs of mailing and printing the Prospectus/ Consent Solicitation Statement, any supplements thereto or other documents related to the Consolidation, the costs of the Information Agent, Investor brochure, telephone calls, broker-dealer fact sheets, printing, postage, travel, meetings, legal and other fees related to the solicitation of consents, as well as reimbursement of costs incurred by brokers and banks in forwarding the Prospectus/Consent Solicitation Statement to Investors.

     The litigation costs included in the Operating Partnership's December 31, 1996 consolidated statement of operations included the legal fees incurred in connection with defending two class action complaints filed by investors in certain of the GRT Predecessor Entities as well as an accrual for the amount of the settlement that the plaintiff's counsel in one case was requesting be awarded by the court.

NOTE 8. RELATED PARTY TRANSACTIONS

     During the years ended December 31, 1997 and 1996, the Operating Partnership paid property management and asset management fees to the Company. Property management fees ranged from 3% to 5% of rental collections on a property by property basis and are disclosed as a component of property operating expenses in the accompanying statements of operations. Asset management fees were calculated and paid to the Company at a rate ranging from 0.5% to 1.0% of the estimated fair value of the Operating Partnership's real estate assets. Asset management fees are disclosed as general and administrative expenses in the accompanying statements of operations.

     Fee and reimbursement income earned by the GRT Predecessor Entities from related partnerships totaled $2,995,000 for the year ended December 31, 1995, and consisted of property management fees, asset management fees, reimbursements and related expenses.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

NOTE 9. PROVISION FOR LOSS ON INVESTMENTS IN REAL ESTATE, REAL ESTATE PARTNERSHIPS AND MORTGAGE LOANS RECEIVABLE

     The loss provisions recorded during the year ended December 31, 1995 were as follows:

Reduction in the carrying value of the New Jersey note
  receivable to the value of collateral.....................  $  863
Reduction in value of the GC investments in real estate
  partnerships to estimated net realizable value............     955
Other.......................................................      58
                                                              ------
                                                              $1,876
                                                              ======

NOTE 10. SECURITIES OFFERINGS

  1996

     In October 1996, the Company completed a public offering of 3,666,000 shares of Common Stock (the "October 1996 Offering"). The 3,666,000 shares were sold at a per share price of $13.875 for total proceeds of $47,814,000 (net of 6% underwriting fee of $3,052,000). The proceeds from the October 1996 Offering were contributed to the Operating Partnership in exchange for 3,666,000 Operating Partnership units. The Operating Partnership used the funds to acquire the TRP Properties (see Note 3) and to repay $24,000,000 of the outstanding balance under the Operating Partnership's $50 million secured line of credit with Wells Fargo Bank (see Note 6) which was then available to fund the acquisition of the Carlsberg Properties (see Note 3).

  1997

     In March 1997, the Company completed a public offering of 3,500,000 shares of Common Stock (the "March 1997 Offering"). The 3,500,000 shares were sold at a per share price of $20.25 for total proceeds of $66,955,000 (net of 6% underwriting fee of $3,920,000). The proceeds from the March 1997 Offering were contributed to the Operating Partnership in exchange for 3,500,000 Operating Partnership units. The Operating Partnership used the funds to acquire the Scottsdale Hotel and the Lennar, Riverview and Ellis & Lane Properties (see Note
3) and to repay the outstanding balance under the Operating Partnership's Line of Credit.

     In July 1997, the Company completed a public offering of 6,980,000 shares of Common Stock (the "July 1997 Offering"). The 6,980,000 shares were sold at a per share price of $22.625 for total proceeds of $149,965,300 (net of underwriting fees of $7,957,200). The proceeds from the July 1997 Offering were contributed to the Operating Partnership in exchange for 6,980,000 Operating Partnership units. The Operating Partnership used the funds to repay the $60 Million Unsecured Bridge Loan and the outstanding balance under the Operating Partnership's Line of Credit with Wells Fargo (see Note 6). In addition, the remaining proceeds were used to fund the acquisitions of the T. Rowe Price Properties and the Advance Properties as discussed in Note 3.

     In October 1997, the Company completed a public offering of 11,300,000 shares of Common Stock (the "October 1997 Offering"). The 11,300,000 shares were sold at a per share price of $25.00 for total proceeds of $268,092,500 (net of underwriting fees of $14,407,500). The proceeds from the October 1997 Offering were contributed to the Operating Partnership in exchange for 11,300,000 Operating Partnership units. The Operating Partnership used the funds to repay the $114 Million Interim Unsecured Loan and the outstanding balance under the Operating Partnership's Line of Credit with Wells Fargo (see Note 6).

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

  1998 (unaudited)

     In January 1998, the Company completed a public offering of 11,500,000 shares of 7 3/4% Series A Convertible Preferred Stock (the "January 1998 Convertible Preferred Stock Offering"). The 11,500,000 shares were sold at a per share price of $25.00 for net proceeds of approximately $276 million. The proceeds from the January 1998 Convertible Preferred Stock Offering were contributed to the Operating Partnership for which the Company received a Preferred Partner Interest, which is entitled to a priority distribution sufficient to pay dividends to the holders of the Company's Series A Convertible Preferred Stock. A portion of this additional capital was used to repay the outstanding balance under the Operating Partnership's Acquisition Credit Facility. The remaining proceeds were used to fund the acquisitions discussed in
Note 3 and for general corporate purposes.

     In March 1998, the Operating Partnership issued $150 million of 7 5/8% Series A Redeemable Notes in an unregistered 144A offering. The Notes mature on March 15, 2005, unless previously redeemed. Interest on the Notes is payable semiannually on March 15 and September 15, commencing September 15, 1998. The Operating Partnership used the net proceeds of the offering to repay the outstanding balance under the Interim Loan.

NOTE 11. COMMITMENTS AND CONTINGENCIES

     Environmental Matters. The Operating Partnership follows a policy of monitoring its properties for the presence of hazardous or toxic substances. The Operating Partnership is not aware of any environmental liability with respect to the properties that would have a material adverse effect on the Operating Partnership's business, assets or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on the Operating Partnership's results of operations and cash flow.

     General Uninsured Losses. The Operating Partnership carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses which may be either uninsurable, or not economically insurable. Further, certain of the properties are located in areas that are subject to earthquake activity. Should a property sustain damage as a result of an earthquake, the Operating Partnership may incur losses due to insurance deductibles, co-payments on insured losses or uninsured losses. Should an uninsured loss occur, the Operating Partnership could lose its investment in, and anticipated profits and cash flows from, a property.

     Litigation. Prior to the completion of the Consolidation, two lawsuits were filed in 1995 contesting the fairness of the Consolidation, one in California State court and one in federal court. The complaints in both actions alleged, among other things, breaches by the defendants of fiduciary duties and inadequate disclosures. The State court action was settled and, upon appeal, the settlement was affirmed by the State court on February 17, 1998. Pursuant to the terms of the settlement in the State court action, pending appeal, the Operating Partnership has paid one-third of the $855,000 settlement amount and the remaining two-thirds is being held in escrow. In the federal action, the court in December of 1995 deferred all further proceedings pending a ruling in the State court action. Following the State court decision approving the settlement, the defendants filed a motion to dismiss the federal court action. The Operating Partnership believes that it is very unlikely that this litigation would result in a liability that would exceed the accrued liability by a material amount. However, given the inherent uncertainties of litigation, there can be no assurance that the ultimate outcomes of these actions will be favorable to the Operating Partnership.

                         GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
 JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 (AUDITED) AND 1996 (AUDITED)

NOTE 12. SUBSEQUENT EVENTS (UNAUDITED)

  Completed Acquisitions.

     Pauls Portfolio. In July 1998, the Operating Partnership acquired a portfolio of ten properties (the "Pauls Portfolio") from The Pauls Corporation, a premier national developer headquartered in Denver, Colorado. The Pauls Portfolio properties aggregate 1,128,785 square feet located in Aurora, Colorado, and consist of one office, three office/flex and six industrial buildings. The total acquisition cost, including capitalized costs, was approximately $54.9 million, comprising: (i) approximately $41.3 million of net assumed debt; (ii) approximately $11.3 million of equity in the form of 423,843 Operating Partnership units (based on an agreed per unit value of $26.556); and
(iii) the balance in cash. The cash portion was financed through advances under the Bridge Loan from a commercial bank as discussed in Note 6. In addition to the acquisition of the Pauls Portfolio, the Operating Partnership has entered into a development alliance with The Pauls Corporation. Under this development alliance, the Operating Partnership has committed approximately $34 million to continue the build-out of Gateway Park, including 1.6 million square feet of office space, 945,000 square feet of office/flex space, 395,000 square feet of industrial space and 1,600 apartment units. Additionally, the Operating Partnership has committed $20 million to the development alliance for the following Class A office building properties: a 292,000 square foot project in Kansas City, Kansas; an 84,000 square foot project in Auburn Hills, Michigan; a 158,000 square foot project in Farmington Hills, Michigan; a 168,000 square foot project in Southfield, Michigan, and a 209,000 square foot project in Troy, Michigan. In this development alliance, the Operating Partnership has certain rights under certain conditions and subject to certain contingencies to purchase the properties upon completion of development and, thus, through this alliance, the Operating Partnership could acquire up to 3.8 million square feet of office, office/flex, industrial and multi-family properties over the next five years.

     3 Executive Drive. In August 1998, the Operating Partnership acquired a 85,765 square foot office building located in northern New Jersey ("3 Executive Drive") from a German partnership. The total acquisition cost, including capitalized costs, was approximately $12.4 million which was paid entirely in cash. The cash portion was financed through advances under the Acquisition Credit Facility.

  Pending Acquisition.

     The Operating Partnership has entered into a definitive agreement to acquire all of the real estate assets of Prudential-Bache/Equitec Real Estate Partnership ,a California limited partnership in which the managing general partner is Prudential-Bache Properties, Inc., and in which Glenborough Corporation and Robert Batinovich, the Company's Chairman and Chief Executive Officer, have served as co-general partners since March 1994, but do not hold a material equity or economic interest (the "Pru-Bache Portfolio"). The total acquisition cost, including capitalized costs, is expected to be approximately $49.9 million, which is to be paid entirely in cash. The Pru-Bache Portfolio comprises four office buildings aggregating 405,825 square feet and one office/flex property containing 121,645 square feet. This acquisition is subject to certain contingencies including the resolution of litigation relating to the proposed acquisition, to which neither the Company nor the Operating Partnership is a party, and customary closing conditions. Although the Operating Partnership is still pursuing this acquisition, because of the litigation contingency, the Operating Partnership does not currently believe the acquisition is probable.

                          GLENBOROUGH PROPERTIES, L.P.
            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

             COLUMN A                 COLUMN B            COLUMN C              COLUMN D                   COLUMN E
                                                                                  COST
                                                                              CAPITALIZED
                                                                               (REDUCED)
                                                                             SUBSEQUENT TO
                                                       INITIAL COST TO       ACQUISITION(6)          GROSS AMOUNT CARRIED
                                                       PARTNERSHIP(1)         IMPROVEMENTS           AT DECEMBER 31, 1997
                                                   -----------------------   --------------   ----------------------------------
                                                               BUILDINGS                                  BUILDINGS
                                                                  AND                                        AND        (3)(10)
           DESCRIPTION              ENCUMBRANCES     LAND     IMPROVEMENTS    IMPROVEMENTS      LAND     IMPROVEMENTS    TOTAL
           -----------              ------------   --------   ------------   --------------   --------   ------------   --------
Office Properties:
  4500 Plaza, UT(8)...............    $    875     $  1,192     $  4,606         $  667       $  1,123     $  5,342     $  6,465
  Warner Village, CA..............          --          558        2,232             24            558        2,256        2,814
  Globe Building, WA..............          --          375        1,501            165            375        1,666        2,041
  One Professional Square, NE.....          --          285        1,142            112            285        1,254        1,539
  Vintage Pointe, AZ..............       2,087          738        2,950            130            738        3,080        3,818
  Tradewinds Financial, AZ........          --          303        1,214             22            304        1,235        1,539
  Dallidet Center, CA.............          --          676        2,703             11            677        2,713        3,390
  Hillcrest Office Plaza, CA......          --          330        1,319            146            330        1,465        1,795
  Academy Prof. Center, CA........          --          467        1,866            107            481        1,959        2,440
  University Tech Center, CA......          --        2,011        8,046            450          2,086        8,421       10,507
  Montgomery Exec. Center, MD.....          --        1,919        7,676            288          1,928        7,955        9,883
  Post Oak Place, TX..............          --          395        1,579             26            396        1,604        2,000
  Gatehall, NJ....................          --        1,857        7,427             46          1,865        7,465        9,330
  Buschwood III, FL...............          --        1,472        5,890             42          1,479        5,925        7,404
  25 Independence Blvd., NJ.......          --        4,535       18,141             60          4,547       18,189       22,736
  Morristown Medical Offices,
    NJ............................          --          517        1,832              6            518        1,837        2,355
  Frontier Executive Quarters I,
    NJ............................          --        4,189       33,892             99          4,200       33,980       38,180
  Frontier Executive Quarters II,
    NJ............................          --          629        5,091             15            631        5,104        5,735
  Bridgewater Exec. Quarters,
    NJ............................       4,487        2,069        7,337             25          2,075        7,356        9,431
  Citibank Park, NV...............          --        4,611       18,442            107          4,628       18,532       23,160
  Temple Terrace, FL..............          --        1,782        6,949             18          1,786        6,963        8,749
  Thousand Oaks, TN...............          --       10,741       40,355            190         10,741       40,545       51,286
  Regency Westpointe, NE(8).......            (5)       530        3,147            834            530        3,981        4,511
  Centerstone Plaza, CA...........            (4)     6,066       24,265             88          6,077       24,342       30,419
  Woodlands Plaza, MO.............            (4)     1,107        4,426            143          1,114        4,562        5,676
  700 South Washington, VA........            (4)     1,974        7,894             53          1,981        7,940        9,921
  Riverview Office Tower, MN......            (4)     4,083       16,333            409          4,095       16,730       20,825
  Westford Corporate Center, MA...            (4)     2,078        8,310             68          2,091        8,365       10,456

             COLUMN A                 COLUMN F     COLUMN G    COLUMN H

                                                     (1)         LIFE
                                    ACCUMULATED      DATE     DEPRECIATED
           DESCRIPTION              DEPRECIATION   ACQUIRED      OVER
           -----------              ------------   --------   -----------
Office Properties:
  4500 Plaza, UT(8)...............    $ 2,629        3/86      1-30 yrs.
  Warner Village, CA..............        114       10/96      1-30 yrs.
  Globe Building, WA..............         86       10/96      1-30 yrs.
  One Professional Square, NE.....         67       10/96      1-30 yrs.
  Vintage Pointe, AZ..............        159       11/96      1-30 yrs.
  Tradewinds Financial, AZ........         62       11/96      1-30 yrs.
  Dallidet Center, CA.............        136       11/96      1-30 yrs.
  Hillcrest Office Plaza, CA......         74       11/96      1-30 yrs.
  Academy Prof. Center, CA........         49        4/97      1-30 yrs.
  University Tech Center, CA......        142        6/97      1-30 yrs.
  Montgomery Exec. Center, MD.....        135        9/97      1-30 yrs.
  Post Oak Place, TX..............         27        9/97      1-30 yrs.
  Gatehall, NJ....................        124        9/97      1-30 yrs.
  Buschwood III, FL...............         99        9/97      1-30 yrs.
  25 Independence Blvd., NJ.......        304        9/97      1-30 yrs.
  Morristown Medical Offices,
    NJ............................         31        9/97      1-30 yrs.
  Frontier Executive Quarters I,
    NJ............................        566        9/97      1-30 yrs.
  Frontier Executive Quarters II,
    NJ............................         85        9/97      1-30 yrs.
  Bridgewater Exec. Quarters,
    NJ............................        122        9/97      1-30 yrs.
  Citibank Park, NV...............        155        9/97      1-30 yrs.
  Temple Terrace, FL..............         58       12/97      1-30 yrs.
  Thousand Oaks, TN...............        336       12/97      1-30 yrs.
  Regency Westpointe, NE(8).......      1,491        6/87      5-30 yrs.
  Centerstone Plaza, CA...........        407        7/97      1-30 yrs.
  Woodlands Plaza, MO.............        183        4/97      1-30 yrs.
  700 South Washington, VA........        199        4/97      1-30 yrs.
  Riverview Office Tower, MN......        424        4/97      1-30 yrs.
  Westford Corporate Center, MA...        209        4/97      1-30 yrs.

                          GLENBOROUGH PROPERTIES, L.P.
      SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

             COLUMN A                 COLUMN B            COLUMN C              COLUMN D                   COLUMN E
                                                                                  COST
                                                                              CAPITALIZED
                                                                               (REDUCED)
                                                                             SUBSEQUENT TO
                                                       INITIAL COST TO       ACQUISITION(6)          GROSS AMOUNT CARRIED
                                                       PARTNERSHIP(1)         IMPROVEMENTS           AT DECEMBER 31, 1997
                                                   -----------------------   --------------   ----------------------------------
                                                               BUILDINGS                                  BUILDINGS
                                                                  AND                                        AND        (3)(10)
           DESCRIPTION              ENCUMBRANCES     LAND     IMPROVEMENTS    IMPROVEMENTS      LAND     IMPROVEMENTS    TOTAL
           -----------              ------------   --------   ------------   --------------   --------   ------------   --------
Office Properties continued:
  Bond Street, MI.................    $     --     $    716     $  2,147         $  189       $    716     $  2,336     $  3,052
  University Club Tower, MO.......          --        4,087       14,519          1,472          4,087       15,991       20,078
  Windsor Portfolio(7)............          --           --       13,036             --             --       13,036       13,036
                                      --------     --------     --------         ------       --------     --------     --------
        Office Total..............                   62,292      276,267          6,012         62,442      282,129      344,571
Office/Flex Properties:
  Park 100 -- Building 42,
    IN(8).........................          --          712        3,286           (560)           712        2,726        3,438
  Rancho Bernardo, CA.............          --          518        2,072             55            518        2,127        2,645
  Hoover Industrial, AZ...........          --          322        1,290             14            322        1,304        1,626
  Walnut Creek Industrial. TX.....       1,407          773        3,093              3            774        3,095        3,869
  Chatsworth Ind. Park, CA........         833          253        1,014             74            264        1,077        1,341
  Sandhill Industrial Park,
    CA(9).........................       1,753          563        2,254            104            584        2,337        2,921
  San Dimas Industrial Ctr.,
    CA(9).........................         591          237          947             49            246          987        1,233
  Glassell Industrial Center,
    CA............................       1,273          658        2,630            264            704        2,848        3,552
  Kraemer Industrial Park, CA.....       1,425          384        1,537             90            401        1,610        2,011
  Magnolia Industrial, AZ.........          --          310        1,241             58            322        1,287        1,609
  The Business Park, GA...........          --        1,478        5,912             52          1,485        5,957        7,442
  Newport Business Center, FL.....          --          651        2,604             31            654        2,632        3,286
  Oakbrook Corners, GA............          --        1,052        4,209             36          1,057        4,240        5,297
  Baseline Business Park, AZ......          --          882        3,527             27            886        3,550        4,436
  Cypress Creek Business Ctr.,
    FL............................          --          872        3,490             76            876        3,562        4,438
  Scripps Terrace, CA.............          --          676        2,685             15            678        2,698        3,376
  Riverview Industrial Park, MN...          --          837        3,348             19            841        3,363        4,204
  Winnetka Industrial Center,
    MN............................          --        1,184        4,737             27          1,190        4,758        5,948
  Kent Business Park, WA..........          --        1,206        4,822             46          1,211        4,863        6,074
  Valley Business Park, CO........          --        1,757        7,027             39          1,765        7,058        8,823
  Tierrasanta Research Park, CA...          --        1,297        5,189            249          1,303        5,432        6,735
  Germantown Business Center,
    MD............................          --        1,438        5,753             19          1,442        5,768        7,210
  Fox Hollow Business Quarters,
    NJ............................          --        1,572        2,358             10          1,576        2,364        3,940

             COLUMN A                 COLUMN F     COLUMN G    COLUMN H

                                                     (1)         LIFE
                                    ACCUMULATED      DATE     DEPRECIATED
           DESCRIPTION              DEPRECIATION   ACQUIRED      OVER
           -----------              ------------   --------   -----------
Office Properties continued:
  Bond Street, MI.................    $   106        9/96      1-40 yrs.
  University Club Tower, MO.......        731        7/96      1-40 yrs.
  Windsor Portfolio(7)............         --            (7)            (7)
                                      -------       -----      ---------
        Office Total..............      9,310
Office/Flex Properties:
  Park 100 -- Building 42,
    IN(8).........................        643       10/86      5-25 yrs.
  Rancho Bernardo, CA.............        109       10/96      1-30 yrs.
  Hoover Industrial, AZ...........         66       10/96      1-30 yrs.
  Walnut Creek Industrial. TX.....        155       10/96      1-30 yrs.
  Chatsworth Ind. Park, CA........         27        4/97      1-30 yrs.
  Sandhill Industrial Park,
    CA(9).........................         58        4/97      1-30 yrs.
  San Dimas Industrial Ctr.,
    CA(9).........................         25        4/97      1-30 yrs.
  Glassell Industrial Center,
    CA............................         71        4/97      1-30 yrs.
  Kraemer Industrial Park, CA.....         40        4/97      1-30 yrs.
  Magnolia Industrial, AZ.........         32        6/97      1-30 yrs.
  The Business Park, GA...........        100        9/97      1-30 yrs.
  Newport Business Center, FL.....         44        9/97      1-30 yrs.
  Oakbrook Corners, GA............         71        9/97      1-30 yrs.
  Baseline Business Park, AZ......         60        9/97      1-30 yrs.
  Cypress Creek Business Ctr.,
    FL............................         64        9/97      1-30 yrs.
  Scripps Terrace, CA.............         43        9/97      1-30 yrs.
  Riverview Industrial Park, MN...         56        9/97      1-30 yrs.
  Winnetka Industrial Center,
    MN............................         79        9/97      1-30 yrs.
  Kent Business Park, WA..........         82        9/97      1-30 yrs.
  Valley Business Park, CO........        117        9/97      1-30 yrs.
  Tierrasanta Research Park, CA...         98        9/97      1-30 yrs.
  Germantown Business Center,
    MD............................         96        9/97      1-30 yrs.
  Fox Hollow Business Quarters,
    NJ............................         39        9/97      1-30 yrs.

                          GLENBOROUGH PROPERTIES, L.P.
      SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

             COLUMN A                 COLUMN B            COLUMN C              COLUMN D                   COLUMN E
                                                                                  COST
                                                                              CAPITALIZED
                                                                               (REDUCED)
                                                                             SUBSEQUENT TO
                                                       INITIAL COST TO       ACQUISITION(6)          GROSS AMOUNT CARRIED
                                                       PARTNERSHIP(1)         IMPROVEMENTS           AT DECEMBER 31, 1997
                                                   -----------------------   --------------   ----------------------------------
                                                               BUILDINGS                                  BUILDINGS
                                                                  AND                                        AND        (3)(10)
           DESCRIPTION              ENCUMBRANCES     LAND     IMPROVEMENTS    IMPROVEMENTS      LAND     IMPROVEMENTS    TOTAL
           -----------              ------------   --------   ------------   --------------   --------   ------------   --------
Office/Flex Properties continued:
  Fairfield Business Quarters,
    NJ............................    $  2,903     $    816     $  3,479         $    3       $    817     $  3,481     $  4,298
  Columbia Warehouse, MD..........          --          391        1,565              7            393        1,570        1,963
  Palms Business Centre North,
    NV............................          --        2,483        7,067             35          2,492        7,093        9,585
  Palms Business Centre South,
    NV............................          --        4,119        9,610             51          4,134        9,646       13,780
  Palms Business Centre III, NV...          --        3,970       10,207             53          3,984       10,246       14,230
  Palms Business Centre IV, NV....          --          623        3,272             16            626        3,285        3,911
  Post Palms, NV..................          --        2,513        9,453             44          2,522        9,488       12,010
  Bryant Lake Business Center,
    MN............................          --        1,883        7,531            135          1,907        7,642        9,549
  ADS Alliance Data Systems, CO...          --        1,331        3,354             10          1,334        3,361        4,695
  Fingerhut Call Center Facility,
    FL............................          --        1,184        3,282              9          1,187        3,288        4,475
  PrimeCo Call Center Facility,
    FL............................          --          947        3,418             10            949        3,426        4,375
  Atlantic Tech @ Regency, FL.....          --        1,117        4,302             11          1,119        4,311        5,430
  Clark Avenue, PA................          --          646        2,584             14            649        2,595        3,244
  Dominguez Industrial, CA........          --          665        2,662            168            697        2,798        3,495
  Dunn Way Industrial, CA.........          --          400        1,601            166            427        1,740        2,167
  Monroe Industrial, CA...........         733          275        1,101             58            282        1,152        1,434
  Upland Industrial, CA...........          --          144          576             64            155          629          784
  Fisher-Pierce, MA...............            (4)       715        2,860             16            718        2,873        3,591
  Woodlands Tech Center, MO.......            (4)       943        3,773            138            949        3,905        4,854
  Lake Point Business Park, FL....            (4)     1,336        5,343             99          1,344        5,434        6,778
                                      --------     --------     --------         ------       --------     --------     --------
        Office/Flex Total.........                   46,133      162,065          1,904         46,496      163,606      210,102
Industrial Properties:
  Case Kansas City, KS(8).........          --          383        3,264         (1,397)           236        2,014        2,250
  Case Memphis, TN(8).............          --          305        2,583         (1,106)           187        1,595        1,782
  Park 100 -- Building 46,
    IN(8).........................          --           --           --            211             --          211          211
  Mercantile I, TX................          --          783        3,133            118            783        3,251        4,034
  Quaker Industrial, TX...........          --          103          412             40            103          452          555
  Pinewood Industrial, TX.........          --          144          577              6            144          583          727

             COLUMN A                 COLUMN F     COLUMN G    COLUMN H

                                                     (1)         LIFE
                                    ACCUMULATED      DATE     DEPRECIATED
           DESCRIPTION              DEPRECIATION   ACQUIRED      OVER
           -----------              ------------   --------   -----------
Office/Flex Properties continued:
  Fairfield Business Quarters,
    NJ............................    $    58        9/97      1-30 yrs.
  Columbia Warehouse, MD..........         13       10/97      1-30 yrs.
  Palms Business Centre North,
    NV............................         59       10/97      1-30 yrs.
  Palms Business Centre South,
    NV............................         80       10/97      1-30 yrs.
  Palms Business Centre III, NV...         85       10/97      1-30 yrs.
  Palms Business Centre IV, NV....         27       10/97      1-30 yrs.
  Post Palms, NV..................         79       10/97      1-30 yrs.
  Bryant Lake Business Center,
    MN............................         63       11/97      1-30 yrs.
  ADS Alliance Data Systems, CO...         28       12/97      1-30 yrs.
  Fingerhut Call Center Facility,
    FL............................         27       12/97      1-30 yrs.
  PrimeCo Call Center Facility,
    FL............................         29       12/97      1-30 yrs.
  Atlantic Tech @ Regency, FL.....         36       12/97      1-30 yrs.
  Clark Avenue, PA................         43        9/97      1-30 yrs.
  Dominguez Industrial, CA........         71        4/97      1-30 yrs.
  Dunn Way Industrial, CA.........         43        4/97      1-30 yrs.
  Monroe Industrial, CA...........         28        4/97      1-30 yrs.
  Upland Industrial, CA...........         16        4/97      1-30 yrs.
  Fisher-Pierce, MA...............         72        4/97      1-30 yrs.
  Woodlands Tech Center, MO.......        105        4/97      1-30 yrs.
  Lake Point Business Park, FL....        137        4/97      1-30 yrs.
                                      -------       -----      ---------
        Office/Flex Total.........      3,274
Industrial Properties:
  Case Kansas City, KS(8).........        558        3/84        50 yrs.
  Case Memphis, TN(8).............        442        3/84        50 yrs.
  Park 100 -- Building 46,
    IN(8).........................         94       10/86      5-25 yrs.
  Mercantile I, TX................        179       10/96      1-30 yrs.
  Quaker Industrial, TX...........         23       10/96      1-30 yrs.
  Pinewood Industrial, TX.........         30       10/96      1-30 yrs.

                          GLENBOROUGH PROPERTIES, L.P.
      SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

             COLUMN A                 COLUMN B            COLUMN C              COLUMN D                   COLUMN E
                                                                                  COST
                                                                              CAPITALIZED
                                                                               (REDUCED)
                                                                             SUBSEQUENT TO
                                                       INITIAL COST TO       ACQUISITION(6)          GROSS AMOUNT CARRIED
                                                       PARTNERSHIP(1)         IMPROVEMENTS           AT DECEMBER 31, 1997
                                                   -----------------------   --------------   ----------------------------------
                                                               BUILDINGS                                  BUILDINGS
                                                                  AND                                        AND        (3)(10)
           DESCRIPTION              ENCUMBRANCES     LAND     IMPROVEMENTS    IMPROVEMENTS      LAND     IMPROVEMENTS    TOTAL
           -----------              ------------   --------   ------------   --------------   --------   ------------   --------
Industrial Properties continued:
  Fifth Street, AZ................    $     --     $    630     $  2,522         $  135       $    654     $  2,633     $  3,287
  Airport Perimeter Bus. Park,
    GA............................          --          482        1,928             17            484        1,943        2,427
  Springdale Commerce Ctr., CA....          --        1,025        4,101             23          1,030        4,119        5,149
  Atlantic Industrial, GA.........          --          967        3,866             22            971        3,884        4,855
  Coronado Industrial, CA.........          --          708        2,831             16            711        2,844        3,555

             COLUMN A                 COLUMN F     COLUMN G    COLUMN H

                                                     (1)         LIFE
                                    ACCUMULATED      DATE     DEPRECIATED
           DESCRIPTION              DEPRECIATION   ACQUIRED      OVER
           -----------              ------------   --------   -----------
Industrial Properties continued:
  Fifth Street, AZ................    $    65        6/97      1-30 yrs.
  Airport Perimeter Bus. Park,
    GA............................         33        9/97      1-30 yrs.
  Springdale Commerce Ctr., CA....         69        9/97      1-30 yrs.
  Atlantic Industrial, GA.........         65        9/97      1-30 yrs.
  Coronado Industrial, CA.........         47        9/97      1-30 yrs.

Glenn Avenue Business Ctr., IL.               --        563          2,250               12        565          2,260      2,825
  Wood Dale Business Center, IL...          --          601        2,403             13            603        2,414        3,017
  Burnham Industrial Warehouse,
    FL............................          --          591        2,366             14            594        2,377        2,971
  Bonnie Lane Business Center,
    IL............................          --          735        2,938             16            738        2,951        3,689
  Jencraft Industrial, NJ.........          --        1,323        4,975             16          1,326        4,988        6,314
  Eatontown Industrial, NJ........          --          763        1,963              7            765        1,968        2,733
  E. Anaheim, CA..................          --        1,474        3,282             18          1,480        3,294        4,774
  Fairmont Commerce Center, AZ....          --          732        2,928             14            735        2,939        3,674
  Benicia Industrial Park,
    CA(8).........................            (5)     1,037        4,787             66            978        4,912        5,890
  Navistar Int'l -- W. Chicago,
    IL(8).........................            (5)     1,289       10,941         (4,618)           793        6,819        7,612
  Navistar Int'l -- Baltimore,
    MD(8).........................            (5)       577        4,911         (2,100)           356        3,032        3,388
  Belshaw Industrial, CA(9).......         530          103          520             46            134          535          669
  Southworth-Milton, MA...........            (4)     1,913        7,652             43          1,922        7,686        9,608
  Skypark, CA(9)..................       7,428        3,899       17,802             --          3,899       17,802       21,701
  Sea Tac II, WA(2)(8)............          --          712        1,474           (178)           712        1,296        2,008
                                      --------     --------     --------         ------       --------     --------     --------
        Industrial Total..........                   21,842       96,409         (8,546)        20,903       88,802      109,705
Retail Properties:
  Auburn North, WA................          --        1,099        4,397            162          1,099        4,559        5,658
  Piedmont Plaza, FL..............          --        1,308        5,233             43          1,317        5,267        6,584
  River Run Shopping Ctr., FL.....          --        1,422        5,687             41          1,428        5,722        7,150
  Goshen Plaza, MD................          --          989        3,958             22            994        3,975        4,969
  Westbrook Commons, IL...........          --        3,053       12,213             68          3,067       12,267       15,334
  Sonora Plaza, CA................       4,965        1,945        7,781             18          1,947        7,797        9,744

Glenn Avenue Business Ctr., IL.               38       9/97     1-30 yrs.
  Wood Dale Business Center, IL...         40        9/97      1-30 yrs.
  Burnham Industrial Warehouse,
    FL............................         40        9/97      1-30 yrs.
  Bonnie Lane Business Center,
    IL............................         49        9/97      1-30 yrs.
  Jencraft Industrial, NJ.........         83        9/97      1-30 yrs.
  Eatontown Industrial, NJ........         33        9/97      1-30 yrs.
  E. Anaheim, CA..................         27       10/97      1-30 yrs.
  Fairmont Commerce Center, AZ....         24       10/97      1-30 yrs.
  Benicia Industrial Park,
    CA(8).........................      1,866        7/86      5-30 yrs.
  Navistar Int'l -- W. Chicago,
    IL(8).........................      1,892        3/84        50 yrs.
  Navistar Int'l -- Baltimore,
    MD(8).........................        839        3/84        50 yrs.
  Belshaw Industrial, CA(9).......         13        4/97      1-30 yrs.
  Southworth-Milton, MA...........        192        4/97      1-30 yrs.
  Skypark, CA(9)..................        443       12/97        30 yrs.
  Sea Tac II, WA(2)(8)............        319        2/86      5-25 yrs.
                                      -------       -----      ---------
        Industrial Total..........      7,503
Retail Properties:
  Auburn North, WA................        229       10/96      1-30 yrs.
  Piedmont Plaza, FL..............        132        4/97      1-30 yrs.
  River Run Shopping Ctr., FL.....         95        9/97      1-30 yrs.
  Goshen Plaza, MD................         66        9/97      1-30 yrs.
  Westbrook Commons, IL...........        204        9/97      1-30 yrs.
  Sonora Plaza, CA................        390       11/96      1-30 yrs.

                          GLENBOROUGH PROPERTIES, L.P.
      SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

             COLUMN A                 COLUMN B            COLUMN C              COLUMN D                   COLUMN E
                                                                                  COST
                                                                              CAPITALIZED
                                                                               (REDUCED)
                                                                             SUBSEQUENT TO
                                                       INITIAL COST TO       ACQUISITION(6)          GROSS AMOUNT CARRIED
                                                       PARTNERSHIP(1)         IMPROVEMENTS           AT DECEMBER 31, 1997
                                                   -----------------------   --------------   ----------------------------------
                                                               BUILDINGS                                  BUILDINGS
                                                                  AND                                        AND        (3)(10)
           DESCRIPTION              ENCUMBRANCES     LAND     IMPROVEMENTS    IMPROVEMENTS      LAND     IMPROVEMENTS    TOTAL
           -----------              ------------   --------   ------------   --------------   --------   ------------   --------
Retail Properties continued:
  Shannon Crossing, GA(8).........    $       (5)  $  2,488     $  2,075         $  360       $  2,488     $  2,435     $  4,923
  Westwood Plaza, FL(8)...........            (5)     2,599        5,110            563          2,599        5,673        8,272
  Park Center, CA(2)(8)...........          --        1,748        3,296           (544)         1,748        2,752        4,500
                                      --------     --------     --------         ------       --------     --------     --------
        Retail Total..............                   16,651       49,750            733         16,687       50,447       67,134
Multi-family Properties:
  Summer Breeze, CA(8)(9).........       2,578        1,857        2,138            217          1,857        2,355        4,212
  Sahara Gardens, NV..............          --        1,871        7,500            215          1,872        7,714        9,586
  Sharonridge I & II, NC..........       1,756          518        2,071             24            542        2,071        2,613
  Wendover Glen, NC...............       2,497          586        2,346             27            613        2,346        2,959
  The Oaks, NC....................       2,341          662        2,649             31            693        2,649        3,342
  The Landing on Farmhurst, NC....       3,131          826        3,306             39            865        3,306        4,171
  The Courtyard, NC...............       1,595          431        1,723             20            451        1,723        2,174
  Sabal Point I, II & III, NC.....          --        3,650       14,602            169          3,819       14,602       18,421
  Willow Glen, NC.................       2,412          809        3,236             37            846        3,236        4,082
  Arrowood Crossing I & II, NC....       6,504        1,805        7,222             83          1,888        7,222        9,110
  The Chase (Commonwealth), NC....       3,190          771        3,083             35            806        3,083        3,889
  The Chase (Monroe), NC..........          --        1,015        4,062             47          1,062        4,062        5,124
  Villas de Mission, NV...........       7,220        1,924        7,695             99          1,924        7,794        9,718
  Overlook, AZ....................            (4)     2,259        9,036            104          2,274        9,125       11,399
                                      --------     --------     --------         ------       --------     --------     --------
        Multi-family Total........                   18,984       70,669          1,147         19,512       71,288       90,800
Hotel Properties:
  Country Inn by Carlson:
    San Antonio, TX (9)...........          --          784        2,032             99            785        2,130        2,915
  Country Inn & Suites by Carlson:
    Scottsdale, AZ................       4,457           --       12,059             61             --       12,120       12,120

             COLUMN A                 COLUMN F     COLUMN G    COLUMN H

                                                     (1)         LIFE
                                    ACCUMULATED      DATE     DEPRECIATED
           DESCRIPTION              DEPRECIATION   ACQUIRED      OVER
           -----------              ------------   --------   -----------
Retail Properties continued:
  Shannon Crossing, GA(8).........    $ 1,581       10/88      3-14 yrs.
  Westwood Plaza, FL(8)...........      2,523        1/88      3-23 yrs.
  Park Center, CA(2)(8)...........        625        9/86      5-25 yrs.
                                      -------       -----      ---------
        Retail Total..............      5,845
Multi-family Properties:
  Summer Breeze, CA(8)(9).........        407        1/95      3-18 yrs.
  Sahara Gardens, NV..............        385       10/96      1-30 yrs.
  Sharonridge I & II, NC..........         17       12/97      1-30 yrs.
  Wendover Glen, NC...............         20       12/97      1-30 yrs.
  The Oaks, NC....................         22       12/97      1-30 yrs.
  The Landing on Farmhurst, NC....         28       12/97      1-30 yrs.
  The Courtyard, NC...............         14       12/97      1-30 yrs.
  Sabal Point I, II & III, NC.....        122       12/97      1-30 yrs.
  Willow Glen, NC.................         27       12/97      1-30 yrs.
  Arrowood Crossing I & II, NC....         60       12/97      1-30 yrs.
  The Chase (Commonwealth), NC....         26       12/97      1-30 yrs.
  The Chase (Monroe), NC..........         34       12/97      1-30 yrs.
  Villas de Mission, NV...........        390       10/96      1-30 yrs.
  Overlook, AZ....................        228        4/97      1-30 yrs.
                                      -------       -----      ---------
        Multi-family Total........      1,780
Hotel Properties:
  Country Inn by Carlson:
    San Antonio, TX (9)...........        126        8/96      3-30 yrs.
  Country Inn & Suites by Carlson:
    Scottsdale, AZ................        594        2/97      3-30 yrs.

                          GLENBOROUGH PROPERTIES, L.P.
      SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

             COLUMN A                 COLUMN B            COLUMN C              COLUMN D                   COLUMN E
                                                                                  COST
                                                                              CAPITALIZED
                                                                               (REDUCED)
                                                                             SUBSEQUENT TO
                                                       INITIAL COST TO       ACQUISITION(6)          GROSS AMOUNT CARRIED
                                                       PARTNERSHIP(1)         IMPROVEMENTS           AT DECEMBER 31, 1997
                                                   -----------------------   --------------   ----------------------------------
                                                               BUILDINGS                                  BUILDINGS
                                                                  AND                                        AND        (3)(10)
           DESCRIPTION              ENCUMBRANCES     LAND     IMPROVEMENTS    IMPROVEMENTS      LAND     IMPROVEMENTS    TOTAL
           -----------              ------------   --------   ------------   --------------   --------   ------------   --------
Hotel Properties continued:
  Country Suites by Carlson:
    Arlington, TX (8).............            (5)     1,527        5,346          1,336          1,610        6,599        8,209
    Irving, TX(2)(8) (9)..........          --          972        3,850         (1,027)           954        2,841        3,795
    Ontario, CA (8)...............            (5)     1,224        5,576            367          1,145        6,022        7,167
    Tucson, AZ (8)................            (5)     1,048        7,600          1,265          1,093        8,820        9,913
                                      --------     --------     --------         ------       --------     --------     --------
        Hotel Total...............                    5,555       36,463          2,101          5,587       38,532       44,119
                                      --------     --------     --------         ------       --------     --------     --------
        Combined Total............    $228,299     $171,457     $691,623         $3,351       $171,627     $694,804     $866,431
                                      ========     ========     ========         ======       ========     ========     ========

             COLUMN A                 COLUMN F     COLUMN G    COLUMN H

                                                     (1)         LIFE
                                    ACCUMULATED      DATE     DEPRECIATED
           DESCRIPTION              DEPRECIATION   ACQUIRED      OVER
           -----------              ------------   --------   -----------
Hotel Properties continued:
  Country Suites by Carlson:
    Arlington, TX (8).............      3,751       12/86      7-25 yrs.
    Irving, TX(2)(8) (9)..........        798       10/86      5-25 yrs.
    Ontario, CA (8)...............      3,260       11/86      5-30 yrs.
    Tucson, AZ (8)................      4,972       12/86      7-25 yrs.
                                      -------       -----      ---------
        Hotel Total...............     13,501
                                      -------       -----      ---------
        Combined Total............    $41,213
                                      =======       =====      =========

---------------
 (1) Initial cost and date acquired by GRT Predecessor Entities, where applicable.

 (2) The Operating Partnership holds a participating first mortgage interest in the property. In accordance with GAAP, the Operating Partnership is accounting for the property as though it holds fee title.

 (3) The aggregate cost for Federal income tax purposes is $711,995.

 (4) Pledged as security for Wells Fargo Bank Secured Loan -- $59,724.

 (5) Pledged as security for loan with an investment bank -- $19,444.

 (6) Bracketed amounts represent reductions to carrying value in prior years.

 (7) Initial Cost represents escrow deposit related to the acquisition of the Windsor Portfolio which occurred in January 1998 (see Note 3).

 (8) Initial Cost represents original book value carried forward from the financial statements of the GRT Predecessor Entities.

 (9) This property was sold in 1998.

(10) In aggregate, approximately $931,300 of real estate has been acquired during the six months ended June 30, 1998.

                          GLENBOROUGH PROPERTIES, L.P.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

     Reconciliation of gross amount at which real estate was carried for the years ended December 31:

                                                               1997        1996        1995
                                                             --------    --------    --------
Investments in real estate:
  Balance at beginning of year.............................  $190,729    $102,451    $ 83,449
     Additions during year:
       Property acquisitions...............................   687,523      89,653      17,151
       Improvements........................................     2,691       1,572       1,851
     Retirements/sales.....................................   (14,512)     (2,947)         --
                                                             --------    --------    --------
  Balance at end of year...................................  $866,431    $190,729    $102,451
                                                             ========    ========    ========
Accumulated Depreciation:
  Balance at beginning of year.............................  $ 28,784    $ 24,877    $ 19,455
     Additions during year:
       Depreciation........................................    14,496       4,305       2,254
       Acquisitions........................................       443          --       3,168
  Retirements/sales........................................    (2,510)       (398)         --
                                                             --------    --------    --------
  Balance at end of year...................................  $ 41,213    $ 28,784    $ 24,877
                                                             ========    ========    ========

                          GLENBOROUGH PROPERTIES, L.P.
        SCHEDULE IV -- MORTGAGE LOANS RECEIVABLE, SECURED BY REAL ESTATE

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

         COLUMN A            COLUMN B      COLUMN C             COLUMN D              COLUMN E     COLUMN F   COLUMN G

   DESCRIPTION OF LOAN        CURRENT      MATURITY             PERIODIC                             FACE     CARRYING
  AND SECURING PROPERTY    INTEREST RATE     DATE            PAYMENT TERMS           PRIOR LIENS    AMOUNT     AMOUNT
  ----------------------   -------------   --------  ------------------------------  -----------   --------   --------
  First Mortgage Loan         9%             6/1/01  Monthly interest and principal     None           553        507
    Industrial property,                             payments, based on a thirty
    Los Angeles, CA                                  year amortization
  First Mortgage Loan        11%           11/19/99  Monthly interest only payments     None         3,850      3,185(1)
    Medical building                                 commencing January 1, 1997
    Phoenix, AZ                                      Principal due upon maturity
                                                                                                    $4,403     $3,692
                                                                                                    ======     ======

         COLUMN A               COLUMN H
                            PRINCIPAL AMOUNT
                            OF LOANS SUBJECT
   DESCRIPTION OF LOAN        TO DELINQUENT
  AND SECURING PROPERTY   PRINCIPAL OR INTEREST
  ----------------------  ---------------------
  First Mortgage Loan             None
    Industrial property,
    Los Angeles, CA
  First Mortgage Loan             None
    Medical building
    Phoenix, AZ

---------------
(1) The loan amount is $3,850,000, of which $2,694,000 was initially disbursed to the borrower and $906,000 was held by the Operating Partnership as leasing and interest reserves. In 1997, $491,000 of the leasing and interest reserves were drawn by the borrower.

                          GLENBOROUGH PROPERTIES, L.P.
        SCHEDULE IV -- MORTGAGE LOANS RECEIVABLE, SECURED BY REAL ESTATE

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

     The following is a summary of changes in the carrying amount of mortgage loans for the years ended December 31, 1997, 1996 and 1995 (in thousands):

                                                               1997       1996       1995
                                                              -------    ------    --------
Balance at beginning of year................................  $ 9,905    $7,465    $ 19,953
Additions during year:
  New mortgage loans........................................      491     2,694           7
Deductions during year:
  Loss provision............................................       --        --        (863)
  Collections of principal..................................   (6,704)     (254)    (11,632)
                                                              -------    ------    --------
Balance at end of year......................................  $ 3,692    $9,905    $  7,465
                                                              =======    ======    ========

---------------------------------------------------------
---------------------------------------------------------

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE OPERATING PARTNERSHIP. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE OPERATING PARTNERSHIP SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

     UNTIL DECEMBER 24, 1999 (ONE YEAR AFTER THE DATE OF THIS EXCHANGE OFFER) ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.
     ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUEST FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                          CHASE MANHATTAN BANK & TRUST
                          COMPANY NATIONAL ASSOCIATION
                              C/O CHASE BANK TEXAS
                                  1 MAIN PLACE
                                1201 MAIN STREET
                              DALLAS, TEXAS 75202
                               ATTN: FRANK IVINS

                            FACSIMILE TRANSMISSIONS
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (214) 672-5932
                            ------------------------
                            TO CONFIRM BY TELEPHONE
                            OR FOR INFORMATION CALL:
                                 (214) 672-5678
                            ------------------------
     (ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT COURIER, OR REGISTERED OR CERTIFIED MAIL.)

---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                           7 5/8% SERIES A REDEEMABLE
                                 NOTES DUE 2005
                        ($150,000,000 PRINCIPAL AMOUNT)
                                      FOR
                           7 5/8% SERIES B REDEEMABLE
                                 NOTES DUE 2005

                          GLENBOROUGH PROPERTIES, L.P.
                          ---------------------------
                                   PROSPECTUS
                          ---------------------------
                            DATED NOVEMBER 12, 1998
---------------------------------------------------------
---------------------------------------------------------